As filed with the Securities and Exchange Commission on October 30, 2007
Registration No. 333-145950

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-4/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MVP NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	7372	94-1713830
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

110 North Jefferson Avenue
St. Louis, Missouri 63103
Telephone:  (314) 241-0070
(Address including zip code and telephone number, including area code of registrant's principal executive offices)

Paul A. Schneider
110 North Jefferson Avenue
St. Louis, Missouri 63103   Telephone:  (314) 241-0070
(Name, address, including zip code and telephone number including area code, of agent for service)

Copies to:
Robert N. Wilkinson, Esq.
60 East South Temple, Suite 1200
Salt Lake City, Utah 84111
(801) 533-9645

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective (but no sooner than 20 business days after such effectiveness) and all other conditions to the Agreement and Plan of Reorganization dated as of November 22, 2006 described in the enclosed Prospectus have been satisfied or waived.  No meeting of stockholders will be held with respect to the Merger.  Corporate action is being taken with the written consent of the majority of stockholders.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  [____]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [___]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Par value $0.001	371,564,544 shares	$0.013	$4,830,339.07	$148.29

(1)    The Registration Statement covers the maximum number of shares of MVP Network, Inc. common stock that are expected to be issued in connection with the transactions described herein.  Since there is no market for the registrant’s shares or the shares of MVP Online Games being exchanged, the filing fee has been calculated under Rule 457(f)(2) using the $0.013 book value per share of the registrant’s common stock as of June 30, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENTS SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this information statement/prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This information statement/prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.  Any representation to the contrary is a criminal offense.

Subject to completion, dated November ___, 2007.

MVP NETWORK, INC.

We are not asking you for a proxy and you are requested not to send us a proxy.

Dear Stockholders:

I am pleased to inform you that after careful consideration, the board of directors of MVP Network, Inc. ("MVP Network”) and the Board of Directors of MVP Network Online Games, Inc. (“MVP Online Games”) have approved an Agreement and Plan of Reorganization dated as of November 22, 2006 (the “Merger Agreement”), under which MVP Network’s newly created, wholly-owned subsidiary, MVP Merger Corp., shall be merged with and into MVP Online Games with MVP Online Games being the surviving entity (the “Merger”).  As a result of the Merger, MVP Online Games will become a wholly-owned subsidiary of MVP Network.  A copy of the Merger Agreement is included as Annex A to this information statement/prospectus. The Merger has been adopted by the requisite vote of stockholders of MVP Network and the stockholders of MVP Online Games, acting by written consent, as described below. Accordingly, your vote on the Merger is not being solicited.

MVP Network and MVP Online Games are related companies that have the same officers and directors and some common principal shareholders.

MVP Network’s common stock is presently not traded, although MVP Network is seeking to have its common stock traded on the OTC Bulletin Board.  No assurance can be given that MVP Network will be successful in its efforts to have its common stock traded on the OTC Bulletin Board

This information statement/prospectus contains detailed information about the Merger and related matters. We encourage you to review this document carefully, including the matters referred to under “Risk Factors” starting on page 19.

Under the terms of the Nevada Revised Statutes, the requisite number of stockholders of MVP Network and the requisite number of stockholders of MVP Online Games have acted by written consent to approve and adopt the Merger.  Each of the foregoing written consent actions became effective on September 5, 2007.  We will not actually consummate the Merger until a minimum of 20 days after this information statement/prospectus is sent to our stockholders. Your approval of the Merger is not required and we are not requesting you to vote on these matters.  Under applicable Securities and Exchange Commission rules, MVP Network may first take corporate action in accordance with the stockholder approval of the Merger by written consent 20 days after this information statement/prospectus is first mailed to stockholders.  This letter and the remainder of this information statement/prospectus constitutes notice of the actions taken that we are required to provide under the Nevada Revised Statutes to the stockholders who did not execute these written consents.

On Behalf of the Board of Directors,

/s/Paul A. Schneider

Paul A. Schneider,
President and Chief Executive Officer

Prospectus dated November ___, 2007
First mailed to stockholders on or about November ___, 2007

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this information statement/prospectus.  Any representation to the contrary is a criminal offense.

THE MERGER AGREEMENT	34
The Merger	34
Completion and Effectiveness of the Merger	34
Conversion of Securities	34
Treatment of MVP Online Games Stock Options	34
Treatment of MVP Online Games Restricted Stock	34
Fractional Shares	36
Exchange Procedures	36
Distributions with Respect to Unexchanged Shares	36
Lost, Stolen and Destroyed Certificates	36
Dissenters’ Rights	37
Representations and Warranties	37
MVP Online Games’ and MVP Network’s Conduct of Business before Completion of the Merger	38
Conditions Precedent to Obligations of MVP Online Games to Complete the Merger	39
Conditions Precedent to Obligations of MVP Network to Complete the Merger	40
Termination of Merger Agreement	40
MATERIAL CONTRACTS BETWEEN THE COMPANIES	42
INFORMATION ABOUT MVP NETWORK	42
FINANCIAL STATEMENTS OF MVP NETWORK	55
INFORMATION ABOUT MVP ONLINE GAMES	71
FINANCIAL STATEMENTS OF MVP ONLINE GAMES	80
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA	100
COMPARISON OF STOCKHOLDER RIGHTS	103
LEGAL MATTERS	113
EXPERTS	113
WHERE YOU CAN FIND MORE INFORMATION	113

Annexes
Annex A – Agreement and Plan of Reorganization
Annex B – Sections 92A.300 to 92A.500 of the Nevada Revised Statutes
Annex C – Form of Dissenter’s Appraisal Notice

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following are some questions that you, as a stockholder of MVP Network or MVP Online Games, may have regarding the Merger and brief answers to those questions. We urge you to read carefully the remainder of this information statement/prospectus because the information in this section may not provide all the information that might be important to you with respect to the Merger.  Additional important information is also contained in the annexes to  this information statement/prospectus.

Q:           Why am I receiving this information statement/prospectus?

A:
MVP Network has agreed to acquire Online Games under the terms of the Merger Agreement that is described in this information statement/prospectus. Please see "The Merger Agreement" beginning on page 34 of this information statement/prospectus. A copy of the Merger Agreement is attached to this information statement/prospectus as Annex A.

Under applicable Securities and Exchange Commission rules, MVP Network may first take corporate action in accordance with the stockholder approval of the Merger by written consent 20 days after this information statement/prospectus is first mailed to stockholders.  This letter and the remainder of this information statement/prospectus constitutes notice of the actions taken that we are required to provide under the Nevada Revised Statutes to the stockholders who did not execute these written consents.

In order to complete the Merger, all conditions to the Merger must be satisfied or waived.  The Merger Agreement provides that the Merger Agreement may be terminated, and consequently the Merger abandoned, if MVP Online Games Shareholders who collectively hold more than three percent (3.0%) of all issued and outstanding shares of MVP Online Games common stock perfect their dissenter rights under the Nevada Revised Statutes and demand to be paid for their dissenting shares.

This information statement/prospectus contains important information about the Merger, the Merger Agreement and the right of MVP Online Games shareholders to perfect their dissenters’ rights, and you should read this information statement/prospectus carefully.

Q:           Why are MVP Network and MVP Online Games proposing the Merger?

A:
MVP Network is a publicly held company.  By acquiring MVP Online Games, and issuing registered shares of MVP Network common stock to the shareholders of MVP Online Games in the Merger, shareholders of MVP Online Games may have a public market for the sale of the MVP Network shares that they receive in the Merger.  MVP Network will gain an important operating subsidiary as a result of the Merger.  The Boards of Directors of the two companies also believe that the combined financial strength of the two companies will be a benefit to both companies.  MVP Network and MVP Online Games believe that combining their strengths is in the best interests of each company and its stockholders.

Q:           What will happen in the Merger?

A:
Pursuant to the terms of the Merger Agreement, MVP Merger Corp., a wholly owned subsidiary of MVP Network, will merge with and into MVP Online Games, and MVP Online Games will survive and continue as a wholly owned subsidiary of MVP Network.

Q:           What consideration will MVP Online Games stockholders receive in the Merger?

A:
MVP Online Games stockholders will receive four (4.0) shares of MVP Network common stock for each share of MVP Online Games common stock they own. We call this number the exchange ratio. Each MVP Online Games stockholder will receive one whole share for any fractional share of MVP Network common stock that such stockholder would be entitled to receive in the Merger after aggregating all fractional shares to be received by such stockholder.

Q:           When do MVP Network and MVP Online Games expect the Merger to be completed?

A:
MVP Network and MVP Online Games are working to complete the Merger as quickly as practicable and currently expect that the Merger could be completed approximately 20 to 30 days after the mailing of this information statement/prospectus. However, we cannot predict the exact timing of the completion of the Merger because it is subject to various conditions.

Q:           What are the United States federal income tax consequences of the Merger?

A:
We expect the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Internal Revenue Code. If the Merger qualifies as a reorganization, MVP Online Games stockholders generally will not recognize any gain or loss upon the receipt of MVP Network common stock in exchange for MVP Online Games common stock in connection with the Merger.

MVP Online Games stockholders are urged to read the discussion in the section entitled "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 30 of this information statement/prospectus and to consult their tax advisors as to the United States federal income tax consequences of the Merger, as well as the effects of state, local and foreign tax laws.

Q:           Why are you not soliciting my vote?

A:
Approval of the principal terms of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of MVP Network common stock and the affirmative vote of the holders of a majority of the outstanding shares of MVP Online Games common stock.  Both of these stockholder approvals have been obtained through written consents signed by the holders of a majority of the outstanding shares of common stock by both companies.

Under applicable Securities and Exchange Commission rules, MVP Network may first take corporate action in accordance with the stockholder approval of the Merger by written consent 20 days after this information statement/prospectus is first mailed to stockholders.  This letter and the remainder of this information statement/prospectus constitutes notice of the actions taken that we are required to provide under the Nevada Revised Statutes to the stockholders who did not execute these written consents.

Q:	Are there any risks related to the Merger or any risks related to owning MVP Network or MVP Online Games common stock?

A:	Yes. You should carefully review the section entitled "Risk Factors" beginning on page 19 of this information statement/prospectus.

Q:           Am I entitled to dissenters' rights?

A:
MVP Network stockholders are not entitled to dissenters’ rights.  If you are an MVP Online Games stockholder who did not execute the written consent resolution approving the Merger, under Nevada law, you have the right to dissent from the Merger and obtain payment in cash for the fair value of your shares of MVP Online Games common stock rather than receive shares of MVP Network common stock.  If you wish to dissent to the Merger, you must deliver to MVP Online Games, on or before _______ ___, 2007, a written demand for appraisal of your shares.

As discussed under the heading "Appraisal Rights of Dissenting Stockholders of MVP Online Games", any MVP Online Games stockholder who opposes the Merger and who did not execute the written consent resolution approving the Merger may exercise dissent and appraisal rights under the Nevada Revised Statutes.  The Merger contemplated hereby has been submitted to the stockholders for approval by written consent.  The Merger has been approved by a majority of both companies’ stockholders.  If an MVP Online Games stockholder wishes to exercise dissent and appraisal rights, the stockholder must send to MVP Online Games a written notice demanding payment, and deposit the stockholder's share certificates of MVP Online Games with MVP Online Games at 110 North Jefferson Avenue, St. Louis, Missouri 63103. The procedure for dissent and appraisal is described in NRS 92A.300 to NRS 92A.500 of the Nevada Revised Statutes, which are attached as Annex B to this information statement/prospectus.  We require strict adherence to the procedures set forth therein, and failure to do so may result in the loss of all dissenters’ appraisal rights.  Accordingly, each MVP Online Games stockholder who might desire to exercise dissenter’s appraisal rights should carefully consider and comply with the provisions of those sections and consult his or her legal advisor.  A form of Dissenter's Appraisal Notice is attached as Annex C to this information statement/prospectus.

Be aware that if holders of more than three percent (3.0%) of all issued and outstanding shares of MVP Online Games common stock perfect their dissenter rights under the Nevada Revised Statutes and demand to be paid for their dissenting shares, then the Merger Agreement may be terminated, and the Merger abandoned.  Should this Merger be abandoned, then no cash will be paid to those who seek to perfect their dissenters’ rights.

Q:           Do I need to send in my MVP Online Games stock certificates now?

A:
No. You should not send in your MVP Online Games stock certificates now. Following the Merger, a letter of transmittal will be sent to MVP Online Games stockholders informing them where to deliver their MVP Online Games stock certificates in order to receive shares of MVP Network common stock. You should not send in your MVP Online Games common stock certificates prior to receiving this letter of transmittal.

Q:           Who can help answer my questions?

A:	If you have any questions about the Merger, or if you need additional copies of this informational statement/prospectus, you should contact:

MVP Network, Inc. or
MVP Network Online Games, Inc.
Attention: Timothy R. Smith, Vice President
110 North Jefferson Avenue
St. Louis, Missouri 63103
(314) 241-0070

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

SUMMARY

The following is a summary that highlights information contained in this information statement/prospectus. This summary may not contain all of the information that may be important to you. For a more complete description of the Merger Agreement and the Merger contemplated by the Merger Agreement, we encourage you to read carefully this entire information statement/prospectus, including the attached annexes.

The Companies

MVP Network, Inc.
110 North Jefferson Avenue
St. Louis, Missouri 63103
(314) 241-0070

MVP Network. is a Nevada corporation that recently entered into two License of Rights in Software Program agreements with MVP Online Games to reproduce, publicly display, market, sell, distribute and otherwise exploit , throughout the world, the Golden Fairway Golf and Redline Thunder online computer  games developed by MVP Online Games, through December 31, 2008.  MVP Network has engaged in various types of businesses over the years.  In March 1999, MVP Network sold its interest in Oasis Transportation and Marketing Corporation, and discontinued its operations.  From that time until November 22, 2006 when it executed the Merger Agreement with MVP Online Games, MVP Network was an inactive blind pool/blank check company with no specific business other than to search for a business or company to merge with or acquire.  MVP Network also acquired certain license rights from MVP Online Games on June 25, 2007.  However, the granting of the license rights was not part of the overall transaction that will lead to the Merger, since the parties propose to complete the Merger regardless of the granting of the license rights.

MVP Network Online Games, Inc.
110 North Jefferson Avenue
St. Louis, Missouri 63103
(314) 241-0070

MVP Online Games is a Nevada corporation formed in August 2004, that develops and distributes multiplayer online computer sports games.  In September 2006, MVP Online Games acquired Online Exchange, Inc. and MVP Network, LLC, two related party companies that had been engaged in the development of multi-player online computer games since 1994 and 2000, respectively.  MVP Online Games owns multiple websites featuring online computer golf games and stock car racing games. The games allow customers on the Internet to play online golf against other customers around the world for cash and prizes.  The company’s 3-Dimensional interactive technology gives game players real competition in live online tournaments.  MVP Online Games has developed proprietary in-game voice communications with voice-over IP technology which allows game players to talk to other players around the world while they play.  All MVP Online Games feature real world physics to add to the excitement of playing.

MVP has recently completed development and launched a new multi-player golf game at http://GoldenFairway.com and http:RedlineThunder.com.  In addition, MVP Online Games is developing a multi-player soccer game due to be released in early 2008.  MVP Online Games has also developed games that can be played on cellular telephones for mobile game players.  These games as well as newer versions of the golf and racing computer games help expand the number of game players that pay for and play MVP Online computer games.

The Merger
(see page 34)

MVP Network and MVP Online Games agreed to the acquisition of MVP Online Games by MVP Network under the terms of the Merger Agreement that is described in this information statement/prospectus. Pursuant to the Merger Agreement, MVP Merger Corp., a wholly owned subsidiary of MVP Network, will merge with and into MVP Online Games, with MVP Online Games surviving the Merger and continuing as a wholly owned subsidiary of MVP Network. Throughout this information statement/prospectus, we refer to MVP Network’s acquisition of MVP Online Games pursuant to the Merger Agreement as the Merger. We have attached the Merger Agreement as Annex A to this information statement/prospectus. We encourage you to read carefully the Merger Agreement in its entirety because it is the legal document that governs the Merger.

Merger Consideration

MVP Online Games stockholders will receive four (4.0) shares of MVP Network common stock, referred to as the exchange ratio, for each share of MVP Online Games common stock they own. As a result, MVP Network expects to issue approximately 371,564,544 shares of MVP Network common stock in the Merger (less 39,576,168 shares to be canceled by Paul A. Schneider) based on the number of shares of MVP Online Games common stock outstanding on June 30, 2007. The stock to be issued to MVP Online Games stockholders by MVP Network is referred to as the merger consideration. There are no outstanding options to acquire shares of MVP Online Games common stock, so there is no need for MVP Network to assume such options in the Merger.

For a full description of the Merger consideration, see "The Merger Agreement—Conversion of Securities" beginning on page 35 of this information statement/prospectus.

Fractional Shares

MVP Network will not issue fractional shares of MVP Network common stock in the Merger. As a result, Online Games stockholders will receive one whole share of MVP Network common stock for any fractional share of MVP Network common stock that they would otherwise be entitled to receive in the Merger.

For a full description of the treatment of fractional shares, see "The Merger Agreement—Fractional Shares" beginning on page 36 of this information statement/prospectus.

Risk Factors

(see page 19)

In evaluating the Merger, you should carefully read this information statement/prospectus and especially consider the factors discussed in the section entitled "Risk Factors" beginning on page 19 of this information statement/prospectus.  Many important risk factors relating to the Merger, MVP Network and MVP Online Games have been included beginning at page 19, including but not limited to:

•	MVP Network shares are considered Penny Stock and are subject to the Penny Stock rules, which may adversely affect your ability to sell your MVP Network shares;
•	Substantial sales of MVP Network common stock could cause our stock price to fall;
•
MVP Network’s stock price may fluctuate significantly in any market that develops, and stockholders who buy or sell MVP Network common stock  may lose all or part of the value of their investment, depending on the price of MVP Network common stock from time to time;

•	Because MVP Network does not intend to pay dividends on its common stock, you will benefit from an investment in MVP Network common stock only if it appreciates in value;

•	MVP Network’s business could be negatively affected by the loss of key personnel or its inability to hire qualified personnel;
•	MVP Network needs additional capital to continue to operate its business;
•
MVP Online Games has a limited operating history and a history of losses.  MVP Online Games expects future losses, and there can be no assurance that MVP Online Games will achieve and sustain profitability, which makes its ability to continue as a going concern questionable;

•	MVP Online Games needs additional capital to continue to operate its business;
•
MVP Online Games’ business has substantial indebtedness, which could, among other things, make it more difficult for MVP Online Games to satisfy its debt obligations, require MVP Online Games to use a large portion of its cash flow from operations to repay and service its debt or otherwise create liquidity problems, limit its flexibility to adjust to market conditions, place it at a competitive disadvantage and expose it to interest rate fluctuations;

•	MVP Online Games may experience difficulties that may delay or prevent its development, introduction or marketing of new or enhanced products;
•	If MVP Online Games produces products with defects, its credibility may be harmed and market acceptance of its products may decrease; and
•	Intense competition could reduce MVP Online Games’ market share or limit its ability to increase market share, which could impair the sales of its products and harm its financial performance..

MVP Network Shareholder Approval

(see page 29)

The Merger Agreement requires the approval of the holders of a majority of the outstanding shares of MVP Network common stock.  Pursuant to MVP Network's bylaws and applicable law, holders of MVP Network common stock are entitled to one vote per share on all matters voted upon by MVP Network stockholders.  On September 5, 2007, certain MVP Network stockholders representing 69,115,595 shares, or approximately sixty four and 50/100 percent (64.50%) of the outstanding shares of MVP Network common stock then outstanding, executed and delivered a written consent resolution approving the Merger and adopting the plan of Merger.  As of that date, MVP Network had outstanding 107,145,314 shares of common stock issued and outstanding.  No further approval of the MVP Network shareholders is required.   Paul A. Schneider owns a majority of the outstanding shares of MVP Online Games common stock.  Mr. Schneider and Timothy R. Smith own 37,788,096 shares (approximately 35.27% and 31,327,500 shares (approximately 29.24%), respectively, which collectively represents a majority of the outstanding shares of MVP Network common stock.  Mr. Schneider and Mr. Smith are officers and directors of both MVP Online Games and MVP Network.  No other officers or directors of MVP Network own any shares of MVP Network common stock.  Mr. Schneider’s wife, Debbie Schneider, is the third director of each company.

Even though a majority of the voting shares of MVP Network have been voted in favor of the Merger by written consent resolution, MVP Network will actually not proceed with the Merger until the following procedures have taken place:

•	the final form of this information statement/prospectus has been mailed to all shareholders of MVP Network,
•	a 20 day minimum waiting period has elapsed after MVP Network has mailed the information statement/prospectus to its stockholders; and
•	the articles of merger have been filed with the Nevada Secretary of State.

MVP Network Director Approval

(see page 28)

MVP Network’s board of directors unanimously approved the Merger Agreement on November 22, 2006. Paul A. Schneider owns a majority of the outstanding shares of MVP Online Games common stock.  Mr. Schneider and Timothy R. Smith collectively own a majority of the outstanding shares of MVP Network common stock.  Mr. Schneider and Mr. Smith are officers and directors of both MVP Online Games and MVP Network.  Mr. Schneider’s wife, Debbie Schneider, is the third director of each company.

MVP Online Games Shareholder Approval

(see page 29)

The Merger Agreement and Nevada law require the approval of the holders of a majority of the outstanding shares of MVP Online Games common stock.  This approval was obtained on September 5, 2007 by written consent of Paul A. Schneider who owns 80,000,000 shares, or approximately eighty six and 12/100 percent (86.12%) of the outstanding shares of MVP Online Games common stock then outstanding.  No further approval of the MVP Online Games shareholders is required.  No other officers or directors of MVP Online Games own any shares of MVP Online Games common stock.  Mr. Schneider and Timothy R. Smith collectively own a majority of the outstanding shares of MVP Network common stock.  Mr. Schneider and Mr. Smith are officers and directors of both MVP Online Games and MVP Network.  Mr. Schneider’s wife, Debbie Schneider, is the third director of each company.

MVP Online Games Director Approval

(see page 27)

MVP Online Games board of directors unanimously approved the Merger Agreement on November 22, 2006.  Paul A. Schneider owns a majority of the outstanding shares of MVP Online Games common stock.  Mr. Schneider and Timothy R. Smith collectively own a majority of the outstanding shares of MVP Network common stock.  Mr. Schneider and Mr. Smith are officers and directors of both MVP Online Games and MVP Network.  Mr. Schneider’s wife, Debbie Schneider, is the third director of each company.

No Financial Advisor; No Fairness Opinion

(see page 29)

Neither company has sought nor obtained a fairness opinion from any financial advisor.  Neither company has been represented by a financial advisor in this transaction.

Ownership of MVP Network Following the Merger

Based on the number of shares of MVP Online Games common stock outstanding as of June 30, 2007, MVP Network expects to issue approximately 371,564,544 shares of MVP Network common stock in the Merger (less 39,576,168 shares to be canceled by Paul A. Schneider). Based on the number of shares of MVP Online Games common stock and the number of shares of MVP Network common stock outstanding on June 30, 2007, and assuming the cancellation of 39,576,168 shares of MVP Network common stock by Paul A. Schneider that he will receive in the Merger for certain shares of MVP Online Games common stock he now owns, former MVP Online Games stockholders are expected to own approximately seventy five and 60/100 percent (75.60%) of the then-outstanding shares of MVP Network common stock.

Share Ownership of MVP Online Games Directors and Executive Officers

As of June 30, 2007, the directors and executive officers of MVP Online Games beneficially owned and were entitled to vote eighty million (80,000,000) shares of MVP Online Games common stock, which represent approximately eighty six and 12/100 percent (86.12%) of the MVP Online Games common stock outstanding on that date.

Listing of MVP Network Common Stock

(see page 31)

In anticipation of consummating the Merger, MVP Network is pursuing the listing of its common stock on the OTC Bulletin Board.  There is no assurance that the shares of MVP Network common stock will be approved to be quoted on the OTC Bulletin Board.

Dissenters' Rights

(see page 37)

MVP Network stockholders have no dissenters’ rights in the Merger.

If an MVP Online Games stockholder objects to the Merger, the Nevada Revised Statutes, or NRS, permits the MVP Online Games Stockholder to seek relief as a dissenting stockholder and have the “fair value” of his or her shares of MVP Online Games common stock determined by a court and paid to him or her in cash.

If you are an MVP Online Games stockholder who did not execute the written consent resolution approving the Merger and wish to dissent from the Merger, you must deliver to MVP Online Games, on or before __________, 2007, a written demand for appraisal of your shares.

As discussed under the heading "The Merger - Appraisal Rights of Dissenting Stockholders of MVP Online Games", on page 31, any MVP Online Games stockholder who opposes the Merger and who has not signed the written consent of stockholders approving the Merger, may exercise dissent and appraisal rights under the Nevada Revised Statutes. The Merger contemplated hereby has been submitted to the stockholders for approval by written consent.  The Merger has been approved by a majority of MVP Online Games stockholders.  If an MVP Online Games stockholder wishes to exercise dissent and appraisal rights, the stockholder must send to MVP Online Games a written notice demanding payment, and deposit the stockholder's share certificates of MVP Online Games with MVP Online Games, 110 North Jefferson Avenue, St. Louis, Missouri 63103.  The procedure for dissent and appraisal is described in NRS 92A.300 to NRS 92A.500 of the Nevada Revised Statutes, which are attached as Annex B to this information statement/prospectus.  We require strict adherence to the procedures set forth therein, and failure to do so may result in the loss of all dissenters’ appraisal rights.  Accordingly, each MVP Online Games stockholder who might desire to exercise dissenter’s appraisal rights should carefully consider and comply with the provisions of those sections and consult his or her legal advisor.  A form of Dissenter's Appraisal Notice is attached as Annex C to this information statement/prospectus.

Conditions to Completion of the Merger

(see pages 39 and  40)

A number of conditions must be satisfied before the Merger will be completed. These include, among others:

•	the effectiveness of a registration statement on Form S-4 and there being no pending or threatened stop order relating thereto;
•	the cancellation by Paul A. Schneider of 39,576,168 shares of MVP Network common stock that he is to receive in exchange for 9,894,042 of his shares of MVP Online Games common stock;
•
the absence of any material actions, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against MVP Network or MVP Online Games, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of MVP Network or MVP Online Games, the operation of MVP Network or MVP Online Games, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which MVP Network or MVP Online Games is bound or in any way contest the existence of MVP Network or MVP Online Games;

•
the continued accuracy of all representations and warranties of the parties contained in the Merger Agreement; except to the extent that breaches of such representations and warranties would not result in a material adverse effect on the party making the representation or warranty;

•
the performance or compliance in all material respects of each party with all agreements and covenants contained in the Merger Agreement and required to be performed or complied with at or before the closing; and

•	the absence of material adverse effects with respect to either party since September 30, 2006.

Each of MVP Network, MVP Online Games and MVP Merger Corp. may waive the conditions to the performance of its respective obligations under the Merger Agreement and complete the Merger even though one or more of these conditions have not been met. Neither MVP Network nor MVP Online Games can give any assurance that all of the conditions to the Merger will be either satisfied or waived or that the Merger will occur.

Termination of the Merger Agreement

(see page 40)

Under circumstances specified in the Merger Agreement, either MVP Network or MVP Online Games may terminate the Merger Agreement. Subject to the limitations set forth in the Merger Agreement, the circumstances generally include if:

•
There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by the Merger Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by the Merger Agreement; or;

•
Any of the transactions contemplated by the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

•
MVP Online Games stockholders who collectively hold more than three percent (3.0%) of all issued and outstanding shares of MVP Online Games common stock perfect their dissenters’ rights under the Nevada Revised Statutes and demand to be paid for their dissenting shares.

MVP Network may also terminate the Merger Agreement if (i) MVP Online Games shall fail to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement or if any of the representations or warranties of MVP Online Games contained therein shall be inaccurate in any material respect, (ii) there has been any material adverse change in the business or financial condition of MVP Online Games, or (iii) shareholders of MVP Online Games owning more than three percent (3.0%). of the issued and outstanding shares of MVP Online Games capital stock perfect their dissenter’s rights with respect to the approval of the Merger Agreement and the transactions contemplated thereby.

MVP Online Games may also terminate the Merger Agreement if (i) MVP Network shall fail to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement or if any of the representations or warranties of MVP Network contained therein shall be inaccurate in any material respect, or (ii) there has been any adverse change in the business or financial condition of MVP Network.

Material United States Federal Income Tax Consequences of the Merger

(see page 30)

MVP Network and MVP Online Games expect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.  Legal counsel for MVP Network has provided a legal opinion to the effect that the Merger will so qualify. If the Merger qualifies as a reorganization, MVP Online Games stockholders generally will not recognize any gain or loss upon the receipt of MVP Network common stock in exchange for MVP Online Games common stock in connection with the Merger.

MVP Online Games stockholders are urged to read the discussion in the section entitled "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 30 of this information statement/prospectus and to consult their tax advisors as to the United States federal income tax consequences of the merger, as well as the effect of state, local and foreign tax laws.

Accounting Treatment

(see page 31)

In accordance with accounting principles generally accepted in the United States, or GAAP, the Merger will be accounted for as a reverse acquisition in which MVP Online Games is considered to be the acquirer of MVP Network for accounting purposes.

Comparison of Rights of MVP Network Stockholders and MVP Online Games Stockholders

(see page 102)

MVP Online Games stockholders, whose rights are currently governed by MVP Online Games’ articles of incorporation, its bylaws, and Nevada law, will, upon completion of the Merger, become MVP Network stockholders, and their rights will be governed by MVP Network’s articles of incorporation, its bylaws, and Nevada law.

SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF MVP NETWORK

The following selected financial data of MVP Network as of and for each of the two fiscal years in the period ended December 31, 2006 have been derived from MVP Network’s audited historical financial statements. The following selected financial data of MVP Network as of and for the six months ended June 30, 2007 and 2006 have been derived from MVP Network’s unaudited historical financial statements. The data below is only a summary and should be read in conjunction with MVP Network’s financial statements and accompanying notes, as well as management's discussion and analysis of financial condition and results of operations, all of which can be found in this information statement/prospectus.
	Year Ended December 31,		Six Months Ended June 30,
	2005	2006	2006	2007
	(unaudited)
Statement of Operations Data
Sales	$-	$-	$-	$-
Operating Expenses	12,919	96,127	58,088	53,204
Net Income (Loss) from Operations	(12,919)	(96,127)	(58,088)	(53,204)
Other Income and Expenses	50,000	-	-	-
Net Income (Loss)	$37,081	$(96,127)	$(58,088)	$(53,204)
Net Income (Loss) Per Common Share	$-	$-	$-	$-
Balance Sheet Data:
Total Current Assets		$-		$3,683
Total Assets		$890,474		$1,398,208
Total Current Liabilities		965		-
Long Term Liabilities		-		-
Total Stockholders’ Equity		889,509		$1,398,208

SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF MVP ONLINE GAMES

The following selected financial data of MVP Online Games as of and for each of the two fiscal years in the period ended December 31, 2006 have been derived from MVP Online Games’ audited historical financial statements. The following selected financial data of MVP Online Games as of and for the six months ended June 30, 2007 and 2006 have been derived from MVP Online Games’ unaudited historical financial statements. The data below is only a summary and should be read in conjunction with MVP Online Games’ financial statements and accompanying notes, as well as management's discussion and analysis of financial condition and results of operations, all of which can be found in this information statement/prospectus.

	Year Ended December 31,		Six Months Ended June 30,
	2005	2006	2006	2007
	(unaudited)
Statement of Operations Data
Sales	$1,046,468	$6,195,788	$4,963,353	$490,612
Operating Expenses	2,210,248	7,699,809	4,799,864	988,255
Net Income (Loss) from Operations	(1,163,780)	(1,504,021)	163,489	(497,643)
Other Income and Expenses	(342,302)	(244,701)	(111,431)	(76,870)
Net Income (Loss)	$(1,506,082)	$(1,748,722)	$52,058	$(574,513)
Net Income (Loss) Per Common Share	$(.02)	$(.02)	$-	$(.01)
Balance Sheet Data:
Total Current Assets		$1,235,096		$424,074
Total Assets		$5,068,205		$4,732,121
Total Current Liabilities		2,869,966		3,274,151
Long Term Liabilities		779,952		742,665
Total Stockholders’ Equity		1,418,287		715,305

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following table presents summary unaudited pro forma combined financial data that reflects the proposed acquisition of MVP Online Games by MVP Network. This information also reflects the following acquisitions and dispositions that MVP Online Games has completed since December 31, 2005:

•      MVP Online Games’ acquisition of MVP Network, LLC, a Missouri limited liability company, in September 2006; and

•      MVP Online Games’ acquisition of Online Exchange, Inc., a Missouri corporation, in September 2006.

This information is derived from and should be read in conjunction with the "Selected Unaudited Pro Forma Condensed Combined Financial Data" beginning on page 100, and the historical financial statements and notes thereto of MVP Network and MVP Online Games that are included in this information statement/prospectus.

The unaudited pro forma condensed combined statements of operations data assume that the pending acquisition of MVP Online Games occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet data assume that the pending acquisition of MVP Online Games occurred on June 30, 2007.

The pro forma data in the table assume that the Merger is accounted for as a reverse acquisition in which MVP Online Games is considered to be the acquirer of MVP Network for reporting purposes.

The unaudited pro forma condensed combined financial data are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the Merger or the other transactions described above been consummated as of January 1, 2006 or June 30, 2007.

	Year Ended December 31, 2006	Six Months Ended June 30, 2007
Pro Forma Condensed Combined Statement of Operations Data:
Sales	$6,195,788	$490,612
Operating Expenses	$7,699,809	988,255
Net Income (Loss) from Operations	(1,504,021)	(497,643)
Other Income and Expenses	(244,701)	76,870
Net Income (Loss)	$(1,748,722)	(574,513)
Net Income (Loss) Per Common Shares	$-	$-

As of June 30, 2007
Pro Forma condensed Combined Balance Sheet Data:
Total Current Assets	$424,000
Total Assets	$4,735,000
Total Current Liabilities	1,879,000
Long Term Liabilities	743,000
Total Shareholders’ Equity	2,113,000

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following table presents for MVP Network common stock and MVP Online Games common stock certain historical, pro forma, pro forma combined and pro forma combined equivalent per share financial information.

For purposes of preparing the following pro forma per share data, the historical financial information for both MVP Network and MVP Online Games is based on the year ended December 31, 2006 and the six months ended June 30, 2007.

The pro forma, pro forma combined and pro forma combined equivalent income and dividend per share data assume that the pending acquisition of MVP Online Games and the other transactions described above occurred on January 1, 2006. The pro forma, pro forma combined and pro forma combined equivalent net book value per share data assume that the pending acquisition of MVP Online Games and the other transactions described above occurred on June 30, 2007. The pro forma combined equivalent data are calculated by multiplying the pro forma combined data by the exchange ratio of 4.0.

The pro forma, pro forma combined and pro forma combined equivalent data are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the Merger or the other transactions described above been consummated as of January 1, 2006 or June 30, 2007.

	Year Ended/As of December 31, 2006	Six Months Ended/As of June 30, 2007
MVP Network historical data: Net income (loss) per basic share Net income (loss) per diluted share Cash dividends per share Book value per share	$ - $ - -	$ - $ - - $0.013
MVP Online Games historical data: Net income (loss) per basic share Net income per diluted share Cash dividends per share Book value per share	$(.02) $(.02) -	$(.01) $(.01) - $0.008
Pro forma combined data: Net income per basic share Net income per diluted share Cash dividends per share Book value per share	$ - $ - -	$ - $ - - $0.005
Pro forma combined equivalent data: Net income per basic share Net income per diluted share Cash dividends per share Book value per share	$ - $ - -	$ - $ - - $0.005

COMPARATIVE PER SHARE MARKET PRICE DATA

MVP Network common stock has not traded publicly at any time during the last three years.  MVP Online Games is a privately held company that has never had a trading market for its common stock.  As a result, no market price information is available for the common stock of either MVP Network or MVP Online Games.

RISK FACTORS

In addition to the other information included in this information statement/prospectus, including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 24 of this information statement/prospectus, you should carefully consider the following risks. In addition, you should read and consider the risks associated with each of the businesses of MVP Network and MVP Online Games because these risks will also affect the combined company.

Risk Factors Relating to the Merger

Combined operating results may fluctuate due to various factors and as a result period-to-period comparisons of its results of operations will not necessarily be meaningful.

Factors relating to MVP Online Games' business make its future operating results uncertain and may cause them to fluctuate from period to period. Such factors include:

•      the timing of new product announcements and introductions by MVP Online Games and its competitors;
•      market acceptance of new or enhanced versions of MVP Online Games products;
•      changes in product development costs or other expenses;
•      competitive pricing pressures;
•      the gain or loss of customers;
•      increased research and development expenses;
•      the timing of any future acquisitions;
•      general economic conditions; or
•      general stock market conditions or other economic or external factors.

Because MVP Online Games' operating results may fluctuate from quarter to quarter, it may be difficult for MVP Online Games, MVP Network or the stockholders of MVP Network to predict future performance by viewing historical operating results.

Risk Factors Relating to MVP Network

MVP Network shares are considered Penny Stock and are subject to the Penny Stock rules, which may adversely affect your ability to sell your MVP Network shares

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving Penny Stock.  Subject to certain exceptions, a Penny Stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.  MVP Network believes that its shares, if and when a market develops for them, will be deemed to be Penny Stock for the purposes of the Exchange Act.  The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of our shares and impede the sale of our shares in the secondary market.

Under the Penny Stock regulations, a broker-dealer selling Penny Stock to anyone other than an established customer or Accredited Investor (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.  In addition, the Penny Stock regulations require the broker-dealer to deliver, prior to any transaction involving a Penny Stock, a disclosure schedule prepared by the Commission relating to the Penny Stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the Penny Stock held in a customer's account and information with respect to the limited market in Penny Stocks.

Substantial sales of MVP Network common stock could cause our stock price to fall.

If our stockholders sell substantial amounts of our common stock, including shares issued in connection with the completion of the Merger, any market price of our common stock could decline.

MVP Network’s stock price may fluctuate significantly in any market that develops, and stockholders who buy or sell MVP Network  common stock may lose all or part of the value of their investment, depending on the price of MVP Network  common stock from time to time.

MVP Network presently has no market for its common stock. Recently a broker dealer submitted a Form 211 application seeking to commence market making activities in the common stock of MVP Network on the OTC Bulletin Board.  It is anticipated that if and when the Form 211 application is approved, the common stock of MVP Network will begin to trade on the OTC Bulletin Board.  MVP Network can offer no assurance that the application will be approved.  It is also anticipated that MVP Network’s common stock, if approved for trading on the OTC Bulletin Board, will only be followed by one or two market makers.  Limited trading of MVP Network common stock may therefore make it more difficult for you to sell your shares.

In addition, MVP Network’s share price (in any market that may develop) may be volatile due to fluctuations in its operating results, as well as factors beyond MVP Network’s control. It is possible that in some future periods the results of MVP Network’s operations will be below the expectations of the public market. If this occurs, any market price of MVP Network common stock then existing could decline. Furthermore, the stock market may experience significant price and volume fluctuations, which may affect any market price of MVP Network common stock for reasons unrelated to its operating performance. Any market price of MVP Network common stock may be highly volatile and may be affected by factors such as:

•	quarterly and annual operating results, including failure to meet the performance estimates of securities analysts;
•	changes in financial estimates of revenues and operating results or buy/sell recommendations by securities analysts;
•	the timing of announcements by MVP Network or its competitors of significant products, contracts or acquisitions or publicity regarding actual or potential results or performance thereof;
•      changes in general conditions in the economy, the financial markets or the health care industry;
•      government regulation in the health care industry;
•      changes in other areas such as tax laws;
•	sales of substantial amounts of MVP Network common stock or the perception that such sales could occur;
•      changes in investor perception of MVP Network’s industry, businesses or prospects;
•      the loss of key employees, officers or directors; or
•      other developments affecting MVP Network or its competitors.

With the advent of the internet, new avenues have been created for the dissemination of information. MVP Network does not have control over the information that is distributed and discussed on electronic bulletin boards and investment chat rooms. The motives of the people or organizations that distribute such information may not be in MVP Network’s best interest or in the interest of its stockholders. This, in addition to other forms of investment information, including newsletters and research publications, could result in a significant decline in any market price of MVP Network common stock.

In addition, stock markets have from time to time experienced extreme price and volume fluctuations. The market prices for companies in MVP Network’s industry have been affected by these market fluctuations and such effects have, at times, been unrelated to the operating performance of such companies. These broad market fluctuations may cause a decline in any market price of MVP Network common stock.

Anti-takeover provisions in MVP Network’s organizational documents and Nevada law may limit the ability of its stockholders to control its policies and effect a change of control of MVP Network and may prevent attempts by MVP Network’s stockholders to replace or remove its current management, which may not be in your best interests.

There are provisions in MVP Network’s articles of incorporation and bylaws that may discourage a third party from making a proposal to acquire it, even if some of MVP Network’s stockholders might consider the proposal to be in their best interests, and may prevent attempts by MVP Network’s stockholders to replace or remove its current management. These provisions include the following:

•
MVP Network’s articles of incorporation authorizes its board of directors to issue shares of preferred stock without stockholder approval and to establish the preferences and rights of any preferred stock issued, which would allow the board to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or change in control;

Additionally, the Nevada Revised Statutes imposes certain restrictions upon persons acquiring or seeking to acquire a controlling interest in the shares of common stock of MVP Network.  Finally, the board of directors may in the future adopt other protective measures, such as a stockholder rights plan, which could delay, deter or prevent a change of control.

Because MVP Network does not intend to pay dividends on its common stock, you will benefit from an investment in MVP Network common stock only if it appreciates in value.

MVP Network currently intends to retain future earnings, if any, to finance the expansion of its business and does not expect to pay any dividends on MVP Network common stock in the foreseeable future.  As a result, the success of your investment in MVP Network common stock will depend entirely upon any future appreciation. There is no guarantee that MVP Network common stock will appreciate in value or even maintain the value at which you purchased your shares.

If MVP Network chooses to acquire or invest in new and complementary businesses, products or technologies rather than developing them internally, such acquisitions or investments could disrupt its business and, depending on how MVP Network finances these acquisitions or investments, could result in the use of significant amounts of cash.

MVP Network’s success will depend in part on its ability to continually enhance and broaden its product offerings in response to changing technologies, customer demands and competitive pressures. Accordingly, from time to time MVP Network may seek to acquire or invest in businesses, products or technologies instead of developing them internally. Acquisitions and investments involve numerous risks, including:

•      the inability to complete the acquisition or investment;
•      disruption of MVP Network’s ongoing businesses and diversion of management attention;
•      difficulties in integrating the acquired entities, products or technologies;
•      difficulties in operating the acquired business profitably;
•      difficulties in transitioning key customer, distributor and supplier relationships;
•      risks associated with entering markets in which MVP Network has no or limited prior experience; and
•      unanticipated costs.

In addition, any future acquisitions or investments may result in:

•      issuances of dilutive equity securities, which may be sold at a discount to market price;
•      use of significant amounts of cash;
•      the incurrence of debt;
•      the assumption of significant liabilities;
•      unfavorable financing terms;
•      large one-time expenses; and
•	the creation of intangible assets, including goodwill, the write-down of which may result in significant charges to earnings.

MVP Network’s business could be negatively affected by the loss of key personnel or its inability to hire qualified personnel

MVP Network’s success depends in significant part on the continued service of certain key technical and managerial personnel. MVP Network’s success will also require it to continue to identify, attract, hire and retain additional highly qualified personnel in those areas. Competition for qualified personnel in MVP Network’s industry is very competitive due to the limited number of people available with the necessary technical skills and understanding of its industry. MVP Network may be unable to retain its key personnel or attract or retain other necessary highly qualified personnel in the future, which would harm the development of its business.

MVP Network needs additional capital to continue to operate its business

MVP Network has experienced losses in recent years and negative cash flow.  MVP Network anticipates that it will need to continue to generate additional capital to continue its business.  MVP Network cannot be certain that equity financing will be available to it on favorable terms, if at all.  If MVP network cannot raise additional capital on a timely basis, and on favorable terms, it may not be able to continue in business.

Risk Factors Relating to MVP Online Games

MVP Online Games has a limited operating history and a history of losses.  MVP Online Games expects future losses, and there can be no assurances that MVP Online Games will achieve and sustain profitability, which makes its ability to continue as a going concern questionable.

MVP Online Games has incurred significant net losses and negative cash flow from operations since its inception. MVP Online Games incurred net losses of $1,748,754 in the year ended December 31, 2006 and $574,513 for the six months ended June 30, 2007.  MVP Online Games expects to incur additional losses in the future and will need to continue to raise additional funds through equity offerings or other means for its business to survive.

MVP Online Games’ financial statements have been prepared on a going concern basis, which presumes the realization of assets and the settlement of liabilities in the normal course of operations.  The application of the going concern principle is dependent upon MVP Online Games achieving profitable operations to generate sufficient cash flows to fund continued operations, or, in the absence of adequate cash flows from operations, obtaining additional financing.  If MVP Online Games is unable to achieve profitable operations or obtain additional financing, it may be required to reduce or to limit operations, or cease operations altogether.  The auditors’ report on the December 31, 2006 financial statements of MVP Online Games contains an explanatory paragraph that states that MVP Online Games has suffered operating losses and has negative working capital from operations which indicates an inability to service debt and to operate for the coming year.  It raises substantial doubt about MVP Online Games’ ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MVP Online Games needs additional capital to continue to operate its business.

MVP Online Games has incurred significant net losses and negative cash flow from operations since its inception.  MVP Online Games anticipates that it will need to continue to generate additional capital to operate its business.  MVP Online Games cannot be certain that equity financing will be available to it on favorable terms when required or at all.  If MVP Online Games cannot raise funds in a timely manner or on acceptable terms, it may not be able to continue in operation.

MVP Online Games' business has substantial indebtedness, which could, among other things, make it more difficult for MVP Online Games to satisfy its debt obligations, require MVP Online Games to use a large portion of its cash flow from operations to repay and service its debt or otherwise create liquidity problems, limit its flexibility to adjust to market conditions, place it at a competitive disadvantage and expose it to interest rate fluctuations.

MVP Online Games currently has, and will likely continue to have, a substantial amount of indebtedness. As of June 30, 2007, in addition to other indebtedness, MVP Online Games had approximately $1,775,105 in aggregate principal amount of indebtedness outstanding under its line of credit facilities, and $1,394,525 in intercompany advances owed to MVP Network.

MVP Online Games' substantial indebtedness could affect its future operations in important ways. For example, it could:

•	make it more difficult to satisfy MVP Online Games' obligations under other debt-related instruments;
•
require MVP Online Games’ to use a large portion of its cash flow from operations to pay principal and interest on its indebtedness, which would reduce the amount of cash available to finance its operations and service obligations, to delay or reduce capital expenditures or the introduction of new products and/or forego business opportunities, including acquisitions, research and development projects or product design enhancements;

•
limit MVP Online Games' flexibility to adjust to market conditions, leaving it vulnerable in a downturn in general economic conditions or in its business and less able to plan for, or react to, changes in its business and the industries in which it operates;

•      impair MVP Online Games' ability to obtain additional financing;
•	place MVP Online Games at a competitive disadvantage compared to its competitors that have less debt; and
•	expose MVP Online Games to fluctuations in the interest rate environment with respect to its indebtedness that bears interest at variable rates.

MVP Online Games expects to obtain the money to pay its expenses and to pay the principal and interest on its line of credit and other obligations from cash flow from its operations and possibly from additional loans subject to continued covenant compliance, and potentially from other debt or equity offerings. MVP Online Games' ability to meet its expenses thus depends on its future performance, which will be affected by financial, business, economic and other factors. MVP Online Games will not be able to control many of these factors, such as economic conditions in the markets in which it operates and pressure from competitors. MVP Online Games cannot be certain that its cash flow will be sufficient to allow it to pay principal and interest on its debt and meet its other obligations. If MVP Online Games' cash flow and capital resources prove inadequate, it could face substantial liquidity problems and might be required to dispose of material assets or operations, restructure or refinance its debt, seek additional equity capital or borrow more money. MVP Online Games cannot guarantee that it will be able to do so on acceptable terms. In addition, the terms of existing or future debt agreements, including the line of credit may restrict MVP Online Games from adopting any of these alternatives.

MVP Online Games has entered into agreements governing its indebtedness that subject it to various restrictions that may limit its ability to pursue business opportunities.

The agreements governing MVP Online Games' indebtedness, including the line of credit and future credit agreements may subject MVP Online Games to various restrictions on its ability to engage in certain activities, including, among other things, its ability to:

•           incur additional indebtedness;
•           pay dividends or make distributions or repurchase or redeem its stock;
•           acquire other businesses;
•           make investments;
•           make loans to or extend credit for the benefit of third parties or its subsidiaries;
•           enter into transactions with affiliates;
•           raise additional capital;
•           make capital or finance lease expenditures;
•           dispose of or encumber assets; and
•           consolidate, merge or sell all or substantially all of its assets.

These restrictions may limit MVP Networks' ability to pursue business opportunities or strategies that it would otherwise consider to be in its best interests.

MVP Online Games' line of credit facilities contain certain financial covenants that it may not satisfy which, if not satisfied, could result in the acceleration of the amounts due under these facilities and the limitation of its ability to borrow additional funds in the future.

The agreements governing MVP Online Games' secured line of credit facilities subject it to various financial and other covenants with which it must comply on an ongoing or periodic basis. These include covenants pertaining to capital expenditures, interest coverage ratios, leverage ratios and minimum cash requirements. If MVP Online Games violates any of these covenants, it may suffer a material adverse effect. Most notably, MVP Online Games' outstanding debt under its line of credit facilities could become immediately due and payable, its lender could proceed against any collateral securing such indebtedness, and its ability to borrow additional funds in the future may be limited.   Additionally, the agreements governing MVP Online Games' indebtedness, including the agreement governing its line of credit facilities contain cross-default provisions whereby a default under one agreement could result in a default and acceleration of its repayment obligations under other agreements. If a cross-default were to occur, MVP Online Games may not be able to pay its debts or borrow sufficient funds to refinance them. Even if new financing were available, it may not be on commercially reasonable terms or acceptable terms. If some or all of MVP Online Games' indebtedness is in default for any reason, its business, financial condition and results of operations could be materially and adversely affected.

MVP Online Games may experience difficulties that may delay or prevent its development, introduction or marketing of new or enhanced products.

MVP Online Games intends to continue to invest in product and technology development. The development of new or enhanced products is a complex and uncertain process. MVP Online Games may experience research and development, manufacturing, marketing and other difficulties that could delay or prevent its development, introduction or marketing of new products or enhancements. MVP Online Games cannot be certain that:

•      any of the products under development will prove to be acceptable to customers; or
•      that these products, if and when completed, can be successfully marketed.

The factors listed above, as well as distribution problems, or other factors beyond the control of MVP Online Games, could delay new product launches. In addition, MVP Online Games cannot assure you that the market will accept these products. Accordingly, there is no assurance that MVP Online Games' overall revenues will increase if and when new products are launched.

If MVP Online Games produces products with defects, its credibility may be harmed and market acceptance of its products may decrease.

MVP Online Games’ product development is complex and could expose its products to defects. Any defects could harm its credibility and decrease market acceptance of its products.

Intense competition could reduce MVP Online Games' market share or limit its ability to increase market share, which could impair the sales of its products and harm its financial performance.

The computer games industry is rapidly evolving, and developments are expected to continue at a rapid pace. Competition in this industry is intense and expected to increase as new products and technologies become available and new competitors enter the market.  MVP Online Games’ future success depends upon maintaining a competitive position in the development of products and technologies. MVP Online Games’ competitors may develop technologies and products that are more effective or desirable than MVP Online Games products or that render MVP Online Games technologies or products obsolete or noncompetitive;

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission, or SEC, encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This information statement/prospectus contains such "forward-looking statements."

Words such as "may," "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements represent present expectations of MVP Network and MVP Online Games management regarding future events and are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, the risks and uncertainties set forth in "Risk Factors," beginning on page 19 of this information statement/prospectus.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this information statement/prospectus might not occur. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this information statement/prospectus.  MVP Network and MVP Online Games do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to MVP Network or MVP Online Games, or to any person acting on their behalf, are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE MERGER

The following is a description of the material aspects of the Merger, including the Merger Agreement. While MVP Network and MVP Online Games believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. MVP Network and MVP Online Games encourage you to read carefully this entire information statement/prospectus, including the Merger Agreement attached to this information statement/prospectus as Annex A, for a more complete understanding of the Merger.

Background of the Merger

As early as March 1, 2005, the board of directors of MVP Online Games considered and explored the possibility of merging MVP Network, LLC, a company acquired by MVP Online Games, with a publicly held “shell” company in order to take MVP Network, LLC or its successor company, MVP Online Games, public.  They believed that doing so would further MVP Online Games’ strategic growth objectives, and provide MVP Online Games shareholders with a public trading market in which they could sell some or all of their shares, if they so desired. They also considered the possibility of conducting an intial public offering of MVP Online Games’ common stock, but they were concerned that the costs involved in an initial public offering would substantially exceed the costs involved in merging with a public “shell” company.  They were also concerned about the amount of time it would take to locate a suitable underwriter and complete an initial public offering.  For these reasons, the MVP Online Games directors searched for publicly held shell companies.  On or about June 1, 2005, they first contacted the management of MVP Network (then known as Oasis Oil Corp.) and began negotiations to acquire a controlling interest in MVP Network.  MVP Network is a publicly held company, which had been an inactive shell company for more than the past five years.  On June 30, 2005 Mr. Paul A. Schneider acquired 16,546,707 shares (approximately 70%) of the issued and outstanding shares of MVP Network common stock for $50,000.  At the same time, the former officers and directors of MVP Network resigned, and Paul A. Schneider, Debbra Schneider and Timothy R. Smith were appointed directors of MVP Network.  Paul A. Schneider was appointed President, Chief Executive Officer and Chairman, Timothy R. Smith was appointed Vice President and Chief Financial Officer and Debbra Schneider was appointed Secretary.

Mr. Schneider and the new Board of Directors of MVP Network then voted to change the company’s name from Oasis Oil Corp. to MVP Network, Inc. in anticipation of merging MVP Network with MVP Online Games.  The name change became effective August 3, 2005.

Because some of MVP Online Games’ computer game development had been paid for by Online Exchange, Inc., a Missouri corporation owned entirely by Paul A. Schneider, and by MVP Network, LLC, a Missouri limited liability company owned by Paul A. Schneider and Online Exchange, Inc., after consulting with the auditors of MVP Network and MVP Online Games, it was decided to have MVP Online Games acquire all of the ownership interests of both Online Exchange, Inc. and MVP Network, LLC in order to consolidate those three companies.  Those acquisitions were both completed on September 15, 2006, with MVP Online Games issuing 1,000,000 shares (approximately 1.05% of the issued and outstanding shares) of MVP Online Games common stock to the shareholder of Online Exchange, Inc. and with MVP Online Games issuing 1,000,000 shares (approximately 1.05% of the issued and outstanding shares) of MVP Online Games common stock  to the shareholders of MVP Network, LLC.  Both Online Exchange, Inc. and MVP Network, LLC are now wholly-owned subsidiaries of MVP Online Games.

On November 22, 2006, MVP Network and MVP Online Games entered into the present Merger Agreement that provides for the acquisition of MVP Online Games by MVP Network.

Neither MVP Network nor MVP Online Games has consulted with or retained any financial advisor in connection with the proposed Merger.  The terms and conditions of the Merger have been established and agreed to by the Boards of Directors of MVP Network and MVP Online Games.  Both companies have the same three persons who serve as directors.  The proposed Merger involves a related party transaction.  The directors believe that the terms and conditions of the proposed Merger are fair to the shareholders of both companies, but no fairness opinion has been sought or obtained from any third party.  They believe the Merger is fair based on their opinions concerning the relative values they perceive each company to have and the fact that Mr. Schneider is willing to cancel a significant portion of the MVP Network shares he will receive in the Merger.  Shareholders of MVP Online Games who are not in favor of the Merger ralso have the ability to dissent from the Merger and be paid the fair value of their MVP Online Games shares.

On November 22, 2006 the MVP Network board of directors entered into an Action by Written Consent approving the Merger Agreement and the transactions contemplated by the Merger Agreement, and recommending that the MVP Network shareholders approve the Merger Agreement and transactions contemplated by the Merger Agreement.  On November 22, 2006 the MVP Online Games board of directors entered into an Action by Written Consent approving the Merger Agreement and the transactions contemplated by the Merger Agreement and recommending that the MVP Online Games shareholders approve the Merger Agreement and transactions contemplated by the Merger Agreement.

On November 22, 2006 MVP Network filed a Current Report on Form 8-K publicly announcing the signing of the Merger Agreement.

On February 9, 2007, the following actions were approved by written consent of the controlling shareholders of MVP Network and by the MVP Network board of directors in anticipation of consummating the Merger: (a) an amendment to the articles of incorporation of MVP Network to increase the number of authorized shares of common stock from 50 million shares to 5 billion shares and to increase the number of authorized shares of MVP Network’s preferred stock from 150,000 shares to 20 million shares; (b) an amendment to MVP Network’s articles of incorporation to decrease the par value of its common stock from $0.05 per share to $0.001 per share and to decrease the par value of its preferred stock from $1.00 per share to $0.001 per share; and (c) an amendment to the articles of incorporation of MVP Network to effect a forward stock split of MVP Network’s issued and outstanding shares of common stock on a 4.177 shares for 1 (4.177 for 1) share basis. These actions were approved and became effective on March 30, 2007.  These actions satisfy some of the conditions to the Merger as described in the Merger Agreement.

On June 25, 2007, MVP Network entered into two License of Rights in Software Program agreements (the “License Agreements”) with MVP Online Games.  Under one of the License Agreements, MVP Online Games has licensed to MVP Network the rights to reproduce, publicly display, market, sell, distribute, and otherwise exploit, throughout the world, the Golden Fairway Golf online computer game which has been marketed in the past by MVP Online Games.  MVP Network will now be responsible to market the Golden Fairway Golf computer game.  Under the other License Agreement, MVP Online Games has licensed to MVP Network the rights to reproduce, publicly display, market, sell, distribute, and otherwise exploit, throughout the world, the Redline Thunder online computer game which has been marketed in the past by MVP Online Games.  MVP Network will now be responsible to market the Redline Thunder computer game.  The term of each License Agreement expires December 31, 2008.  Each License Agreement provides that MVP Network shall pay to MVP Online Games a royalty equal to fifty percent (50.0%) of all Gross Revenues less Marketing Distribution Costs, as those terms are defined in the License Agreements.

By executing the License Agreements, MVP Network has now acquired a specific business direction. Prior to the execution of the License Agreements, MVP Network was considered to be a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934).  The primary purpose for entering into the License Agreements was to provide MVP Network with an immediate specific business purpose (other than to search for a merger partner) in an effort to obtain approval of a Form 211 application filed for the purpose of seeking approval to trade MVP Network common stock on the OTC Bulletin Board.

MVP Network is now seeking approval for its shares of common stock to trade on the OTC Bulletin Board in anticipation of the consummation of the Merger.

Recommendation of MVP Online Games’ Board of Directors and MVP Online Games’ Reasons for the Merger

The holders of a majority of the issued and outstanding shares of MVP Online Games Common Stock approved the Merger and Merger Agreement on September 5, 2007.  Although no further vote of the MVP Online Games stockholders is being sought, the MVP board of directors unanimously recommends that MVP Online Games stockholders approve the Merger.  MVP Online Games’ board of directors unanimously agreed that the proposed Merger is advisable, fair to, and in the best interests of MVP Online Games and its stockholders and that MVP Online Games should enter into the Merger Agreement. MVP Online Games’ board of directors did not consult with any financial advisors in reaching its decision to approve the Merger. MVP Online Games’ board of directors also took into consideration a number of factors in its deliberations concerning the Merger, including, but not limited to, the following:

•	MVP Online Games Stockholders will own approximately 75.6% of the combined company following the Merger;
•
MVP Online Games owes approximately $1,255,049 to MVP Network.  This will become an intercompany loan in the Merger, and could ultimately be contributed to the capital of MVP Online Games following the Merger;

•	the MVP Online Games shareholders who are not control affiliates will receive registered, free trading shares of MVP Network common stock in the Merger;
•
assuming a public trading market in MVP Network common stock is available following the Merger, the MVP Online Games stockholders will be able to sell part or all of the shares of MVP Network common stock they receive in the Merger, if they so desire;

•
MVP Online Games’ board of directors' view that the combination of the businesses of MVP Network and MVP Online Games would result in an organization with greater financial resources than MVP Online Games could provide as a stand-alone entity;

•	MVP Online Games believes it will have better access to equity and debt capital resources as a wholly-owned subsidiary of a publicly-held company;
•	MVP Online Games’ difficulties in competing against larger companies with greater resources;
•	the expected tax treatment for MVP Online Games’ stockholders of the exchange of MVP Online Games common stock for MVP Network common stock; and
•
MVP Online Games’ board of directors' assessment of MVP Online Games strategic alternatives and its view that merging with MVP Network as a way of going public presented a more attractive opportunity than staying independent and privately held.

MVP Online Games’ board of directors also considered the following potentially negative factors in its deliberations concerning the Merger, including:

•	the risk that the Merger may not be completed in a timely manner, or at all;
•	the possible adverse impact arising from management devoting significant time and effort to completing the Merger;
•
the fact that MVP Online Games would be forgoing other potential opportunities such as conducting its own initial public offering or remaining privately held (two options considered and explored by management) by entering into the Merger Agreement;

•	the fact that the company will have increased costs as a publicly held company; and
•	the other risks described above under "Risk Factors" beginning on page 19 of this information statement/prospectus.

This discussion of information and factors considered by MVP Online Games’ board of directors is not intended to be exhaustive but is intended to summarize those factors considered by the MVP Online Games’ board of directors that it viewed as material. In view of the wide variety of factors considered by the MVP Online Games’ board of directors, the MVP Online Games’ board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. However, MVP Online Games’ board of directors concluded that the potential benefits of the Merger outweighed the potential negative factors and that, overall, the proposed Merger had greater potential benefits for MVP Online Games’ stockholders than other strategic alternatives. After taking into account all of the factors set forth above, MVP Online Games’ board of directors unanimously agreed that the proposed Merger is advisable and fair to, and in the best interests of, MVP Online Games’ stockholders and that MVP Online Games should enter into the Merger Agreement.

Recommendation of MVP Network’s Board of Directors and MVP Network’s Reasons for the Merger

The holders of a majority of the issued and outstanding shares of MVP Network Common Stock approved the Merger and Merger Agreement on September 5, 2007.  Although no further vote of the MVP stockholders is being sought, the MVP Network board of directors unanimously recommends that MVP Network stockholders approve the Merger.  MVP Network’s board of directors unanimously agreed that the proposed Merger is advisable, fair to, and in the best interests of MVP Network’s and its stockholders and that MVP Network should enter into the Merger Agreement. MVP Network’s board of directors did not consult with any financial advisors in reaching its decision to approve the Merger. MVP Network’s board of directors also took into consideration a number of factors in its deliberations concerning the Merger, including, but not limited to, the following:

•	MVP Network Stockholders will own approximately 24.4% of the combined company following the Merger;
•	MVP Network will acquire an operating business that holds the potential to become profitable;
•	MVP Network’s familiarity with the products of MVP Online Games;
•
MVP Network’s board of directors' view that the combination of the businesses of MVP Network and MVP Network would result in an organization with greater financial resources than MVP Network could provide as a stand-alone entity;

•	MVP Network believes it will have better access to equity and debt capital resources as a publicly-held company with an operating business held in a subsidiary;
•	MVP Network’s difficulties in competing against larger companies with greater resources;
•
MVP Network’s board of directors' assessment of MVP Network’s strategic alternatives and its view that merging with MVP Online Games at the proposed exchange ratio presented a more attractive opportunity than staying independent.

MVP Network’s board of directors also considered the following potentially negative factors in its deliberations concerning the Merger, including:

•	the risk that the value of the MVP Online Games business could decline after the execution of the Merger Agreement;
•	the risk that the Merger may not be completed in a timely manner, or at all;
•	the possible adverse impact arising from management devoting significant time and effort to completing the Merger and integrating the two companies;
•	the fact that MVP Network would be forgoing other potential opportunities by entering into the Merger Agreement; and
•	the other risks described above under "Risk Factors" beginning on page 19 of this information statement/prospectus.

This discussion of information and factors considered by MVP Network’s board of directors is not intended to be exhaustive but is intended to summarize those factors considered by the MVP Network’s board of directors that it viewed as material. In view of the wide variety of factors considered by the MVP Network’s board of directors, the MVP Network’s board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. However, MVP Network’s board of directors concluded that the potential benefits of the Merger outweighed the potential negative factors and that, overall, the proposed Merger had greater potential benefits for MVP Network’s stockholders than other strategic alternatives. After taking into account all of the factors set forth above, MVP Network’s board of directors unanimously agreed that the proposed Merger is advisable and fair to, and in the best interests of, MVP Network’s stockholders and that MVP Network should enter into the Merger Agreement.

Combined Financial Strength

As of June 30, 2007, MVP Network has total shareholders’ equity of $1,398,208 and MVP Online Games has total stockholders’ equity of $715,305 a combined basis the total stockholders’ equity of both companies is approximately $2,113,513 as of June 30, 2007.  The companies believe that by combining their financial resources, the combined company will be financially stronger than either Company is by itself.

No Financial Advisors; No Fairness Opinion

In connection with each company’s evaluation of the proposed Merger, each Company has had the opportunity to seek the advice of a financial advisor and/or a fairness opinion from a financial advisor.  Each company has elected to make its decision to pursue the Merger without the advice of a financial advisor and/or a fairness opinion.

MVP Online Games Shareholder Approval

The Merger Agreement and Nevada law require the approval of the holders of a majority of the outstanding shares of MVP Online Games common stock.  Pursuant to MVP Online Games’ bylaws and applicable law, holders of MVP Online Games common stock are entitled to one vote per share on all matters voted upon by MVP Online Games stockholders.  This approval was obtained on September 5, 2007 by written consent of Paul A. Schneider who owns 80,000,000 shares, or approximately eighty six and 12/100 percent (86.12%) of the outstanding shares of MVP Online Games common stock then outstanding.   As of that date, MVP Online Games had outstanding 92,891,136 shares of common stock issued and outstanding. No further approval of the MVP Online Games shareholders is required.  No other officers or directors of MVP Online Games own any shares of MVP Online Games common stock.  Mr. Schneider and Mr. Smith are officers and directors of both MVP Online Games and MVP Network.  Mr. Schneider’s wife, Debbie Schneider, is the third director of each company.

As of September 5, 2007, the directors and executive officers of MVP Online Games collectively beneficially owned and were entitled to vote 80,000,000 shares of MVP Online Games common stock, which represents approximately 86.12% of the MVP Online Games common stock outstanding on that date.  All of those shares were voted in favor of the Merger by a shareholder written consent dated September 5, 2007.

MVP Network Shareholder Approval

The Merger Agreement requires the approval of the holders of a majority of the outstanding shares of MVP Network common stock.  Pursuant to MVP Network's bylaws and applicable law, holders of MVP Network common stock are entitled to one vote per share on all matters voted upon by MVP Network stockholders.  On September 5, 2007, Paul A. Schneider and Timothy R. Smith who collectively own 69,115,595 shares, or approximately sixty four and 50/100 percent (64.50%) of the outstanding shares of MVP Network common stock then outstanding, executed and delivered a written consent resolution approving the Merger and adopting the plan of merger.  As of that date, MVP Network had outstanding 107,145,314 shares of common stock issued and outstanding.  No further approval of the MVP Network shareholders is required.   Paul A. Schneider owns a majority of the outstanding shares of MVP Online Games common stock.  Mr. Schneider and Timothy R. Smith own 37,788,096 shares (approximately 35.27% and 31,327,500 shares (approximately 29.24%), respectively, which collectively represents a majority of the outstanding shares of MVP Network common stock.  Mr. Schneider and Mr. Smith are officers and directors of both MVP Online Games and MVP Network.  No other officers or directors of MVP Network own any shares of MVP Network common stock.  Mr. Schneider’s wife, Debbie Schneider, is the third director of each company.

As of September 5, 2007, the directors and executive officers of MVP Network beneficially owned and were entitled to vote 69,115,595 shares of MVP Network common stock, which represents approximately 64,50% of the MVP Network common stock outstanding on that date.  All of those shares were voted in favor of the Merger by a shareholder written consent dated September 5, 2007.

MVP Online Games Historical Trading Information

MVP Online Games is not a publicly held, and there is no market for MVP Online Games common stock.

MVP Network Historical Trading Information

MVP Network common stock is publicly held, but there has been no public market for MVP Network common stock at any time during the past five years.  MVP Network is attempting to have its shares of common stock listed for trading on the OTC Bulletin Board.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material United States federal income tax consequences of the Merger applicable to a holder of shares of MVP Online Games common stock that receives MVP Network common stock in the Merger. This discussion is based upon the Internal Revenue Code, Treasury Regulations, judicial authorities and published positions of the Internal Revenue Service, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect).

The following material United States federal income tax consequences will result from qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code:

•	No gain or loss will be recognized by MVP Online Games, MVP Network or MVP Merger Corp. as a result of the Merger.
•
Holders of MVP Online Games common stock will not recognize any gain or loss upon the exchange of their MVP Online Games common stock solely for shares of MVP Network common stock pursuant to the Merger.

•
A holder of MVP Online Games common stock will have an aggregate tax basis in the MVP Network common stock received in the Merger equal to the holder's aggregate adjusted tax basis in its MVP Online Games shares surrendered pursuant to the Merger. If a holder of MVP Online Games common stock acquired any of the holder's shares at different prices or at different times, Treasury Regulations provide guidance on how such holder may allocate its tax basis to shares of MVP Network common stock received in the Merger. Holders of MVP Online Games common stock that hold more than one block (that is, shares acquired at the same cost in a single transaction) of MVP Online Games common stock are urged to consult their tax advisors regarding the proper allocation under the Treasury Regulations of their tax basis among shares of MVP Network common stock received.

•
The holding period of the MVP Network common stock received by a holder of MVP Online Games common stock in connection with the Merger will include the holding period of the MVP Online Games common stock surrendered in connection with the Merger.

•
Significant holders of MVP Online Games common stock may be required to attach a statement to their tax returns for the year of the Merger that contains the information listed in Treasury Regulation Section 1.368-3T(b). Such statement must include the holder's adjusted tax basis in the holder's MVP Online Games common stock and other information regarding the reorganization. Holders of MVP Online Games common stock are urged to consult their tax advisors with respect to the applicability of this and any other tax reporting requirements to their particular circumstances.

•
A holder of MVP Online Games common stock who perfects dissenter's rights and who, as a result, receives cash in respect of the holder's MVP Online Games common stock generally will recognize capital gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the holder's MVP Online Games common stock surrendered. This gain or loss generally will be long-term capital gain or loss if the shares of the MVP Online Games common stock have been owned by the holder for more than one year as of the effective date of the Merger. The deductibility of capital losses is subject to limitations. Gain or loss will be determined separately for each block of shares that are surrendered for cash in connection with the exercise of dissenter's rights. If the cash received has the effect of the distribution of a dividend with respect to a holder, part or all of the cash received may be treated as a dividend and as ordinary income to the holder.

THE PRECEDING DISCUSSION IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. MVP ONLINE GAMES STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND ANY PROPOSED TAX LAW CHANGES.

The United States federal income tax laws are complex and the tax consequences of the Merger can vary depending on each stockholder's individual circumstances or tax status. This discussion is limited to United States persons that hold their shares of MVP Online Games common stock as capital assets for United States federal income tax purposes (generally, assets held for investment). In addition, this discussion does not address all of the tax consequences that may be relevant to a particular holder of MVP Network common stock or to holders of MVP Network common stock that are subject to special treatment under United States federal income tax laws, such as non-United States persons, entities treated as partnerships or other flow-through entities for United States federal income tax purposes, dealers or traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who acquired their shares of MVP Online Games common stock pursuant to the exercise of options or similar derivative securities, through a tax-qualified retirement plan or otherwise as compensation, persons subject to the alternative minimum tax provisions of the Internal Revenue Code and persons who acquired MVP Online Games common stock as part of a hedge, straddle, conversion or other risk reduction or constructive sale transaction. In addition, this summary does not address the tax consequences of the Merger to holders of options or warrants to acquire MVP Online Games common stock. Furthermore, this discussion does not address the tax consequences of the Merger under any state, local or foreign tax laws.

Tax Opinion

Robert N. Wilkinson, Esq., counsel to MVP Network has delivered an opinion to MVP Network to the effect that, based on factual representations and covenants provided to such counsel and assumptions stated in the opinion, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.  The determination by counsel as to whether the proposed Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code depends upon the facts and law existing at the effective time of the proposed Merger.

Accounting Treatment

In accordance with accounting principles generally accepted in the United States, MVP Network will account for the Merger as a reverse acquisition in which MVP Online Games is considered to be the acquirer of MVP Network for reporting purposes.  The number of shares of outstanding common stock of MVP Network before the acquisition was approximately 107,714,314 shares, and after the Merger will be approximately 439,133,690 shares.  The continuing operations of the business are those of MVP Online Games including its prior historical financial statements and the operations of MVP Network starting at the time of the Merger.  The financial statements have been prepared showing a retroactive restatement of MVP Network’s historical outstanding stock to reflect the equivalent number of shares of common stock issued in the acquisition.

Listing of MVP Network Common Stock

In anticipation of consummating the Merger, MVP Network is pursuing the listing of its common stock on the OTC Bulletin Board.  There is no assurance that the shares of MVP Network common stock will be approved to be quoted on the OTC Bulletin Board.  If the shares are not approved to be quoted on the OTC Bulletin Board, MVP Network will then attempt to have the MVP Network common stock quoted in the Pink Sheets.

Appraisal Rights of Dissenting Stockholders of MVP Online Games

A copy of the dissent and appraisal rights provided in NRS 92A.300 to NRS 92A.500 of the Nevada Revised Statutes is attached as Annex B to this information statement/prospectus.

Under NRS 92A.380, MVP Online Games stockholders will be entitled to dissent from, seek appraisal for, and obtain payment of the fair value of his or her shares of MVP Online Games common stock if the Merger is consummated.  For this purpose, the "fair value" of a dissenter’s shares will be the value of the shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable.  A stockholder who is entitled to so dissent and obtain such payment may not challenge the Merger, unless the action is unlawful or fraudulent with respect to him or the company.

A stockholder of record may assert dissenter’s appraisal rights as to fewer than all of our shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies MVP Online Games in writing of the name and address of each person on whose behalf he or she asserts dissenter’s appraisal rights.  The rights of a partial dissenter will be determined as if the shares as to which he or she dissents, and his or her other shares were registered in the names of different stockholders.

A beneficial stockholder may assert dissenter’s appraisal rights as to MVP Online Games shares held on his or her behalf only if:

•
the beneficial stockholder submits to MVP Online Games the written consent of the stockholder of record to the dissent and appraisal not later than the time the beneficial stockholder asserts dissenter’s appraisal rights; and

•	the beneficial stockholder does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

If a stockholder of record of MVP Online Games (the "Dissenting Stockholder") wishes to exercise his, her or its dissent and appraisal rights, MVP Online Games is required to provide the Dissenting Stockholder a dissenter’s appraisal notice advising them of their appraisal rights as contemplated by NRS 92A.410.  The form of dissenter's appraisal notice is attached as Annex C to this information statement/prospectus.  NRS 92A.430 provides, among other things, that the dissenter’s appraisal notice must be sent to the stockholders no later than 10 days after the effectuation of the corporate action.  It can be sent prior to the effectuation of the corporate action, and we have chosen to include it as Annex C to this information/prospectus, which is being sent prior to the completion of the Merger.  The Merger will not be effected for a minimum of 20 days following mailing of this information statement to stockholders of MVP Network and MVP Online Games.  The dissenter's appraisal notice must:

•	state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
•	inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
•
supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

•	set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
•	be accompanied by a copy of NRS 92A.300 to NRS 92A.500, inclusive.

As specified in Annex C, an MVP Online Games stockholder desiring to perfect dissenters’ rights must return the demand for payment which must be received by MVP Online Games on or before __________, 2007.

NRS 92A.440 provides that a stockholder to whom a dissenter’s appraisal notice is sent must:

•	demand payment;
•
certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be said in the dissenter’s notice for the certification; and

•	deposit his certificates, if any, in accordance with the terms of the notice.

Any stockholder who does not demand payment or deposit his, her or its certificates where required, each by the date set forth in the dissenter’s appraisal notice, will not be entitled to payment for his, her or its shares under the Nevada Revised Statutes.

Subject to certain exceptions, within 30 days after receipt of a demand for payment from a dissenting stockholder, MVP Online Games will be required by NRS 92A.460 to pay to the dissenter the amount that we estimate to be the fair value of his shares and accrued interest.  The obligation that we have in this regard may be enforced by the appropriate district court of the county in the State of Nevada.

If a dissenter believes that the amount offered by MVP Online Games is less than the fair value of the dissenter’s shares, the dissenter may under NRS 92A.480 notify MVP Online Games in writing of his or her own estimate of the fair value of the shares and the amount of interest due; and demand payment of such fair value and interest.

A dissenter will be deemed to have waived his or her right to demand payment pursuant to NRS 92A.480 unless the dissenter notifies the company of his or her demand in writing within 30 days after MVP Online Games has made or offered payment for the shares.

Under NRS 92A.490, if a dissenter’s demand for payment remains unsettled, MVP Online Games will be required to commence a proceeding in the appropriate court of the county where our registered office is located within 60 days after receiving the demand, and to petition the court to determine the fair value of the shares and accrued interest.  If we do not commence the proceeding within the 60 day period, we must pay each dissenter whose demand remains unsettled the amount demanded.

All dissenters, whether or not residents of Nevada, whose demands remain unsettled, will be named as parties to the proceeding as in an action against their shares.  All parties must be served with a copy of the petition. Non-residents may be served by registered or certified mail or by publication as provided by Nevada law.

The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The dissenting appraisers will be entitled to the same discovery rights as parties in other civil proceedings.

Each dissenter who is made a party to the proceeding is entitled to a judgment for the amount, if any, by which the court finds is the fair value of his or her shares, plus interest, exceeds the amount paid by MVP Online Games.

The court in a proceeding to determine fair value is required by Nevada law to determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court.  The court will assess the costs against MVP Online Games, but retains discretion to assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

Exercising Dissent Rights

If a stockholder wishes to exercise his, her or its dissent and appraisal rights, the stockholder must send to MVP Online Games (at the address set out below) a written notice (a form of which is attached as Annex C)  demanding payment, by the date set forth in the dissenter’s appraisal notice.

The stockholder must also send any certificates representing our shares to the address set out below.

All written notices and share certificates should be sent to:

MVP Network Online Games, Inc.
110 North Jefferson Avenue
St. Louis, Missouri  63103
Attention:  Timothy R. Smith, CFO
Telephone:  (314) 241-0070

Any stockholder who does not demand payment or deposit his, her or its certificates by the date set forth in the dissenter's appraisal notice will not be entitled to payment for his, her or its shares under the Nevada Revised Statutes.

Restrictions on Sales of Shares of MVP Network Common Stock Received in the Merger

The shares of MVP Network common stock to be issued in connection with the Merger will be registered under the Securities Act of 1933 and will be freely transferable, except for shares of MVP Network common stock issued to any person who is deemed to be an "affiliate" of MVP Online Games or MVP Network before the Merger. Persons who may be deemed to be "affiliates" of MVP Online Games or MVP Network before the Merger include individuals or entities that control, are controlled by, or are under common control with MVP Online Games or MVP Network before the Merger, and may include officers and directors, as well as principal stockholders, of MVP Online Games or MVP Network before the Merger.

Persons who may be deemed to be affiliates of MVP Online Games or MVP Network before the Merger may not sell any of the shares of MVP Network common stock received by them in connection with the Merger except pursuant to:

•      an effective registration statement under the Securities Act of 1933 covering the resale of those shares;
•      in accordance with Rule 145 under the Securities Act of 1933; or
•      an opinion of counsel or under a "no action" letter from the SEC, that such sale will not violate or is otherwise exempt from registration under the Securities Act of 1933.

THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The provisions of the Merger Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Merger Agreement that is important to you. The Merger Agreement is attached to this information statement/prospectus as Annex A, and we encourage you to read it carefully in its entirety for a more complete understanding of the Merger Agreement.

The Merger

The Merger Agreement provides for the merger of MVP Merger Corp., a newly formed, wholly owned subsidiary of MVP Network, with and into MVP Online Games.  MVP Online Games will survive the Merger as a wholly owned subsidiary of MVP Network.

Completion and Effectiveness of the Merger

MVP Network and MVP Online Games will complete the Merger when all of the conditions to completion of the Merger contained in the Merger Agreement, which are described in the sections entitled "The Merger Agreement—Conditions Precedent to Obligations of MVP Online Games to Complete the Merger" beginning on page 39 of this information statement/prospectus and "The Merger Agreement—Conditions Precedent to Obligations of MVP Network to Complete the Merger" beginning on page 40 of this information statement/prospectus, are satisfied or waived. The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Nevada. At the effective time of the Merger:

•	the articles of incorporation of MVP Online Games will remain as the articles of incorporation of the surviving corporation;
•      the bylaws of MVP Online Games will remain as the bylaws of the surviving corporation; and
•
the officers and directors of MVP Online Games will remain as the officers and directors of the surviving corporation (MVP Online Games) until their respective successors are duly elected or appointed and qualified.

Conversion of Securities

Following the completion of the Merger, each share of MVP Online Games common stock issued and outstanding immediately prior to the effective time of the Merger will be canceled and extinguished and automatically converted into the right to receive four (4) shares of MVP Network common stock, upon surrender of the certificate representing such share of MVP Online Games common stock in the manner provided in the Merger Agreement.

The exchange ratio in the Merger (i.e., 4.0 shares of MVP Network common stock for each share of MVP Online Games common stock) will be appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into MVP Network common stock or MVP Online Games common stock), (other than the 4.177 for 1 forward stock split of MVP Network common stock that became effective March 30, 2007), reorganization, recapitalization or other like change with respect to MVP Network common stock or MVP Online Games common stock, in each case occurring on or after the date of the Merger Agreement and prior to the effective time of the Merger.

Each share of MVP Online Games common stock held by MVP Online Games, MVP Merger Corp. MVP Network or any direct or indirect wholly owned subsidiary of MVP Online Games or MVP Network immediately prior to the Merger will be canceled and extinguished without any conversion thereof.

Each share of common stock of MVP Merger Corp. issued and outstanding on the effective date of the Merger shall cease to exist, and be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation, which will be owned by MVP Network.

Based on the exchange ratio and the number of shares of MVP Online Games common stock outstanding as of June 30, 2007, MVP Network expects to issue a total of approximately 371,564,544 shares of MVP Network common stock, of which 39,576,168 of the shares to be issued to Paul A. Schneider in the Merger shall be canceled.

After the Merger, MVP Network stockholders will continue to own their existing shares of MVP Network common stock. Accordingly, MVP Network stockholders will hold the same number of shares of MVP Network common stock that they held immediately prior to the Merger. However, because MVP Network will be issuing new shares of MVP Network common stock to MVP Online Games stockholders in the Merger, each outstanding share of MVP Network common stock immediately prior to the Merger will represent a smaller percentage of the total number of shares of MVP Network common stock outstanding after the Merger. It is expected that MVP Network stockholders before the Merger will hold approximately 24.4% of the total MVP Network common stock outstanding upon completion of the Merger.

Treatment of MVP Online Games Stock Options

Presently there are no options outstanding to acquire shares of MVP Online Games common stock and none shall be issued prior to the effective time of the Merger.

Treatment of MVP Online Games Restricted Stock

There are no shares of MVP Online Games common stock outstanding immediately prior to the Merger that are unvested or are subject to a repurchase option, risk of forfeiture or other restriction and none shall be issued prior to the effective time of the Merger.

Fractional Shares

MVP Network will not issue any fractional shares of common stock in connection with the Merger. Instead, each holder of MVP Online Games common stock who would otherwise be entitled to receive a fraction of a share of MVP Network common stock will have the fractional share rounded up to the nearest whole share.

Exchange Procedures

Promptly after the effective time of the Merger, Nevada Agency and Trust Company (“NATCO”), as the exchange agent for the Merger, will establish an exchange fund to hold the Merger consideration to be paid to MVP Online Games stockholders in connection with the Merger. The exchange fund will consist of shares of MVP Network common stock to be issued in the Merger.

After the completion of the Merger, MVP Network or NATCO will promptly mail to each record holder of MVP Online Games common stock a letter of transmittal, instructions for surrendering the record holder's stock certificates in exchange for shares of MVP Network common stock, and such notification as may be required under the Nevada Revised Statutes to be given to holders of dissenting shares. Upon proper surrender of a MVP Online Games stock certificate in accordance with the exchange agent's instructions, the holder of such MVP Online Games stock certificate will be entitled to receive a certificate representing the number of whole shares of MVP Network common stock issuable to such holder pursuant to the Merger.  The surrendered certificates representing MVP Online Games common stock will be canceled. After the effective time of the Merger, each certificate representing shares of MVP Online Games common stock that has not been surrendered will represent only the right to receive shares of MVP Network common stock issuable pursuant to the Merger to which the holder of any such certificate is entitled. In the event of a transfer of ownership of shares of MVP Online Games common stock that is not registered in the transfer records of MVP Online Games, a certificate representing the proper number of shares of MVP Network common stock may be issued to a transferee if the certificate representing such shares of MVP Online Games common stock is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. After the effective time of the Merger, MVP Online Games will not register any transfers of MVP Online Games common stock on its stock transfer books.

Any holder or former holder of MVP Online Games common stock may be subject to withholding under the Internal Revenue Code or under another provision of state, local or foreign tax law. To the extent such amounts are withheld, they will be treated as having been paid to the person to whom such amounts would otherwise have been paid.

Holders of MVP Online Gamescommon stock should not send in their MVP Online Gamesstock certificates until they receive a letter of transmittal from the exchange agent with instructions for the surrender of MVP Online Gamesstock certificates.

Distributions with Respect to Unexchanged Shares

After the Merger is completed, holders of MVP Online Games common stock will be entitled to dividends and other distributions declared or made by MVP Network after completion of the Merger with respect to the number of shares of MVP Network common stock that they are entitled to receive upon exchange of their MVP Online Games common stock. Such holders will not be entitled to receive these dividends or distributions, however, until they surrender their MVP Online Games common stock certificates to the exchange agent in accordance with the applicable instructions.

Lost, Stolen and Destroyed Certificates

If an MVP Online Games stock certificate is lost, stolen or destroyed, the holder of such certificate must deliver an affidavit of that fact prior to receiving any Merger consideration and, if required by MVP Network, will also have to provide an indemnity bond prior to receiving any Merger consideration.

Dissenters' Rights

Any shares of MVP Online Games common stock held by a holder who, subject to the Nevada Revised Statutes, has duly demanded that MVP Online Games purchase such holder's shares of MVP Online Games common stock and has not, as of the effective time of the Merger, withdrawn or lost such rights, will not be converted into shares of MVP Network common stock upon the consummation of the Merger, but instead will be converted into the right to receive the consideration that is determined under Nevada law for dissenting shares.

For a full description of the rights of MVP Online Games stockholders to dissent from the Merger, see “The Merger – Appraisal Rights of Dissenting Shareholders of MVP Online Games” at page 31 and Annex B of this information statement/prospectus. An MVP Online Games stockholder's failure to comply with the procedures described in Annex B will result in the loss of dissenters' rights for such stockholder.

Representations and Warranties

The Merger Agreement contains general representations and warranties made by MVP Online Games on the one hand, and MVP Network and MVP Merger Corp. on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Merger. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the effective time of the Merger. The representations and warranties of each of MVP Online Games and MVP Network have been made solely for the benefit of the other party, and those representations and warranties should not be relied on by any other person. In addition, those representations and warranties may be intended not as statements of actual fact, but rather as a way of allocating risk between the parties, may have been modified by the disclosure schedules to the Merger Agreement, are subject to the materiality standards described in the Merger Agreement, which may differ from what may be viewed as material by you, and were made only as of the date of the Merger Agreement or another date as is specified in the Merger Agreement.

MVP Online Games made a number of representations and warranties to MVP Network in the Merger Agreement, including representations and warranties relating to the following matters:

•      corporate organization, qualifications to do business and corporate standing;
•      capital structure and the absence of preemptive rights;
•      corporate authorization to enter into and carry out the obligations contained in the Merger Agreement;
•      the vote of the stockholders required to complete the Merger;
•
absence of any conflict or violation of the corporate charter and bylaws of MVP Online Games and its subsidiaries, any applicable legal requirements, or any agreements with third parties, as a result of entering into and carrying out the obligations contained in the Merger Agreement;

•      governmental approvals required to complete the Merger;
•      the financial statements of MVP Online Games;
•      absence of certain changes or events since September 30, 2006;
•      title to properties, including intellectual property;
•      compliance with applicable law by MVP Online Games and its subsidiaries;
•      compliance with regulatory requirements;
•      litigation;
•      employees and employment practices;
•      environmental matters;
•      material contracts and the absence of breaches of material contracts;
•      insurance; and
•      board of directors approval;.

MVP Network and MVP Merger Corp. made a number of representations and warranties to MVP Online Games in the Merger Agreement, including representations and warranties relating to the following subject matters:

•      corporate organization, qualifications to do business and corporate standing;
•      capital structure and the absence of preemptive rights;
•      corporate authorization to enter into and carry out the obligations contained in the Merger Agreement;
•
absence of any conflict or violation of the corporate charter and bylaws of MVP Network and MVP Merger Corp., any applicable legal requirements, or any agreements with third parties, as a result of entering into and carrying out the obligations contained in the Merger Agreement;

•      governmental approvals required to complete the Merger;
•      SEC filings and the financial statements contained in those filings;
•      absence of certain changes or events since September 30, 2006;
•      title to property;
•      compliance with applicable law by MVP Network;
•      compliance with regulatory requirements;
•      litigation;
•      employees and employment practices;
•      environmental matters;
•      material contracts and the absence of breaches of material contracts;
•      insurance; and
•      board of directors approval;.

MVP Online Games’ and MVP Network’s Conduct of Business before Completion of the Merger

Under the Merger Agreement, MVP Online Games and MVP Network agreed, until the completion of the Merger, except under certain circumstances or as consented to in writing by the other party, to:

•      Carry on its business in substantially the same manner as it has heretofore;
•	Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;
•	Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;
•	Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;
•
Duly and timely file for all taxable periods ending on or prior to the closing date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of the Merger Agreement and ending on the closing date.;

•
Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.; and

•
to give the other party’s officers and authorized representatives full access to the properties, books, and  records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of MVP Online Games or MVP Network and will furnish the other party with such additional financial and other information as to the business and properties of MVP Online Games or MVP Network as each party shall from time to time reasonably request.

Under the Merger Agreement, MVP Online Games and MVP Network agreed, until the completion of the Merger, except under certain circumstances or as consented to in writing by the other party, not to:

•	Make any change in its articles of incorporation or bylaws or effect any recapitalization;
•
Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

•	Enter into any agreement for the sale of MVP Online Games or MVP Network securities without the prior approval of the other party.

Conditions Precedent to Obligations of MVP Online Games to Complete the Merger

The obligations of MVP Online Games, to complete the Merger are subject to the satisfaction or waiver of each of the following conditions:

•
After MVP Network obtains clearance from the SEC of a related Information Statement, MVP shall implement a 4.177 to 1 forward stock split of its issued and outstanding common stock, which shall be implemented at or prior to the closing of the transactions contemplated in the Merger Agreement.  This was completed on March 30, 2007.

•
After MVP Network obtains clearance from the SEC of this information statement/prospectus MVP Network shall implement written shareholder consent approvals, to (i) approve the transactions contemplated by the Merger Agreement, (ii) amend MVP Network’s articles of incorporation to increase MVP’s authorized capitalization to 5,000,000,000 authorized shares of common stock with a par value of $0.001, and 20,000,000 shares of preferred stock with a par value of $0.001 and to provide for those other changes that are believed to be in the best interest of the MVP shareholders and that are mutually agreed to by the board of directors of MVP and Online Games; and (iii) approve and implement the forward stock split described above.  The transactions described in subparts (ii) and (iii) were completed on March 30, 2007,

•
MVP Network shall prepare and file a registration statement with the SEC for the purpose of registering a maximum of 380,574,544 shares of MVP Network common stock for issuance to the MVP Online Games shareholders pursuant to the Merger, and the registration statement shall have been declared effective by the SEC.

•
The representations and warranties made by MVP Network in the Merger Agreement were true when made and shall be true at the closing date with the same force and effect as if such representations and warranties were made at and as of the closing date (except for changes therein permitted by the Merger Agreement), and MVP Network shall have performed or complied with all covenants and conditions required by the Merger Agreement to be performed or complied with by MVP Network prior to or at the closing.  MVP Online Games shall be furnished with certificates, signed by a duly authorized officer of MVP Network and dated the closing date, to the foregoing effect.

•
MVP Online Games shall have been furnished with certificates dated the closing date and signed by the duly authorized chief executive officer of MVP Network to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of MVP Network threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by the Merger Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and MVP Network’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that: (i) the Merger Agreement has been duly approved by MVP Network’s board of directors and shareholders and has been  duly executed and delivered in the name and on behalf of MVP Network by its duly authorized officers pursuant  to, and in compliance with, authority granted by the board of directors of MVP Network; (ii) there have been no material adverse changes in MVP Network from up to and including the date of the certificate; (iii) all conditions required to be performed by MVP Network pursuant to the Merger Agreement have been met, satisfied, or performed by MVP Network; (iv)  all authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by MVP Network have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and (v) there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against MVP Network, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of MVP Network, the operation of MVP Network, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which MVP Network is bound or in any way contests the existence of MVP Network.

•
Prior to the closing date, there shall not have occurred any material adverse change in the financial condition, business, or operations of MVP Network, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of MVP Network.

•
MVP Online Games shall have received a certificate of good standing from the secretary of State of Nevada, dated as of the date within five days prior to the closing date, certifying that MVP Network is in good standing as a corporation in the State of Nevada.

•	MVP Online Games shall have received such further documents, certificates, or instruments relating to the transactions contemplated thereby as MVP Online Games may reasonably request.

Conditions Precedent to Obligations of MVP Network to Complete the Merger

The obligations of MVP Network to complete the Merger are subject to the satisfaction or waiver of each of the following conditions:

•
Paul A. Schneider must cancel 39,576,168 of the MVP Network shares that he is to receive in exchange for some of his MVP Online Games Shares immediately upon the consummation of the Merger.  The shares to be cancelled are part of the shares registered by MVP Network in its Form S-4 registration statement.

•
After MVP Network obtains clearance from the SEC of this information statement/prospectus, MVP Online Games shall implement written shareholder consent approvals to approve the transactions contemplated by the Merger Agreement

•
The representations and warranties made by MVP Online Games in the Merger Agreement were true when made and shall be true at the closing date with the same force and effect as if such representations and warranties were made at and as of the closing date (except for changes therein permitted by the Merger Agreement), and MVP Online Games shall have performed or complied with all covenants and conditions required by the Merger Agreement to be performed or complied with by MVP Online Games prior to or at the closing.  MVP Network shall be furnished with certificates, signed by a duly authorized officer of MVP Online Games and dated the closing date, to the foregoing effect.

•
MVP Network shall have been furnished with certificates dated the closing date and signed by the duly authorized chief executive officer of MVP Online Games to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of MVP Online Games threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by the Merger Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and MVP Online Games’ own documents and information, the certificate shall represent, to the best knowledge of the officer, that: (i) the Merger Agreement has been duly approved by MVP Online Games’ board of directors and shareholders and has been  duly executed and delivered in the name and on behalf of MVP Online Games by its duly authorized officers pursuant  to, and in compliance with, authority granted by the board of directors of MVP Online Games; (ii) there have been no material adverse changes in MVP Online Games from up to and including the date of the certificate; (iii) all conditions required to be performed by MVP Online Games pursuant to the Merger Agreement have been met, satisfied, or performed by MVP Online Games; (iv)  all authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by MVP Online Games have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and (v) there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against MVP Online Games, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of MVP Online Games, the operation of MVP Online Games, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which MVP Online Games is bound or in any way contests the existence of MVP Online Games.

•
Prior to the closing date, there shall not have occurred any material adverse change in the financial condition, business, or operations of MVP Online Games, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of MVP Online Games.

•
MVP Network shall have received a certificate of good standing from the secretary of State of Nevada, dated as of the date within five days prior to the closing date, certifying that MVP Online Games is in good standing as a corporation in the State of Nevada.

•	MVP Network shall have received such further documents, certificates, or instruments relating to the transactions contemplated thereby as MVP Network may reasonably request.

Termination of Merger Agreement

The Merger Agreement may be terminated in accordance with its terms at any time prior to completion of the Merger, whether before or after the requisite approvals of the stockholders of MVP Network and MVP Online Games.  The Merger Agreement may be terminated by either MVP Network or MVP Online Games for any of the following reasons:

•
If there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by the Merger Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

•
If any of the transactions contemplated by the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger; or

•
If MVP Online Games shareholders who collectively hold more than three percent (3.0%) of all issued and outstanding shares of MVP Online Games common stock perfect their dissenter rights under the Nevada Revised Statutes and demand to be paid for their dissenting shares.

In the event of termination pursuant to these provisions, no obligation, right, or liability shall arise thereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of the Merger Agreement and the transactions contemplated thereby.

The following additional rights to terminate the Merger Agreement exist:

•
The Merger Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of MVP Network if (i) less than 50% of the shareholders of MVP Online Games vote in favor of the Merger Agreement and the transactions contemplated hereby (however, MVP Online Games stockholders owning more than 50% of the issued and outstanding MVP Online Games shares have already approved the Merger by written consent), (ii) MVP Online Games shall fail to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement or if any of the representations or warranties of MVP Online Games contained herein shall be inaccurate in any material respect, (iii) there has been any material adverse change in the business or financial condition of MVP Online Games, or (iv) shareholders of MVP Online Games owning more than three percent (3.0%). of the issued and outstanding shares of Online Games capital stock perfect their dissenter’s rights with respect to the approval of the Merger Agreement and the transactions contemplated hereby.  In the event of termination pursuant to this paragraph, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of the Merger Agreement and the transactions contemplated thereby.

•
The Merger Agreement may be terminated at any time prior to the closing date by action of the board of directors of MVP Online Games if (i) less than 50% of the Shareholders of MVP Network vote in favor of the Merger Agreement and the transactions contemplated thereby (however, MVP Network stockholders owning more than 50% of the issued and outstanding MVP Network shares have already approved the Merger by written consent), (ii) MVP Network shall fail to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement or if any of the representations or warranties of MVP Network contained herein shall be inaccurate in any material respect, or (iii) there has been any adverse change in the business or financial condition of MVP Network.  In the event of termination pursuant to this paragraph, no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of the Merger Agreement and the transactions contemplated hereby.

In the event that holders of more than three percent (3.0%) of the issued and outstanding shares of MVP Online Games common stock perfect their dissenters’ rights, the companies may decide not to consummate the Merger. The final decision whether to consummate the Merger may be affected by the total number of MVP Online Games shares (in excess of three percent (3.0%)) that perfect dissenters’ rights, and the estimated amount of cash to be paid to the dissenting shareholders.

MATERIAL CONTRACTS BETWEEN THE COMPANIES

Merger Agreement

On November 22, 2006, MVP Network and MVP Online Games entered into the Merger Agreement.  For a description of the Merger Agreement see “The Merger Agreement” at page 34.

License Agreements

On June 25, 2007, MVP Network, entered into two License of Rights in Software Program agreements (the “License Agreements”) with MVP Online Games.  MVP Network and MVP Online Games are related parties which largely have the same officers, directors and principal shareholders.

Under one of the License Agreements, MVP Online Games has licensed to MVP Network the rights to reproduce, publicly display, market, sell, distribute, and otherwise exploit, throughout the world, the Golden Fairway Golf online computer game which has been marketed in the past by MVP Online Games.  MVP Network will now be responsible to market the Golden Fairway Golf computer game.

Under the other License Agreements, MVP Online Games has licensed to MVP Network the rights to reproduce, publicly display, market, sell, distribute, and otherwise exploit, throughout the world, the Redline Thunder online computer game which has been marketed in the past by MVP Online Games.  MVP Network will now be responsible to market the Redline Thunder computer game.

The term of each License Agreement expires December 31, 2008.  Each License Agreement provides that MVP Network shall pay to MVP Online Games a royalty equal to fifty percent (50.0%) of all Gross Revenues less Marketing Distribution Costs, as those terms are defined in the License Agreements.  For example, if a GoldenFairway.com software license were sold for $299.00 and no Marketing Distribution Costs were incurred in the sale, MVP Network would receive $149.50. MVP Online Games allows MVP Network to use its websites to reproduce, publicly display, market, sell, distribute and otherwise exploit the games.  Copies of the License Agreements are filed as exhibits in MVP Network’s Current Report on Form 8-K dated June 25, 2007 and filed June 26, 2007.

By executing the License Agreements, MVP Network has now acquired a specific business direction. Prior to the execution of the License Agreements, MVP Network was considered to be a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934).

INFORMATION ABOUT MVP NETWORK

Company History and Business

MVP Network is headquartered in St. Louis, Missouri.  It was incorporated in the State of Nevada in 1955.  Since then MVP Network has been known my various names including Western American Industries, Inc., Cardiodynamics, Inc., Vida Medical Systems, Inc., and Oasis Oil Corporation.

Most recently, MVP Network principally engaged in the service of gathering, transporting and marketing of domestic crude oil through a wholly owned subsidiary known as Oasis Transportation and Marketing Corporation (“OTMC”).  As a first purchaser of crude oil, MVP Network offered a complete division order and royalty disbursement service to its producer accounts.  MVP Network sustained substantial operating losses in the past.  Effective March 31, 1999, MVP Network sold 100% of its ownership of OTMC, representing the discontinuation of all of its existing operations.  After the sale of OTMC, management began exploring merger and acquisition possibilities.  Since then, MVP Network has also been involved in paying off debt and eliminating certain liabilities.

MVP Network amended its Articles of Incorporation in August 3, 2005 to change its name from Oasis Oil Corporation to MVP Network, Inc.

MVP Network is in the development stage and has generated no significant revenue.  In the past three years, MVP Network has been funded primarily through loans from officers and shareholders.

Search for Possible Acquisitions

Prior to executing the Merger Agreement with MVP Online Games in November 2006, Management searched for one or more businesses or business opportunities to merge with or acquire.  Management had broad discretion in its search for and negotiations with any potential business or business opportunity. Further, MVP Network offered no assurance that it would have the ability to acquire or merge with an operating business, business opportunity or property that would be of material value to MVP Network.

Sources of Business Opportunities

Management was free to use various resources in its search for potential business opportunities including, but not limited to, MVP Network ‘s officers and directors, consultants, special advisors, securities broker-dealers, venture capitalists, members of the financial community and others who could potentially present management with unsolicited proposals.  MVP Network did not retain, on a fee basis, professional firms specializing in business acquisitions and reorganizations.

MVP Network did not limit its search to any specific kind of industry or business.  It was free to investigate any venture that was in its preliminary or development stage, was already in operation, or in various stages of its corporate existence and development.  A potential venture might need additional capital or merely desire to have its shares publicly traded.  MVP Network thought the most likely scenario for a possible business arrangement would involve the acquisition of or merger with an operating business that did not need additional capital, but which merely desired to establish a public trading market for its shares.  Management believed that MVP Network could provide a potential public vehicle for a private entity interested in becoming a publicly held corporation without the time and expense typically associated with an initial public offering.

Evaluation

Once MVP Network identified a particular entity as a potential acquisition or merger candidate, management planned to seek to determine whether the acquisition or merger was warranted, or whether further investigation was necessary.  Such determination will generally be based on management's knowledge and experience, or with the assistance of outside advisors and consultants evaluating the preliminary information available to them.  Management may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities.  However, because of MVP Network’s limited capital it may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity.

In evaluating such potential business opportunities, management proposed to consider, to the extent relevant to the specific opportunity, several factors including:

•  potential benefits to MVP Network and its shareholders;
•  working capital;
•  financial requirements and availability of additional financing;
•  history of operation, if any;
•  nature of present and expected competition;
•  quality and experience of management;
•  need for further research, development or exploration;
•  potential for growth and expansion;
•  potential for profits; and
•  other factors deemed relevant to the specific opportunity.

There are certain unidentified risks that cannot be adequately expressed prior to the identification of a specific business opportunity. There can be no assurance following consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully.  Many potential business opportunities available to MVP Network may involve new and untested products, processes or market strategies which may not ultimately prove successful.

Form of Potential Acquisition or Merger

Prior to the signing of the Merger Agreement with MVP Online Games, MVP Network took the position that it could not predict the manner in which MVP Network might participate in a prospective business opportunity. Each separate potential opportunity was to be reviewed and, upon the basis of that review, a suitable legal structure or method of participation would be chosen.  The particular manner in which MVP Network participated in a specific business opportunity would depend upon the nature of that opportunity, the respective needs and desires of MVP Network’s management and management of the opportunity, and the relative negotiating strength of the parties involved.  Actual participation in a business venture could take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or consolidation.  MVP Network could act directly or indirectly through an interest in a partnership, corporation, or other form of organization.

Because MVP Network has only a limited amount of assets, MVP Network took the position that in the event MVP Network successfully acquired or merged with an operating business opportunity, it would be likely that its present shareholders would experience substantial dilution.  It is also possible that there would be a change in control.  The owners of any business opportunity which MVP Network acquired or merged with would most likely acquire control following such transaction.  Management did not establish any guidelines as to the amount of control it would offer to prospective business opportunities, but rather management would attempt to negotiate the best possible agreement for the benefit of MVP Network shareholders.

Products and Services

MVP Network discontinued its oil related business in March 1999 when OTMC was sold.  MVP Network presently has no products or services, other than its license rights to reproduce, publicly display, market, sell distribute and otherwise exploit two computer games developed by MVP Online Games.  See “Material Contracts Between the Companies” at page 42.

Patents and Trademarks

MVP Network neither owns nor has applied for any patents or trademarks.

Competition

MVP Network is aware that there are many other public companies with only nominal assets that are also searching for operating businesses and other business opportunities as potential acquisition or merger candidates.  MVP Network is in direct competition with these other public companies in its search for business opportunities and, due to MVP Network’s limited funds, it may be difficult for MVP Network to successfully compete with these other companies.

Employees

MVP Network’s currently has no employees. Management presently serves in an uncompensated role, except that Paul A. Schneider, Timothy R. Smith and Debbra Schneider are reimbursed certain expenses to attend directors meetings.

Seasonality

There is no seasonal aspect to MVP Network’s business.

Facilities

MVP Network’s corporate office is currently located at 110 North Jefferson Avenue, St. Louis, Missouri 63103 in a building owned by MVP Online Games.  The building contains approximately 14,000 square feet.  MVP Online Games allows MVP Network to utilize office space at this location, rent free.

Although MVP Network has no written agreement and currently pays no rent for the use of these facilities, it is contemplated that when the merger with MVP Online Games is consummated, MVP Network will continue to occupy the same commercial office space. MVP Network has no current plans to secure separate commercial office space.

Description of Property

MVP Network does not own or lease any real estate.  As stated above, MVP Network’s corporate office is currently located at 110 Jefferson Avenue, St. Louis, Missouri 63103 in a building owned by MVP Online Games.  The building contains approximately 14,000 square feet.  MVP Online Games allows MVP Network to utilize office space at this location, rent free.

Although MVP Network has no written agreement and currently pays no rent for the use of these facilities, it is contemplated that at such future time as the merger with MVP Online Games is consummated, MVP Network will continue to occupy the same commercial office space.  MVP Network has no current plans to secure separate commercial office space.

Legal Proceedings

MVP Network is not presently a party to any material pending legal proceedings.  To the best of MVP Network’s knowledge, no governmental authority or other party had threatened or is contemplating the filing of any material legal proceeding against MVP Network.

Information Concerning MVP Network’s Capital Stock

The authorized capital stock of MVP Network consists of 5,020,000,000 shares, 5 billion shares with a par value of $0.001 which are common stock, and 20,000,000 million shares with a par value of $0.001 which are preferred stock.

Common Stock

Each holder of MVP Network’s common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors.  The common stock is be non-assessable and does not have cumulative voting rights or preemptive rights. In addition, the common stock has the following powers, preferences, rights, qualifications, limitations and restrictions:

•
After the requirements with respect to preferential dividends of preferred stock, if any, shall have been met and after MVP Network has complied with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the Nevada Revised Statutes, then, but not otherwise, the holders of MVP Network common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

•
After distribution in full of any preferential amount to be distributed to the holders of preferred stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of MVP Network, the holders of the common stock shall be entitled to receive all the remaining assets of MVP Network, tangible, and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the MVP Network common stock held by each.

•
Except as may otherwise be required by law or MVP Network’s articles of incorporation, as amended, in all matters as to which the vote or consent of stockholders of MVP Network shall be required or be taken, including, any vote to amend MVP Network’s articles of incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the MVP Network common stock shall have one vote per share of MVP Network common stock on all such matters.

•
Shares of MVP Network common stock may be issued from time to time as the MVP Network board of directors shall determine and on such terms and for such consideration as shall be fixed by the MVP Network board of directors.

•
No holder of any of the shares or of options, warrants, or other rights to purchase shares of MVP Network common stock or of other securities of MVP Network shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of MVP Network of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of MVP Network of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of MVP Network’s board of directors to such persons, firms, corporations, or associations, whether such holders or others, and on such terms as may be deemed advisable by MVP Network’s board of directors in the exercise of its sole discretion.

•
Except as otherwise specifically required by law or as specifically provided in any resolution or resolutions of MVP Network’s board of directors providing for the issue of any particular series of preferred stock, the exclusive voting rights of any shares of MVP Network shall be vested in the common stock of MVP Network. Each share of common stock shall entitle the holder thereof to one vote at all meetings of the stockholders of MVP Network.

Except as may be provided by MVP Network’s board of directors in a Preferred Stock Designation or by law, the common stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of preferred stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

Dividends on the common stock may be declared by the board of directors. The payment of dividends on the common stock in the future, if any, will be determined by MVP Network’s board of directors. In addition, the payment of such dividends will depend on MVP Network’s financial condition, results of operations, capital requirements and such other factors as MVP Network’s board of directors deems relevant.

Preferred Stock

The preferred stock has such preferences, limitations and relative rights as may be determined and designated in the discretion of MVP Network’s board of directors.

The preferred stock may be issued in one or more series. The MVP Network board of directors is hereby authorized to issue the shares of preferred stock in such series and to fix, from time to time before issuance, the number of shares to be included in any series and the designation, relative powers, preferences, rights, qualifications, limitations or restrictions of all shares of such series. The authority of the MVP Network board of directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

•	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
•	the voting powers, if any, and whether such voting powers are full or limited, in any such series;
•	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•	whether dividends, if any, shall be cumulative or noncumulative;
•	the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends of such series;
•	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, MVP Network;
•
the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of MVP Network or any other corporation, and the price or prices or the rates of exchange applicable thereto;

•	the right, if any, to subscribe for or to purchase any securities of MVP Network or any other corporation;
•	the provision, if any, of a sinking fund applicable to such series; and
•	any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all of which shall be stated in a resolution or resolutions providing for the issuance of such preferred stock (a "Preferred Stock Designation"). If required by Nevada Revised Statutes Section 78.1955 or other applicable law, the Preferred Stock Designation shall be filed with the Nevada Secretary of State or other appropriate governmental office before the issuance of any shares of any series of preferred stock.

Management's Discussion and Analysis or Plan of Operation

Results of Operations for the Three and Six Months Ended June 30, 2007 and 2006

Revenues.  MVP Network did not realize any revenues for the three or six month periods ended June 30, 2007 or 2006.  On June 25, 2007 MVP Network entered into two License of Rights in Software Program Agreements (the “License Agreements”) pursuant to which MVP Network acquired the rights from MVP Online Games to market and sell two computer games.  MVP Network anticipates generating revenues from these licenses in third and fourth quarters 2007.

Expenses. MVP Network incurred $23,891 in general and administrative expense in the three month period ended June 30, 2007, a decrease of $26,052 from the $49,943 of general and administrative expense incurred during the three month period ended June 30, 2006.  MVP Network incurred $53,204 in general and administrative expense in the six month period ended June 30, 2007, a decrease of $4,884 from the $58,088 of general and administrative expense incurred during the six month period ended June 30, 2006.  MVP Network incurred no other expenses during the three or six month periods ended June 30, 2007 or 2006.  The general and administrative expenses were primarily for accounting and legal expenses.  It is anticipated that general and administrative expenses will continue to be incurred by MVP Network in the future for legal and accounting expenses associated with preparation of MVP Network’s quarterly and annual reports and the related reviews and audits of MVP Network’s financial statements.  If MVP Network is successful in consummating the merger with MVP Online Games, it is likely that general and administrative expenses will increase significantly at that time.

Net Loss.  Net loss for the three month period ended June 30, 2007 was $23,891 as compared to a net loss of $49,943 for the three month period ended June 30, 2006.  MVP Network had a net loss of $53,204 in the six month period ended June 30, 2007 compared to a net loss of $58,088 for the six month period ended June 30, 2006.

Liquidity and Capital Resources at June 30, 2007

During the six month period ended June 30, 2007 our expenses were paid through one or more contributions to capital by MVP Network’s Chief Executive Officer.

As of June 30, 2007 MVP Network had no cash or other assets and no liabilities.  As of June 30, 2007, MVP Network had no cash to use to sustain operations for any length of time.  MVP Network needs to raise approximately $100,000 in additional cash to sustain operations for the next twelve months in the event that MVP Network continues to search for one or more operating businesses to acquire.  If MVP Network successfully consummates the proposed acquisition of MVP Online Games, MVP Network expects to raise approximately $1,200,000 to sustain operations for the next twelve months.  MVP Network is presently evaluating possible sources of additional funds to support its operations.  It may seek to raise funds from a possible private or public sale of its common stock.  It may seek to raise funds through an increase in its bank financing.  It may seek to raise funds from its President or third parties through borrowing arrangements.  At the present time, MVP Network has no commitments to raise funds from any of the possible sources described above or from any other sources, and there is no assurance that MVP Network will be able to raise funds from such sources on terms acceptable to MVP Network, if at all.

Plan of Operations

In March 2005, MVP Network began discussions with MVP Network, LLC, a Missouri limited liability company, concerning the possibility of acquiring MVP Network, LLC as a wholly-owned subsidiary.  At that time, MVP Network changed its name from Oasis Oil Corporation to MVP Network, Inc. in anticipation of concluding an acquisition agreement.  MVP Network, LLC was acquired by MVP Online Games in September 2006 for 1,000,000 shares of MVP Online Games common stock issued to Paul A. Schneider (990,000 shares) and Online Exchange, Inc. (10,000 shares), the only members of MVP Network, LLC.  Additionally, also in September 2006, Online Exchange, Inc., a Missouri corporation, was acquired by MVP Online Games for 1,000,000 shares of MVP Online Games common stock issued to Paul A. Schneider, the only shareholder of Online Exchange, Inc.  As a result of these related party acquisitions, MVP Network, LLC and Online Exchange, Inc. are now wholly-owned subsidiaries of MVP Online Games.

MVP Network, LLC was founded in 2000.  It developed and released a two (2) dimensional online golf game known as GoldenFairway.com.  GoldenFairway.com currently has 351,000 registered golfers that have downloaded and played the game. MVP Network, LLC developed games and created the infrastructure and hired support staff to support large multi-player online golf tournaments.  It has developed and sold monthly software licenses, subscriptions, held fundraiser golf tournaments, and in-game advertising.  Paul A. Schneider and Timothy R. Smith are both officers of MVP Network, LLC.

MVP Network entered into an Agreement and Plan of Reorganization (the “ Merger Agreement”) on November 22, 2006 to acquire MVP Online Games, Inc.  The proposed acquisition will be facilitated by merging our newly created, wholly-owned subsidiary MVP Merger Corp., with and into MVP Online Games with MVP Online Games being the surviving entity (the “Merger”).  As a result of the Merger, MVP Online Games will become MVP Network’s wholly-owned subsidiary, and MVP Online Games will continue to own MVP Network, LLC and Online Exchange, Inc.  MVP Online Games is a company with approximately 670 shareholders.  Paul A. Schneider is a principal stockholder of MVP Online Games, and owns approximately 86% of the outstanding MVP Online Games shares.  Paul A. Schneider and Timothy R. Smith are executive officers and directors of MVP Online Games.  Any acquisition of MVP Online Games by MVP Network, Inc. would be a related party transaction.

Under the terms of the Merger Agreement, MVP Network effected on March 30, 2007, a forward stock split of its issued and outstanding common stock on a 4.177 shares for 1 share basis.  The forward stock split increased MVP Network’s outstanding shares of common stock from approximately 25,424,638 pre-split shares to approximately 106,198,711 post-split shares.  Unless specified otherwise, shares of MVP Network’s common stock referred to herein shall be referred to as post-split shares.  As consideration for the Merger, current holders of the 92,891,136 shares of outstanding common stock of MVP Online Games will receive 4 post-split shares of MVP Network common stock for each share of MVP Online Games common stock presently issued and outstanding.  This will result in an aggregate of approximately 371,564,544 post-split shares of MVP Network’s common stock being issued to the current holders of MVP Online Games common stock.  Since Paul A. Schneider, CEO of both MVP Network, Inc. and MVP Online Games, has agreed to cancel approximately 39,576,168 post-split shares of our common stock that he will receive in exchange for some of his MVP Online Games shares at the time of the closing (conditional upon the Merger being successfully consummated), the remaining 331,988,376 post-split shares to be issued to MVP Online Games shareholders in the Merger will then represent approximately 76% of MVP Network total 439,133,690 post-split shares to be outstanding immediately following the Merger. Current MVP Network stockholders will retain approximately 24% of the post-split shares to be outstanding immediately following the Merger.

The successful closing of the Merger is subject to various terms and conditions described in the Merger Agreement, including the successful registration of shares of MVP Network’s common stock to be issued in the Merger.

Going Concern Issue. MVP Network’s independent auditors have expressed a going concern issue. MVP Network’s ability to continue as a going concern is dependent upon its ability to successfully attain profitable operations or to locate financing for MVP Network continued maintenance and operations. MVP Network currently does not have an established source of funds sufficient to cover its operating costs and accordingly there is substantial doubt about MVP Network’s ability to continue as a going concern. MVP Network is in the process of seeking a merger or acquisition of an operating company which it believes will be profitable and allow MVP Network to continue as a going concern. Any such acquisition is expected to require additional capital funding. MVP Network may seek additional capital needed to meet these anticipated needs. There is no assurance that such funds will be available to MVP Network or that if they are available will be under terms which MVP Network can accept.

Changes in and Disagreements with Accountants and Accounting and Financial Disclosure

There have been no disagreements with MVP Network’s independent accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the independent accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The independent accountant has not advised MVP Network that:

•	internal controls necessary to develop reliable financial statements did not exist; or
•
information has come to the attention of the independent accountant which made the accountant unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management; or

•
the scope of the audit should be expanded significantly, or information has come to the independent accountant’s attention that the accountant has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report), and the issue was not resolved to the independent accountant’s satisfaction.

Information Concerning MVP Network’s Common Stock and Related Stockholder Matters

Market Information

During the last two years ended December 31, 2006 and since then, there was no market for MVP Network common stock.  There has been no market for MVP Network common stock at any time during the past two years.  The high and low bid prices for our shares are listed below for the periods depicted. The prices in the table reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

PRICE RANGE

YEAR ENDED December 31, 2007:

	LOW	HIGH

1st Quarter	$ 0.00	$ 0.00
2nd Quarter	0.00	0.00
3rd Quarter	0.00	0.00

YEAR ENDED December 31, 2006:

1st Quarter	$0.00	$0.00
2nd Quarter	0.00	0.00
3rd Quarter	0.00	0.00
4th Quarter	0.00	0.00

YEAR ENDED December 31, 2005:

1st Quarter	$0.00	$0.00
2nd Quarter	0.00	0.00
3rd Quarter	0.00	0.00
4th Quarter	0.00	0.00

Stockholders

As of April 4, 2007, there were approximately 4,000 stockholders of record of our common stock.  This does not include an indeterminate number of shareholders who may hold their shares in "street name".

Dividends

MVP Network did not declare any cash dividends during the two fiscal years ended December 31, 2006, and MVP Network does not anticipate paying such dividends in the near future. MVP Network anticipates all earnings, if any, over the next 12 to 24 months will be retained for future investments in business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon MVP Network’s results of operations, financial conditions, contractual restrictions, and other factors deemed relevant by the Board of Directors. MVP Network is under no contractual restrictions in declaring or paying dividends to our common shareholders.  There are no material restrictions limiting, or that are likely to limit, MVP Network’s ability to pay dividends on its securities, except for any applicable limitations under Nevada corporate law.

The future sale of presently outstanding "unregistered" and "restricted" common stock by present members of management and persons who own more than five percent of the outstanding voting securities may have an adverse effect on any market that may develop in MVP Network common shares.

All common shares rank equally for the payment of dividends. If a dividend was to be paid all issued shares of MVP Network would be eligible.

Recent Sales of “Unregistered” Securities

Between January 1, 2004 and December 31, 2006, MVP Network did not sell or issue any securities that were not registered under the Securities Act of 1933, except for the following:  Between March 2006 and December 2006, MVP Network issued 1,965,914 pre-split shares of its common stock to approximately 70 persons at an offering price of approximately $0.45 per share in a private placement offering.  The offering was made without an underwriter.  No offering commissions were paid.  Two persons provided services for the shares.  The other purchasers paid cash.  The shares were issued in reliance on the exemptions contained in Section 4(2) of the Securities Act of 1933 and on Rule 506 of Regulation D.  Each investor received a private placement memorandum or other similar offering materials.  Each investor purchased the shares with investment intent, and the stock certificates issued contain a restrictive legend.

During the six months ended June 30, 2007, MVP Network issued approximately 1,038,220 shares of its common stock for approximately $122,200 cash, and had 835,400 shares returned for a refund of $100,000.  The shares were issued to sixteen persons without registration in reliance Section 4(2) of the Securities Act of 1933 for transactions not involving any public offering.  The certificates representing the shares have been appropriately restricted.

Information Concerning MVP Network’s Directors and Executive Officers

The following table sets forth certain information regarding MVP Network’s executive officers and directors:

Name	Age	Position

Paul A. Schneider	54	Chief Executive Officer, President, Chairman and Director

Timothy R. Smith	60	Vice President, Treasurer and Vice Chairman and Director

Debbra Schneider	50	Secretary and Director

The directors and officers are elected and will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, disqualification, or until their successors have been duly elected and qualified. All officers serve at the will of the Board of Directors.

PAUL A. SCHNEIDER is the Chief Executive Officer, President and Chairman of the Board of Directors of MVP Network.  Mr. Schneider has held these positions since June 2005.  Mr. Schneider has held three same positions with MVP Online Games since its inception in August 2004.  Since January 2000, Mr. Schneider has been President and owner of MVP Network, LLC.  Mr. Schneider has led marketing, sales, and business development teams for several companies.  Mr. Schneider’s education includes a B.S. degree in Business Management.  Mr. Schneider was President and owner of Clinical Systems, Inc., a nationwide medical manufacturing and rental company, until 1991 when he sold the company.

TIMOTHY R. SMITH is the Vice-President, Treasurer and Vice-Chairman of the Board of Directors of MVP Network.  Mr. Smith has held these positions since June 2005.  Mr. Smith has held three same positions with MVP Online Games since its inception in August 2004.  Mr. Smith has been a Vice President of the MVP Network, LLC since January 2000.  His duties with MVP Network, LLC include oversight of development teams for software, hardware, and mission-critical services provided by MVP Network, LLC.  He previously owned Huntington Securities Group, Inc., a member of the NASD, until 1990.  Mr. Smith graduated from the University of Central Missouri with a Masters Degree.

DEBBRA SCHNEIDER is the Secretary and a Director of MVP Network.  Ms. Schneider has held these positions since June 2005.  Ms. Schneider has held three same positions with MVP Online Games since its inception in August 2004.  Ms. Schneider is the President of Life Stories Network.com, a position she has held from June, 2003 until the present.  Ms. Schneider is also a real estate agent for Laura McCarthy Real Estate in Clayton, MO, a position she has held for more than the past five years.

Significant Employees

MVP Network has no present employees who are expected to make a significant contribution to MVP Network’s business other than MVP Network’s current officers and directors.  It is expected that current members of management will be the only persons whose activities will be material to MVP Network’s operations.  Members of management are the only persons who may be deemed to be promoters of MVP Network.

Family Relationships

There are no family relationships between any directors or executive officers of MVP Network either by blood or by marriage, except that Paul A. Schneider and Debbra Schneider are husband and wife.

Involvement in Certain Legal Proceedings

During the past five years, no present or former director, person nominated to become a director, executive officer, promoter or control person of MVP Network:

(1) was a general partner or executive officer of any business which filed a petition in bankruptcy or against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Information Concerning Executive Compensation

The following table shows compensation earned during fiscal 2006, 2005 and 2004 by the Chief Executive Officer and by any other executive officer of MVP Network whose compensation during one of the three fiscal years totaled $100,000 or more. The information in the table includes salaries, bonuses, stock options granted, restricted stock awards granted and other miscellaneous compensation. We presently have no long term compensation benefits.

Summary Compensation Table

	Annual Compensation			Long Term and other
				compensation

					Number of
					Securities	All Other
Name and	Fiscal			Other Annual	Underlying	Compensation
Principal Positions	Year	Salary	Bonus	Compensation(3)	Options	(2)

Paul A. Schneider, CE0(1)	2006	$-0-	$-0-	-0-	-0-	-0-
Paul A. Schneider, CE0(1)	2005	$-0-	$-0-	-0-	-0-	-0-
Charles Goodwin, CE0(1)	2005	$-0-	$-0-	-0-	-0-	-0-
Charles Goodwin, CEO	2004	$-0-	$-0-	-0-	-0-	-0-
__________________________________
(1) Effective June 30, 2005 Charles Goodwin resigned as CEO and Paul A. Schneider became CEO.

None of the directors or executive officers received a bonus or deferred compensation other than as noted above.

Other Director Compensation

All directors receive no cash compensation for their services as directors, other than reimbursement for certain expenses in connection with attendance at board meetings.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from MVP Network with respect to any executive officer of MVP Network which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with MVP Network or its subsidiaries, any change in control of MVP Network or a change in the person's responsibilities following a change in control of MVP Network.

Nor are there any agreements or understandings for any director or executive officer to resign at the request of another person.  None of MVP Network’s directors or executive officers is acting on behalf of or will act at the direction of any other person.

MVP Network presently has no employment agreements with any of its executive officers.

Compensation Pursuant to Plans; Pension Table

There were no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights granted to any of our officers or directors.  None of our officers or directors presently holds directly any stock options or stock purchase rights. We have no retirement, pension, profit sharing, or other plan covering any of our officers and directors.

We have adopted no formal stock option plans for our officers, directors and/or employees. We reserve the right to adopt one or more stock options plans in the future.  Presently we have no plans to issue additional shares of our common or preferred stock or options to acquire the same to our officers, directors or their affiliates or associates.

Other Compensation

None.

Information Concerning MVP Network Stock Ownership

Security Ownership of Certain Beneficial Owners

The following table sets forth the shareholdings of those persons who are known to MVP Network to be the beneficial owners of more than five percent of MVP network’s common stock as of September 5, 2007.  Each of these persons has sole investment and sole voting power over the shares indicated.

	Number of Shares	Percent
Name and Address	Beneficially Owned	of Class

Paul A. Schneider	37,788,096	35.58%
110 North Jefferson Avenue
St. Louis, MO 63103

Timothy R. Smith	31,327,500	29.50%
110 North Jefferson Avenue
St. Louis, MO 63103

Security Ownership of Management

The following table sets forth the shareholdings of MVP Network’s directors and executive officers as of September 5, 2007.  Each of these persons has sole investment and sole voting power over the shares indicated.

	Number of Shares	Percent
Name and Address	Beneficially Owned	of Class

Paul A. Schneider(1)	37,788,096	35.58%
Timothy R. Smith	31,327,500	29.50%
Debbra Schneider(1)	0	0.00%

All directors and executive
officers as a group (3 persons)	69,115,596	65.08%

(1)           Paul A. Schneider and Debbra Schneider are husband and wife, but each has sole ownership and voting control of the shares listed as being beneficially owned by him/her.  Each disclaims any ownership of the shares listed as being beneficially owned by his/her spouse.

All common shares held by the officers, directors and principal shareholders listed above are “restricted or control securities” and are subject to limitations on resale. The shares may be sold in compliance with the requirements of Rule 144, after a minimum one year holding period has been met.

Rule 13d-3 generally provides that beneficial owners of securities include any person who directly or indirectly has or shares, voting power and/or investment power with respect to such securities; and any person who has the right to acquire beneficial ownership of such security within 60 days.

Any securities not outstanding which are subject to options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  But such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.

Changes in Control

As of September 5, 2007, there were no arrangements or pledges of MVP Network’s securities, known to management, which could result in a change in control of MVP Network, except for the proposed Merger.

Information Concerning Related Party Transactions with MVP Network

Transaction with Management and Others

During the two years ended December 31, 2006, there have been no material transactions or series of similar transactions to which MVP Network or any of our subsidiaries were or are to be a party, in which the amount involved exceeds $60,000 and in which any promoter, founder, director or executive officer, or any security holder who is known to us to own of record or beneficially more than five percent of the our common stock, or any member of the immediate family of any of the foregoing persons, had a material interest, and none is presently proposed, other than the following:

1.           On June 30, 2005, Paul A. Schneider acquired control of MVP Network by acquiring 16,546,707 shares of the company’s previously issued and outstanding voting securities of common stock, or approximately 70% thereof.  The amount of consideration used by Mr. Schneider in this acquisition of shares was $50,000, the source of which Mr. Schneider’s private and personal assets and resources.  Said control was acquired from twenty-seven persons who were the previous holders of the aforesaid shares that Mr. Schneider acquired.  As a result of the aforesaid change of control, Mr. Schneider was elected as a director and as President, Secretary and Treasurer of the company and Mr. Charles Goodwin resigned as a director and as President, Secretary and Treasurer of the company.

2.           During 2005, loans totaling $50,000 to related parties were forgiven in connection with Mr. Schneider’s acquisition of a controlling interest in MVP Network.

3.           During 2005 and 2006, Mr. Schneider made capital contributions totaling $108,082 to MVP Network in order to pay general and administrative expenses incurred by MVP Network in 2005 and 2006.

4.           MVP Network may seek to borrow funds from Mr. Schneider in the future as additional funds are needed by the company.

5.  As described in a Current Report filed by MVP Network on November 22, 2006, MVP Network entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) to acquire MVP Network Online Games, Inc. (“MVP Online Games”), a Nevada corporation doing business in Missouri.  Paul A. Schneider is a principal stockholder of MVP Online Games, and owns approximately 86% of all outstanding shares of MVP Online Games common stock.  Paul A. Schneider and Timothy R. Smith are executive officers and directors of MVP Online Games.  The acquisition is subject to various terms and conditions described in the Merger Agreement.  A copy of the Merger Agreement is attached to this information statement/prospectus as Annex A.

6.           On June 25, 2007, MVP Network entered into two License of Rights in Software Program agreements (the “License Agreements”) with MVP Online Games.  Under one of the License Agreements, MVP Online Games has licensed to MVP Network the rights to reproduce, publicly display, market, sell, distribute, and otherwise exploit, throughout the world, the Golden Fairway Golf online video game which has been marketed in the past by MVP Online Games.  MVP Network will now be responsible to market the Golden Fairway Golf video game. Under the other License Agreements, MVP Online Games has licensed to MVP Network the rights to reproduce, publicly display, market, sell, distribute, and otherwise exploit, throughout the world, the Red Line Thunder online video game which has been marketed in the past by MVP Online Games.  MVP Network will now be responsible to market the Red Line Thunder video game.  The term of each License Agreement expires December 31, 2008.  Each License Agreement provides that MVP Network shall pay to MVP Online Games a royalty equal to fifty percent (50.0%) of all Gross Revenues less Marketing Distribution Costs, as those terms are defined in the License Agreements.

FINANCIAL STATEMENTS OF MVP NETWORK

MVP NETWORK, INC.
(A Development Stage Company)

December 31, 2006

C O N T E N T S

MADSEN & ASSOCIATES, CPA’s Inc.	684 East Vine St, Suite 3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801 268-2632
Fax 801-262-3978

Board of Directors
MVP Network, Inc.
St Louis, Missouri

        REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of MVP Network, Inc.  (development stage company)   at  December 31, 2006   and the statements of operations,  stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005 and the period January 1, 2001 (date of inception of development stage)  to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MVP Network, Inc. at December 31, 2006   and the statements of operations, and cash flows for the years ended December 31, 2006 and 2005 and the period January 1, 2001 (date of inception of development stage) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company   will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
March 20, 2007                                            /s/ Madsen & Associates, CPA’s Inc.

MVP NETWORK, INC.
(Development Stage Company)
BALANCE SHEET
December 31, 2006

ASSETS
CURRENT ASSETS

Cash	$-
Total Current Assets	-

ADVANCES TO AFFILIATE	$890,474

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts payable	$965
Total Current Liabilities	965

STOCKHOLDERS' DEFICIENCY

Preferred Stock
150,000 shares authorized at $1.00 par value -
none outstanding	-
Common stock
50,000,000 shares authorized at $.05 par value –
25,604,067 shares issued and outstanding	1,280,203
Capital in excess of par value	1,040,461
Accumulated earnings (deficit) - note 1	(1,431,155)
Total Stockholders' Equity	889,509

$890,474

                   The accompanying notes are an integral part of these financial statements.

MVP NETWORK, INC.
(Development Stage Company)
STATEMENT OF OPERATIONS
For the Years Ended December 31, 2006 and 2005 and the Period
                  January 1, 2001 (date of inception of development stage) to December 31, 2006

	Dec 31,	Dec 31,	Jan 1, 2001
	2006	2005	to Dec 31, 2006

REVENUES	$-	$-	$-

EXPENSES

Administrative	96,127	12,919	147,180
NET LOSS FROM OPERATIONS	(96,127)	(12,919)	(147,180)

OTHER INCOME AND EXPENSES

Settlement of debt	-	50,000	26,937
Interest income	-	-	6,264
Interest expense	-	-	(28,663)

NET INCOME (LOSS)	$(96,127)	$37,081	$57,358

NET LOSS PER COMMON SHARE

Basic and diluted	$-	$-

AVERAGE OUTSTANDING SHARES

Basic (stated in 1,000’s)	23,638	23,638

The accompanying notes are an integral part of these financial statements.

MVP NETWORK, INC.
(Development Stage Company)
 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period January 1, 2001 (date of inception of development stage)
to December  31, 2006

			Capital in
	Common Stock		Excess of	Accumulated
	Shares	Amount	Par Value	Deficit

Balance January 1, 2001	7,091,446	$354,572	$967,537	$(1,488,513)

Issuance of common shares for all
shares of IGI - failed merger June 2001	16,546,707	827,335	(827,335)	-
Net operating loss for the year
ended December 31, 2001	-	-	-	(49,840)
Net operating loss for the year
ended December 31, 2002	-	-	-	(6,325)
Net operating profit for the year
ended December 31, 2003	-	-	-	19,924
Net operating profit for the year
ended December 31, 2004	-	-	-	152,645
Contributions to capital – expenses	-	-	12,919	-
Net operating profit (loss) for the year
ended December 31, 2005	-	-	-	37,081

Balance December 31, 2005	23,638,153	1,181,907	153,121	(1,335,028)

Contributions of capital – expenses	-	-	95,163	-
Issuance of common shares for cash	1,965,914	98,296	792,177	-
Net operating loss for the year
ended December 31, 2006	-	-	-	(96,127)

Balance December 31, 2006	25,604,067	$1,280,203	$1,040,461	$(1,431,155)

The accompanying notes are an integral part of these financial statements.

MVP NETWORK, INC.
(Development Stage Company)
STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005 and the Period
    January 1, 2001 (date of inception of development stage) to December 31, 2006

	Dec 31,	Dec 31,	Jan 1, 2001
	2006	2005	to Dec 31, 2006

CASH FLOWS FROM
OPERATING ACTIVITIES

Net profit (loss)	$(96,127)	$37,081	$57,358

Adjustments to reconcile net profit to
net cash provided by operating
activities

Contributions to capital	95,163	12,919	108,082
Settlement of debt	-	(50,000)	(226,937)
Changes in accounts receivable	-	-	429,648
Change in accounts payable	964	-	(374,554)

Net Cash from (used) in Operations	-	-	(6,403)

CASH FLOWS FROM INVESTING
ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING
ACTIVITIES
Proceeds from issuance of capital stock	890,474	-	890,474
Advances to affiliate	(890,474)	-	(890,474)

Net Increase (decrease) in Cash	-	-	(6,403)

Cash at Beginning of Period	-	-	6,403
Cash at End of Period	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

MVP NETWORK, INC.
(Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006
1.        ORGANIZATION

MVP Network, Inc., formerly Oasis Oil Corporation was incorporated under the laws of the State of Nevada in 1955.  As of December 31, 2006, it had authorized common stock of 50,000,000 shares at $.05 par value and authorized preferred stock of 150,000 shares at $1.00 par value. Prior to the year 2000  63,694 preferred shares were outstanding which were redeemed during 2000 including accrued stock dividends. On the date of this report there were no outstanding preferred shares and the terms for any future issues have not been determined.

The Company, through its wholly-owned subsidiary Oasis Transportation and Marketing Corporation, (OTMC) was engaged in the service of gathering, transportation and marketing of domestic crude oil.  During March 1999 the Company sold all its ownership in OTMC and discontinued operations.

The Company is in the development stage starting on January 1, 2001.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

MVP NETWORK, INC.
(Development Stage Company)
NOTES TO FINANCIAL STATEMENTS - continued
December 31, 2006

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2006, the Company had a net operating loss   carry forward of $1,431,155.  The tax benefit from the loss carry forward has not been determined because there has been a  substantial change in stockholders.

Financial Instruments

The carrying amounts of financial instruments   are considered by management to be their estimated fair values due their short term maturities.

Concentration of Credit Risk

There are no financial instruments that potentially subject the Company to significant concentration of credit risks.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of services provided.

Advertising and Market Development

The company will expense advertising and market development costs as incurred.

MVP NETWORK, INC.
(Development Stage Company)
NOTES TO FINANCIAL STATEMENTS - continued
December 31, 2006

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its  financial statements.

3.  CAPITAL STOCK

During 2006 the Company issued 1,965,914 common shares for $890,473 and subsequent to December 31, 2006 received and cancelled 400,000 common shares for a  refund of  $200,000.  These amounts   were transferred to an affiliate.

4.  SIGNIFICANT  RELATED PARTY TRANSACTIONS

Officer-directors have acquired 65% of the outstanding common stock of the Company.

An officer-director made contributions to capital by payment of Company expenses of $108,082 and forgave a debt due him of $50,000.

5.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital  for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will    accomplish this objective through loans from an officer-director which will enable the Company to continue operations for the coming year.

6.  SUBSEQUENT EVENT

As reported in the Company’s Current Report on Form 8-K filed November 22, 2006, the Company has entered into an Agreement and Plan of Reorganization to acquire MVP Network Online Games, Inc., a Nevada corporation, in a related party transaction.  The Merger is subject to terms and conditions described in the Agreement and Plan of Reorganization.

MVP NETWORK, INC.
(Development Stage Company)
BALANCE SHEET - unaudited
June 30, 2007

ASSETS
CURRENT ASSETS

Cash	$-
Prepaid expense	3,683
Total Current Assets	3,683

ADVANCES TO AFFILIATE	1,394,525

$1,398,208

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES

Accounts payable	$-
Total Current Liabilities	-

STOCKHOLDERS' EQUITY

Preferred Stock
20,000,000 shares authorized at $.001 par value -
none outstanding
Common stock
5 billion shares authorized at $.001 par value –
107,145,314 shares issued and outstanding	107,145
Capital in excess of par value	2,775,423
Accumulated earnings (deficit) - note 1	(1,484,360)
Total Stockholders' Equity	1,398,208

$1,398,208

The accompanying notes are an integral part of these financial statements

MVP NETWORK, INC.
(Development Stage Company)
STATEMENT OF OPERATIONS - unaudited
For the Three and Six Months Ended June 30, 2007 and 2006 and the Period
January 1, 2001 (date of inception of development stage) to June 30, 2007

	Three Months			Six Months
	Jun 30,	Jun 30,	Jun 30,	Jun 30,	Jan 1, 2001 to
	2007	2006	2007	2006	Jun 30, 2007

REVENUES	$-	$-	$-	$-	$-

EXPENSES

Administrative	23,891	49,943	53,204	58,088	200,384

NET LOSS FROM
OPERATIONS	(23,891)	(49,943)	(53,204)	(58,088)	(200,384)

OTHER INCOME AND
EXPENSES

Settlement of debt	-	-	-	-	226,937
Interest income	-	-	-	-	6,264
Interest expense	-	-	-	-	(28,663)

NET INCOME (LOSS)	$(23,891)	$(49,943)	$(53,204)	$(58,088)	$4,154

NET LOSS PER COMMON
SHARE

Basic and diluted	$-	$-	$-	$ . -

AVERAGE OUTSTANDING
SHARES

Basic (statedin 1,000’s)	107,048	98,736	107,048	98,736

The accompanying notes are an integral part of these financial statements.

MVP NETWORK, INC.
(Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period January 1, 2001 (date of inception of development stage)
to June  30, 2007

			Capital in
	Common Stock		Excess of	Accumulated
	Shares	Amount	Par Value	Deficit

Balance January 1, 2001	29,620,970	$29,621	$1,292,488	$(1,488,513)
Issuance of common shares for all
shares of IGI - failed merger	69,115,595	69,115	(69,115)	-
Net loss for the year
ended December 31, 2001	-	-	-	(49,840)
Net loss for the year
ended December 31, 2002	-	-	-	(6,325)
Net profit for the year
ended December 31, 2003	-	-	-	19,924
Net profit for the year
ended December 31, 2004	-	-	-	152,645
Contributions to capital – expenses	-	-	12,919	-
Net profit for the year
ended December 31, 2005	-	-	-	37,081
Contributions to capital – expenses	-	-	95,163	-
Issuance of common shares for cash	8,211,623	8,212	882,261	-
Net loss for the year ended
December 31, 2006	-	-	-	(96,127)

Balance December 31, 2006 – audited	106,948,188	106,948	2,213,716	(1,431,156)
Common shares returned for cash	(839,399)	(839)	(101,161)	-
Issuance of common shares for cash	1,038,220	1,0392	119,161	-
Contribution to capital – cash	-	-	485,851	-
Contribution to capital – expenses	-	-	57,853	-
Rounding from stock split	(1,695)	(3)	3
Net loss for the Six months
ended June 30, 2007	-	-	-	(59,204)

Balance June 30, 2007 – unaudited	107,145,314	$107,145	$2,775,423	$(1,484,360)

The accompanying notes are an integral part of these financial statements.

MVP NETWORK, INC.
(Development Stage Company)
STATEMENT OF CASH FLOWS - unaudited
For the Six Months Ended June 30, 2007 and 2006 and the Period
January 1, 2001 (date of inception of development stage) to June 30, 2007

	Jun 30,	Jun 30,	Jan 1, 2001 to
	2007	2006	Jun 30, 2007

CASH FLOWS FROM
OPERATING ACTIVITIES

Net profit (loss)	$(53,204)	$(58,088)	$4,154

Adjustments to reconcile net profit to
net cash provided by operating
activities

Contributions to capital – expenses	57,852	58,088	165,934
Settlement of debt	-	-	(226,937)
Changes in accounts receivable	-	-	429,648
Change in accounts payable	(965)	-	(375,519)
Change in prepaid expenses	(3,683)	-	(3,683)
Net Cash from (used) in Operations	-	-	(6,403)

CASH FLOWS FROM INVESTING
ACTIVITIES

Advances to affiliate	(504,051)	-	(1,394,525)

CASH FLOWS FROM FINANCING
ACTIVITIES

Proceeds from issuance of capital stock – net	18,200	-	908,674
Contribution to capital – cash	485,851	-	485,851
	504,051	-	1,394,525

Net Increase (decrease) in Cash	-	-	(6,403)

Cash at Beginning of Period	-	-	6,403
Cash at End of Period	$-	$-	$-

The accompanying notes are an integral part of these financial statements

MVP NETWORK, INC.
(Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007

1.        ORGANIZATION

MVP Network, Inc., formerly Oasis Oil Corporation was incorporated under the laws of the State of Nevada in 1955 with authorized common stock of 50,000,000 shares at $.05 par value and authorized preferred stock of 150,000 shares at $1.00 par value. Prior to the year 2000 63,694 pre-split preferred shares were outstanding which were redeemed during 2000 including accrued stock dividends.

On March 30, 2007 the Company increased the authorized common stock to 5 billion shares at a par value of $.001 and authorized preferred stock to 20,000,000 shares at a par value of $.001. On March 30, 2007 the Company completed a forward stock split of 4.177 shares for each outstanding share.

This report has been prepared showing post split shares from inception.

On the date of this report there were no outstanding preferred shares and the terms for any future issues have not been determined.

The Company, through its wholly-owned subsidiary Oasis Transportation and Marketing Corporation, (OTMC) was engaged in the service of gathering, transportation and marketing of domestic crude oil.  During March 1999 the Company sold all its ownership in OTMC and discontinued operations.

The Company is in the development stage starting on January 1, 2001.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

MVP NETWORK, INC.
(Development Stage Company)
NOTES TO FINANCIAL STATEMENTS - continued
June 30, 2007

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

On June 30, 2007, the Company had a net operating loss carry forward of $1,484,359.  The tax benefit from the loss carry forward has not been determined because there has been a substantial change in stockholders.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due their short term maturities.

Concentration of Credit Risk

There are no financial instruments that potentially subject the Company to significant concentration of credit risks.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of services provided.

Advertising and Market Development

The Company will expense advertising and market development costs as incurred.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

MVP NETWORK, INC.
(Development Stage Company)
NOTES TO FINANCIAL STATEMENTS - continued
June 30, 2007

3.  CAPITAL STOCK

During the six months ended June 30, 2007 the Company issued 1,038,220 post split restricted common shares for $ 120,200 and had 839,399 post split shares returned for a refund of $102,000.

4.  SIGNIFICANT RELATED PARTY TRANSACTIONS

Officer-directors have acquired 64% of the outstanding common stock of the Company.

During the six months ended June 30, 2007 an officer-director made contributions to capital with cash of $ 485,851 and by payment of Company expenses of $ 57,853.

5.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through loans from an officer-director which will enable the Company to continue operations for the coming year.

INFORMATION ABOUT MVP ONLINE GAMES

Business of MVP Online Games

MVP Online Games was formed as a Nevada corporation in August 2004.  Its purpose is to develop and market online computer games.  In September 2006, MVP Online Games acquired Online Exchange, Inc., a Missouri corporation, formed in April 1994 for the purpose of designing and selling websites.  Also, in September 2006, MVP Online Games acquired MVP Network, LLC, a Missouri limited liability company, formed for the purpose of developing and marketing online games.  Both of these acquisitions were related party transactions, with both of the acquired companies owned directly or indirectly by Paul A. Schneider.  These companies were involved in the initial development and marketing of the online computer games which are now owned by MVP Online Games.

MVP Online Games develops and distributes multiplayer online computer sports games.  MVP Online Games owns multiple websites featuring online computer golf games and stock car racing games. The games allow customers on the Internet to play online golf against other players around the world for cash and prizes.  The company’s 3-Dimensional interactive technology gives game players real competition in live online tournaments.  The company has developed proprietary in-game voice communications with voice-over IP technology that allows game players to talk to other players around the world while they play.  All MVP Online Games feature real world physics to add to the excitement of playing.

The websites owned by MVP Online Games featuring its online computer games include the following:

•	http://goldenfairway.com/
•	http://redlinethunder.com/
•	http://redlinethunder.com/grandprix,

In addition, there are approximately two thousand websites owned by distributors that promote the play of online computer games developed by MVP Online Games that include unique advertisements located within each game.

MVP Online Games’ proprietary, copyrighted technology offers business owners and charitable fundraiser organizations multi-player Internet games combined with in-game advertising and fundraising functionality.

Products of MVP Online Games

The companies acquired by MVP Online Games in September 2006, Online Exchange, Inc. and MVP Network, LLC development of a predecessor two dimensional golf game known as Golden Fairway in December 2000.  That game was released on December 31, 2002, and it began to generate revenues in 2003.  Golden Fairway was replaced by the next generation golf game, a pseudo golf game known as Golden Fairway FX.  Development work on Golden Fairway FX began in January 2003, and the game was released in June 2005.  Golden Fairway FX was replaced by the third generation true 3D golf game known as Golden Fairway Golf 3D.  Development work on Golden Fairway Golf 3D began in July 2004, and the game was released in May 2006.

There were more than 500,000 game downloads of the original 2D Golden Fairway golf game and/or the pseudo 3D Golden Fairway FX golf game.  Since the release of the third generation Golden Fairway 3D golf game, there have been between 35,000 and 36,000 new registered game players who have downloaded the game.

Development work began on the 3D Redline Thunder Racing game in March 2005, and the game was released in July, 2007.

Development work began on a 3D soccer game in January 2005, but the game has not yet been completed.  It is expected to be released in early 2008.  Also, development work began on a two dimensional bridge game in January 2006, but the game has not yet been completed.  No release date has been determined yet.

MVP Online Games has released and will continue to support its online golf and racing games, and is building its next games using Microsoft’s XNA and .Net architectures.  This new platform will run on Linux, Windows, Macintosh / Apple, and on portable devices including cell phones and Palm Pilot type devices.

MVP Online Games is also in the process of developing games that will be able to be played on cellular telephones for mobile game players.  The first cellular/mobile game will be a continuation of MVP Online Games’ original golf game built with Macromedia’s Flash technology.   MVP Online Games is also developing low fidelity two-dimensional games for cellular telephones that are equipped to display images on a cellular telephone handheld liquid crystal display (lcd) screen.  Low fidelity games do not require the use of a lot of electronic memory.  Cellular phones do not have large memory capacity normally found in desktop PCs.  These low fidelity games are two dimensional games that will be able to be downloaded from the telephone carriers’ websites and installed automatically by the existing software already residing in each cellular telephone.  MVP Online Games intends to charge approximately $2.50 for each download.

At the present time, only the Golden Fairway Golf 3D game and the Redline Thunder racing game are being marketed.

MVP Online Games’ existing game websites are connected to http://GoldenFairway.com and http://RedlineThunder.com.  The games are made up of a high quality 3 dimensional graphics similar to Tiger Woods Golf, Golden Tee, Play Station, and X-Box.  Our games do not require dedicated cartridges or boxes to play.  Our games are on the Internet, so players can experience real time competition with people all over the world.

GoldenFairway.com features three 18-hole golf courses with three (3) skill levels plus weekly cash tournaments, and weekly fundraiser tournaments.

RedlineThunder.com features three (3) American stock car style tracks that were released in July 2007 plus three (3) Grand Prix style racetracks that were released in Beta version in October 2007.  Each racing game features multiple car choices, lap sizes and degrees of driving difficulty.

All of the online computer games developed by MVP Online Games, Inc., including those games sold by MVP Online Games’ distributors to small, medium and large business owners, are hosted on MVP Online Games servers located at its corporate headquarters in St. Louis, Missouri.

Sources of Revenues

MVP Online Games earns revenues primarily from the following two sources:

1.	Sales of game licenses and in-game advertising; and
2.	Game player revenue.

Distribution of Game Licenses and Sale of In-Game Advertising

Game licenses are sold or distributed by independent third party resellers.  A game license allows each license holder to customize the golf game with unique, on demand advertisements.  The software enables the MVP Online Games’ staff and license owners to insert jpg digital image based advertisements into the games.  This feature brands the game for individual businesses to advertise products and increase brand awareness.  This also allows license holders to set up tournament games to gain awareness of their companies’ products and services and even raise money for charitable organizations.  Each game site license owner has a unique web address and a password protected account management area for placing advertisements into the game and accumulating player data.

Games licenses are sold through independent resellers in a direct sales distribution system to small, medium and large business owners.  When a software license is sold by one of the independent resellers, the reseller is paid a commission or bonus based on his/her sales volume.  The present commission amount ranges from 33% to 50% of the software license cost, and bonuses can range anywhere from 4% to 25% depending on the reseller’s sales volume.  The higher the sales volume a distributor produces, the higher the bonus he or she is paid.

Game Software License costs generally range from an initial fee of $299 plus $49.00 per month for a license with fewer benefits or features up to $2,495 per year for a license with greater benefits or features, depending on the configuration of the in-game advertising, number of free holes of golf that can be played by a license holder’s game players and the number of race tracks and cars that can be accessed by a license holders racing game players.  As an option, MVP can create a Turnkey Multiplayer Client-Saver Game Package starting at $750,000 plus $2,400 monthly for ongoing game support. A custom game software license as mentioned above would only be purchased by a large company and would take between 18 and 24 months to build.

MVP Online Games has combined online computer games with In-game advertising (AdverGaming) creating interactive entertainment for the consumer while still getting out the advertisers’ messages.  In-game advertising revenue is generated when software license holders upload their advertising into the game.  There is a separate charge each time a software license holder uploads new ads.  They pay an additional fee for the review of their advertising spots by MVP Online Games and placement of ad spots into their game space.

There are 43 unique advertising spots located in Goldenfairway.com that are numerically coded and displayed for specific advertisers.  These golf game advertisements may sell for $100 each up to $2,500 each depending on how many people play that particular game numerically coded to a particular advertiser.  There are 21 unique advertising spots located in each racing game, which are displayed multiple times throughout the game.

Revenues Earned Through Game Play

MVP generates revenue from game players through their purchase of ongoing greens fees, ball fees, and ticket fees.  MVP Online Games earns ongoing “greens fees”, “ball revenues” and “ticket fees” by game players joining tournaments, playing games with their friends or someone they meet on the game lobby and purchasing Player Tokens for use in the game.  Tokens can be used to join tournaments (greens fees), take mulligan shots (ball revenues) or game players can purchase game player tickets from license holders to enter a specific tournament that the license holder is sponsoring.  All of the above items are purchased online through the use of a secured credit card processing system (SSL) MVP Online Games has set up for game players.

Each person that registers to play a game owned by a license holder enters a unique promotional code that directs our computer systems to display advertisements related to a specific game and advertiser.

Game players are provided with a limited amount of free play after which time they must buy Play Tokens to play for prizes in tournaments.  Play Tokens are a source of recurring income.  Once a game player downloads one of the games, the player has the option to purchase In-game Play Tokens that allow the player to use his/her Play Tokens for taking “power golf shots” or taking a “mulligan” on a hole if the player hits a poor shot.  As an example, a game player can elect to purchase 2,500 Play Tokens for $9.99.  This is enough play credit to enter 25 separate 18-hole golf tournaments.  A player may elect to use his/her Play Tokens on mulligan shots or power golf shots instead.  There is no expiration date on Play Tokens purchased or given to a game player.

Tournament tickets are sold or given away by software license holders to potential game players.  The tournament ticket is pre-loaded with Play Tokens and allows the game player to download the game without cost and loads the player’s account with a specified number of Play Credits allowing the game player to enter a specific tournament or use his/her Play Tokens for mulligan shots or power golf shots.

In addition, revenues are generated when Redline Thunder game players “unlock” the full version of the multi-player racing game for $19.95.  Each game player receives race credits to enter into “Sponsored Races” enabling them to compete for prizes and bragging rights should they win the race.

Industry Information

The worldwide video game industry, with revenues of $31.5 billion last year, overtook movie box-office receipts, and sales are expected to soar to $55 billion by the end of 2008, according to PriceWaterhouseCoopers.

While broadcast TV audiences dwindle and movie-going stagnates, gaming is emerging as the newest and perhaps strongest pillar of the media world. So it's no surprise film studios, media giants, game makers, and Japanese electronics companies are all battling to win the Game Wars. "This is a huge shift we're seeing, and nobody wants to be left behind," says Sony Entertainment (SNE) Chairman Michael Lynton.

Over 120 million people a day play online games. Plus another 200 million people will be playing next year according to Forrester Research.

In fact, 7 out of 10 college students are playing an online game EVERY DAY! To top it all off, golf is one of the fastest growing sports in the world.

The average online consumer spends 3.3 hours per week engaged in video games compared to an average of 10 hours of television watching. One-third of gamers play for greater than 5 hours per week and 8% play greater than 15 hours per week (Source: GDC 2004 Developer Business Summit). Active gamers average about a quarter of their weekly leisure time (13 out of 55.3 hours) playing videogames.

This is why game development companies have started inserting In-Game Ads that benefit advertisers who want more exposure to quality customers for their products and services. Companies like Electronic Arts, Inc. and Massive Incorporated are teaming together to provide advertisers new dynamic advertising opportunities across select EA franchises on the Xbox 360 video game and entertainment system from Microsoft.

During the keynote address at the second annual Advertising in Games conference in New York this year, Massive, Inc. CEO Mitch Davis predicted that in-game ad spending would land somewhere between $1.6 billion and $1.8 billion in the U.S. by 2010, accounting for roughly 3 percent of total media spending as reported by Mike Shields/Mediaweek.

Consumer demand for interactive entertainment is at an all-time high, mostly due to mainstream acceptance of video games.

General Discussion of the Industry and the Business of MVP Online Games

The following is a brief discussion of terms used in the computer game and video game industry:

•	A “computer game” is an interactive entertainment program that runs on a personal computer “PC”, i.e. an IBM-compatible PC or Macintosh.
•	A “video game” is an entertainment program that runs on a specific game console, e.g. the Xbox 360 from Microsoft, Sony's Playstation3, Nintendo's Wii, etc., but not on a personal computer.
•	“Mobile games” or “handheld games” are pocket-sized entertainment products provided by platforms such as the Nintendo DS, Nokia N-Gage, mobile phones, etc.
•	“Advergames” here means a computer or video game that generates a portion of its revenues from the sale of advertising space within the game.
•
“Casual” games are those that appeal to a wide audience, do not require significant learning or experience to play, can be played effectively within the span of a few minutes, and generally are low in cost.  Casual games are available on all platforms, but are most commonly played on PCs.

•
“Mainstream” game players are average people with average game playing skill and interest, as opposed to “hardcore” game players who devote significantly more time, energy and resources to playing games.  For example, the popular Electronic Arts game “The Sims” appealed to a mainstream audience, while the famous game “Doom” from Id Software appeals primarily to hardcore game players.

•	“Downloadable” games are obtained by consumers through Internet download, either for a one-time fee, through a subscription, for free as a promotion, or through another pricing model.
•
“Boxed” games are traditional computer or video games provided on DVD's or CD's, typically in a box with a printed manual and other material, and are obtained by consumers through brick-and-mortar or mail order retail distribution.

•
“Online” games offer some aspect of gaming experience through the Internet.  “Multiplayer online” games allow multiple players to compete or collaborate through Internet connections. “Massive Multiplayer Online Games” provide online gaming to thousands of players simultaneously (e.g. World of Warcraft from Blizzard, the Everquest series from Sony Online). The PC platform dominates this category, although some console games are beginning to offer online functionality.  Games that do not offer online or multiplayer functionality are called “stand alone” or “single player” games.

MVP Online Games Position in the Market

MVP Online Games develops, publishes and distributes downloadable, multiplayer online advergames for the PC platform, targeting a mainstream or casual consumer audience. MVP Online Games occupies a unique niche in the market, enabled by the following:

•
MVP Online Games' proprietary system for dynamically configuring in-game advertisements means that advertising content can be updated frequently and inexpensively, even after a game has been released.  Most boxed games and other traditional game formats are limited to a single set of advertisements or product placements, which must be arranged months before the release of the game.

•
Because MVP Online Games is the publisher of its own games, MVP Online Games is able to license its games and advertising mechanism to third parties as a means to engage consumers for specific business   and marketing initiatives.  In particular, MVP Online Games believes its product line is more appropriate for regional and narrow-segment marketing initiatives than traditional boxed games, which cannot be configured effectively.

•	MVP Online Games’ games can be configured to provide business-goal-specific gameplay experiences, e.g. tournaments for prize giveaways and charity events.

Overview of the Global Games Industry and Market

Electronic games overall are a complex 30+ billion dollar industry; for example, see http://www.synopsys.com/news/pubs/compiler/art1lead_nokia-jul03.html). The games space breaks down into the fundamental categories of Producers, Distributors and Consumers as follows:

•	“Consumers” means anyone who plays any type of electronic game, on any platform.
•
“Distributors” includes brick-and-mortar retail organizations, from giant general retail chains such as Wal-Mart to specialists such as GameStop, as well as online games portals, telecommunications providers, and others.

•
“Producers” is a broad and complex category comprising hardware manufacturers, software developers, software publishers, online service providers and others.  Here are some examples of companies in this sector of the industry.

•
Microsoft, Sony and Nintendo are arguably the most significant players in the computer and video game industry.  Each is a hardware manufacture offering game consoles (Xbox 360, PlayStation3, Wii) and mobile gaming devices (Nintendo DS, Sony PSP).  Each is also a publisher and first-party developer of game software (both console and PC, boxed as well as online), and each to some extent offers an online game community experience (XBox Live, Windows Live, Sony@ Home).

•
Electronic Arts is the largest game publisher in the world, as measured by revenue. Electronic Arts produces games for most platforms, from mobile devices through consoles and computers, online as well as stand alone. Other publishers include Ubisoft, Atari, Midway and TakeTwo Interactive.

The conventional game publishing model works like this:

•
The publisher provides the funds necessary to develop the game and licenses any required intellectual property owned by others, e.g. movie tie-ins such as James Bond, Finding Nemo, Harry Potter, etc., or sports franchises such as NFL, NASCAR, etc.

•	The game is developed either by the publisher itself (a 'first-party' game title), or by a contracted game development studio ('third party' title).
•	The publisher effectively owns all rights to the game. Third party developers receive fixed sums for delivering the finished game, and sometime receive royalties based on game sales.
•	The publisher makes distribution deals with retailers, e.g. Wal-Mart, GameStop, etc., and with online game “portals”.
•
Typical costs for conventional top-shelf games can reach $10 million or more for development, and at least that same amount for marketing.  Development time is typically 18 to 24 months, but has been known to reach up to 5 years for major titles.

•
Because of the constraints of high expense and long lead time, publishers sometimes choose to only make deals for product placement, advertising, and marketing tie-in with large organizations that tolerate long lead times.  These constraints can be barriers to small and medium sized businesses, charities, and others from access to the electronic gaming medium.

Certain successful game development studios, such as Valve, makers of the Half-Life series of games, publish their own software through online channels, eliminating the publisher from the channel.  This is a leading direction for the industry.

MVP Online Games’ Competitive Advantage

MVP Online Games’ product line enables a broad array of business partners, both large and small, to reach consumers through the new medium of interactive gaming.  The following are key points in MVP Online Games’ strategy:

•
By publishing its own titles, MVP Online Games maintains complete control over the product line and its positioning, and eliminates the overhead of conventional publishing and retail partnerships from the value proposition.

•
MVP Online Games’ production methodology and technology allow it to maximize value for its advergaming partner licensees.  By reducing development cycle time and resource requirements MVP Online Games can produce a steady stream of appealing, mainstream titles appropriate for consistent consumer engagement and market development.

•
Conventional game publishing and distribution limit regionalization of games and in-game advertising, and limit the configurability of games for specific business purposes, charity events, etc.  MVP Online Games’ products provide access for small and medium sized businesses to a new, powerful, exciting and fast-growing medium, which otherwise would be the province of larger and financially stronger organizations.

•	By developing additional intellectual properties, MVP Online Games’ goal is to become known in the industry for delivering high quality online multiplayer game titles at an affordable cost.

Employees

MVP Online Games has a total of 17 full time employees and 2 part time employees.  Approximately 15 of these employees work as computer game developers, and approximately 4 employees work in data entry, customer service and perform bookkeeping entries.

Place of Business

MVP Online Games’ only place of business is located at 110 North Jefferson Avenue, St. Louis, Missouri  63103.  MVP Online Games owns the building at this location.  The building consists of approximately 14,000 square feet and has a parking lot with 85 spaces.  Approximately 7,000 square feet of the building is devoted to administrative offices, and the remaining approximately 7,000 square feet is devoted to computer game development facilities, a server room and a conference center.

MVP Online Games’ 14,000 square foot office space houses its network operations center with over 120 dedicated servers on site.  The serves at MVP Online Games’ facility are all enterprises class servers manufactured by IBM and Dell.  The facilities have back up and redundant power systems with 100 megabite fiber optic connection to the Internet.  In addition, its network operations have dedicated heating and cooling systems with back up power generators.

Information Concerning MVP Online Games Stock Ownership

Security Ownership of Certain Beneficial Owners

The following table sets forth the shareholdings of those persons who are known to MVP Online Games to be the beneficial owners of more than five percent of MVP Online Games’ common stock as of September 5, 2007.  Each of these persons has sole investment and sole voting power over the shares indicated.

	Number of Shares	Percent
Name and Address	Beneficially Owned	of Class

Paul A. Schneider	80,000,000	86.12%
110 North Jefferson Avenue
St. Louis, MO 63103

Security Ownership of Management

The following table sets forth the shareholdings of MVP Online Games’ directors and executive officers as of September 5, 2007.  Each of these persons has sole investment and sole voting power over the shares indicated.

	Number of Shares	Percent
Name and Address	Beneficially Owned	of Class

Paul A. Schneider(1)	80,000,000	86.12%
Timothy R. Smith	0	0.00%
Debbra Schneider(1)	0	0.00%

All directors and executive
officers as a group (3 persons)	80,000,000	86.12%

(1)           Paul A. Schneider and Debbra Schneider are husband and wife, but each has sole ownership and voting control of the shares listed as being beneficially owned by him/her.  Each disclaims any ownership of the shares listed as being beneficially owned by his/her spouse.

All common shares held by the officers, directors and principal shareholders listed above are “restricted or control securities” and are subject to limitations on resale. The shares may be sold in compliance with the requirements of Rule 144, after a minimum one year holding period has been met.

Rule 13d-3 generally provides that beneficial owners of securities include any person who directly or indirectly has or shares, voting power and/or investment power with respect to such securities; and any person who has the right to acquire beneficial ownership of such security within 60 days.

Any securities not outstanding which are subject to options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  But such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.

Changes in Control

As of September 5, 2007, there were no arrangements or pledges of MVP Online Games’ securities, known to management, which could result in a change in control of MVP Online Games, except for the proposed Merger.

Market for MVP Online Games Common Stock and Related Stockholder Matters

MVP Online Games is a privately held company.  There is no public trading market for shares of MVP Online Games common stock.  There has been no public trading market for shares of MVP Online Games common stock at any time since the company’s formation.

There are no present outstanding options or warrants to purchase, or securities convertible into, common stock of MVP Online Games.  The common stock of MVP Online Games will be exchanged for registered shares of MVP Network common stock in the Merger.  The shares of MVP Network common stock to be issued in exchange for MVP Online Games common stock in the Merger should not be subject to resale limitations unless the holder of the shares is an affiliate of MVP Network and/or MVP Online Games.  See “THE MERGER – Restrictions of Sales of Shares of MVP Network Common Stock Received in the Merger” at page 34.

There are approximately 670 shareholders of record of MVP Online Games common stock.

MVP Online Games has not paid any cash dividends on its common stock since the company’s inception, and MVP Online Games has no intention to pay any dividends on its common stock in the foreseeable future.  There are no restrictions that limit the ability of MVP Online Games to pay dividends on its common stock except for any applicable requirements or limitations under Nevada law.

MVP Online Games has no present equity compensation plans, and none are proposed to be adopted by MVP Online Games.

MVP Online Games Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations for the Six Months Ended June 30, 2007 and 2006

Revenues.  In the six months ended June 30, 2007 MVP Online Games had sales of $490,612, a decrease of $4,472,741 or 90.1% from sales of $4,963,353 generated during the six months ended June 30, 2006.  This decrease in sales in the later period is largely attributed to a significant decrease in game license revenues and in-game advertising.

In a typical period, revenues from the sale of game licenses and in-game advertising represents approximately 65% to 75% of total sales, while revenues from actual game play represents approximately 25% to 35% of total sales.  In the first six months of 2006, MVP Online Games earned an unusually large amount of revenues from the sale of game licenses and in-game advertising.  MVP Online Games attributes this unusually large amount of income in the first six months of 2006 to the lower game license costs then being charged by the company and to the very high commission percentages (approximately 50% to 60% of sales) and bonuses (approximately 15% to 25% of sales) then paid to independent resellers of MVP Online Games’ game licenses.  In the fourth quarter 2006, MVP Online Games increased its license fees and substantially decreased the commission percentages being paid to its independent resellers.  This resulted in a substantial decrease of revenues from the sale of game licenses and in-game advertising to levels more similar to what the company experienced in 2005.  During the first six months of 2006, revenues from the sale of game licenses and in-game advertising were approximately $4,840,000 or 97.5% of total sales for the period, and revenues from actual game play were approximately $124,000 or 2.5% of total sales.  During the first six months of 2007, revenues from the sale of game licenses and in-game advertising were approximately $360,000 or 72.9% of total sales for the period, and revenues from actual game play were approximately $134,000 or 27.1% of total sales.

MVP Online Games anticipates a modest increase in game license revenues and revenues from game players in the fourth quarter 2007 associated with the recent release of the Redline Thunder racing game.

Expenses. MVP Online Games incurred $988,255 in total operating expenses in the six month period ended June 30, 2007, a decrease of $3,811,605 or 79.4% from the $4,799,864 of total operating expenses incurred during the six month period ended June 30, 2006.  The decrease in total operating expenses is primarily due to a $3,361,744 decrease (approximately 89.4%) in sales and marketing expenses and a $508,482 decrease (approximately 61.9%) in administrative expenses, partially offset by a $115,741 increase in depreciation and amortization expense.  The decrease in sales and marketing expenses was directly related to the decrease in revenues, caused by increasing game license fees charged by MVP Online Games and a significant decrease in the commission percentages paid to independent resellers.  The decrease in administrative expenses is largely attributable to: (a) a $135,812 decrease in direct mailing costs; (b) a $115,449 decrease in expenses associated with the manufacturing of CDs; (c) a $108,109 decrease in bank charge processing fees; (d) a $91,148 decrease in distributions to officers; and (e) a $75,989 decrease in rent.   The decreases in direct mailing costs and expenses associated with the manufacturing of CDs were achieved by the company changing the way it distributes the computer games for play.  MVP Online Games used to distribute the games on CDs which were mailed to game players.  It now distributes the games online by having game players download the game.  New arrangements were made with a bank in handling credit card charges that resulted in the savings in bank charge processing fees.  In the first six months of 2006, distributions of $91,148 were made to Paul Schneider from Online Exchange, Inc. which was then a subchapter S corporation that was owned by Mr. Schneider.  Online Exchange, Inc. was acquired by MVP Online Games in September 2006, and it stopped making subchapter S distributions to Mr. Schneider.  MVP Online Games purchased an office building in September, 2006 where its offices are now located.  This resulted in the savings of rent, and is also the reason why depreciation and amortization expenses increased.

Other Income and Expenses.  Other income was $49,760 in the six months ended June 30, 2007 compared to no other income earned in the six months ended June 30, 2006.Other income in the six months ended June 30, 2007 consisted of clearing old outstanding checks not cashed, and adjusting old property taxes overpaid.

Net Loss.  Net loss for the six month period ended June 30, 2007 was $574,513 as compared to net income of $52,058 for the six month period ended June 30, 2006.  MVP Online Games attributes the change in operating results primarily to the significant decrease in revenues in the later period for the reasons described above, partially offset by a significant decrease in total operating expenses.

Management anticipates that revenues during the last six months of 2007 will be similar to levels experienced in the first six months of 2007, with possible modest increases.  Management also anticipates that operating expenses during the third and fourth quarters of 2007 will be similar to levels experienced in the first six months of 2007.  Management is working to establish, and has already established, some license arrangements between MVP Online Games and third party organizations such as the Premier Basketball League, the European Professional Golf Association (EPGA) and the Ladies Professional Golf Association (LPGA) in an effort to increase revenues, but no significant increase is expected to be generated through these relationships during 2007.  Management also believes that the following factors are influential to the company’s revenues, financial position, liquidity, plan of operations and/or results of operations: reducing administrative expenses by downloading games online rather than distributing the games on CDs, and increasing sales of game licenses and game play through the use of licenses with third party organizations that may encourage their supporters to purchase game licenses or play the games.

Liquidity and Capital Resources at June 30, 2007

As of June 30, 2007 we had $424,074 in cash.  MVP Online Games believes that cash is sufficient to sustain operations for approximately four months.  We need to raise approximately $1,200,000 in additional cash to sustain operations for the next twelve months.  MVP Online Games is presently evaluating possible sources of additional funds to support its operations.  It may seek to raise funds from a possible private or public sale of its common stock.  It may seek to raise funds through an increase in its bank financing.  It may seek to raise funds from its President or third parties through borrowing arrangements.  At the present time, MVP Online Games has no commitments to raise funds from any of the possible sources described above or from any other sources, and there is no assurance that MVP Online Games will be able to raise funds from such sources on terms acceptable to MVP Online Games, if at all.

Going Concern Issue. Our independent auditors have expressed a going concern issue. Our ability to continue as a going concern is dependent upon our ability to successfully attain profitable operations or to locate financing for our continued maintenance and operations. We currently do not have an established source of funds sufficient to cover our operating costs and accordingly there is substantial doubt about our ability to continue as a going concern. We may seek additional capital needed to meet these anticipated needs. There is no assurance that such funds will be available to us or that if they are available will be under terms which we can accept.

Certain Factors Affecting Future Operating Results

Management’s discussion and analysis of financial condition and results of operations  includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward- looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, projected ventures, new products and services, anticipated market performance and similar matters. When used in this report, the words "may," "will," expect," anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions, and financial trends that may affect our future plans of operations, business strategy, operating results, and financial position. We caution readers that a variety of factors could cause our actual results to differ materially from the anticipated results or other matters expressed in forward-looking statements.

Changes in and Disagreements with Accountants and Accounting and Financial Disclosure

Madsen & Associates, CPA’s Inc. has acted as the independent accountant for MVP Online Games since the inception of MVP Online Games on July 29, 2005.  There have been no disagreements with the independent accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the independent accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The independent accountant has not advised MVP Online Games that:

•	internal controls necessary to develop reliable financial statements did not exist; or
•
information has come to the attention of the independent accountant which made the accountant unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management; or

•
the scope of the audit should be expanded significantly, or information has come to the independent accountant’s attention that the accountant has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report), and the issue was not resolved to the independent accountant’s satisfaction.

FINANCIAL STATEMENTS OF MVP ONLINE GAMES

MADSEN & ASSOCIATES. CPA’s INC. Certified Public Accountants and Business Consultants	684 East Vine St. #3 Murray, Utah 84107 Telephone 801-268-2632

Board of Directors
MVP Network Online Games Inc. and Subsidiaries
St Lewis, Missouri

               REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of MVP Network Online Games Inc. and Subsidiaries at December 31, 2006, and the related consolidated statement of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion,  the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MVP network Online Games Inc. and Subsidiaries  at  December 31, 2006 ,  and  the  results of  operations and  cash flows  for the years  ended December 31, 2006 and 2005  in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company will need additional working capital to service its debt and  for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

June 25, 2007                                                                    s/Madsen & Associates, CPA’s Inc.
Murray, Utah

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2006

ASSETS
CURRENT ASSETS
Cash	$1,236,549
Accounts receivable	384
Total Current Assets	1,236,933

PROPERTY and EQUIPMENT - net of accumulated depreciation	1,161,719
CAPITALIZED COMPUTER GAME PROGRAMS -
net of accumulated amortization	2,183,023

OTHER ASSETS
Deposits	2,384
Accounts receivable - related party	485,599
487,983
$5,069,658

LIABILITIES and STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Note payable - line of credit	$1,775,000
Accounts payable	49,191
Intercompany advances – affiliate	892,395
Accrued payables	91,557
Mortgage payable and capital lease obligations - current maturities	63,744
Total Current Liabilities	2,871,887

LONG TERM LIABILITIES - net of current maturities
Mortgage payable - land and building - and capital lease obligations	779,953

STOCKHOLDERS' EQUITY
Common stock
100,000,000 shares authorized, at no par value;
93,095,136 shares issued and outstanding	6,423,653
Retained earnings (deficit)	(5,005,835)
Total Stockholders’ Equity	1,417,818
$5,069,658

The accompanying notes are an integral part of these financial statements.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006 and 2005

	Dec 31,	Dec 31,
	2006	2005

SALES	$6,195,788	$1,046,468

OPERATING EXPENSES

Sales and marketing	5,087,445	1,033,257
Depreciation and amortization	1,641,213	256,093
Research and development	98,464	140,096
Administrative	872,687	780,802
	7,699,809	2,210,248

NET INCOME (LOSS) FROM OPERATIONS	(1,504,021)	(1,163,780)

OTHER INCOME AND EXPENSES

Interest income	59,275	-
Interest expense	(313,717)	(337,152)
Other income	14,804	-
Loss on investments	(5,063)	(5,150)

NET LOSS	$(1,748,722)	$(1,506,082)

NET LOSS PER COMMON SHARE

Basic and diluted	$(.02)	$(.02)

AVERAGE OUTSTANDING SHARES - (stated in 1,000's)

Basic	91,542	85,451

The accompanying notes are an integral part of these financial statements.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period December 31, 2004 to December 31, 2006

			Capital in
	Common Stock		Excess of	Retained
	Shares	Amount	Par Value	Earnings

Balance December 31, 2004	81,055,000	898,788	-	(1,751,031)

Issuance of common stock for net cash -
at $ .47	8,887,326	4,173,096	-	-

Net operating loss for the year
ended December 31, 2005	-	-	-	(1,506,082)

Balance December 31, 2005	89,942,326	5,071,884		(3,257,113)

Issuance of common stock for net cash -
at $ .50	3,152,810	1,351,769	-	-

Net operating loss for the year
ended December 31, 2006	-	-	-	(1,748,722)

Balance December 31, 2006	93,095,136	$6,423,653	$-	$(5,005,835)

The accompanying notes are an integral part of these financial statements.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005
	Dec 31,	Dec 31,
	2006	2005
CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$(1,748,722	$(1,506,082)
Adjustments to reconcile net loss to
net cash provided by operating
activities
Depreciation & amortization	1,641,213	256,093
Changes in
Prepaid expenses and deposits	30,678	-
Accounts receivable	(384)	-
Accounts payable	53,109	(25,394)
Net Change From Operations	(24,106)	(1,275,383)

CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase land and building and equipment	(1,192,784)	(21,412)
Capitalized computer programs	(1,168,180)	(1,000,643)
	(2,360,964)	(1,022,055)

CASH FLOWS FROM FINANCING
ACTIVITIES
Net proceeds and payments on mortgage & lease obligations	676,947	(41,313)
Net proceeds and payments on note payable -
line of credit	20,000	(744,995)
Advances - affiliate	934,712	(42,317)
Advances - related party	(485,600)	-
Net proceeds from sale of capital stock	1,351,769	4,173,096
	2,497,828	3,344,471

Net Change in Cash	112,758	1,047,033
Cash at Beginning of Period	1,123,791	76,758
Cash at End of Period	$1,236,549	$1,123,791

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION

Interest expense	$313,717	$337,152

The accompanying notes are an integral part of these financial statements.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

1.  ORGANIZATION

MVP Network Online Games Inc. (MVP Games) is a Nevada corporation incorporated August 26, 2004, with authorized common capital stock of 100,000,000 shares with no par value, for the purpose of acquiring all stock and members’ interests in   Online Exchange Inc. (Online Exchange) (an S-Corporation) a Missouri corporation, incorporated March 2, 1994, and   MVP Network LLC (MVP LLC) (a limited liability company) formed during 2002 in Missouri.

During September 2006 MVP Games completed the acquisition of all outstanding stock of Online Exchange and all the members’ interests in MVP LLC from their respective owners. All of the above entities were owned by the same individuals and therefore the merger is considered to be a continuation of the same business from the inception of Online Exchange on March 2, 1994.     The operations of the combined companies include the prior historical operations of each entity.  The financial statements show a retroactive restatement of MVP Games stockholders’ equity as if the shares were issued, starting in 1994,  to reflect the equivalent number of shares of common stock and members’ interests that were issued  in the subsidiaries.

The above entities were organized for the business purpose of the development, selling, marketing, and promotion of online virtual golf tournaments, and other online services and products.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the  exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of MVP Games, (parent) and its wholly owned subsidiaries, Online Exchange and MVP LLC, from their inceptions.  All material intercompany accounts and transactions have been eliminated.

Revenue Recognition

Revenue is recognized upon the receipt of monthly installment payments from the sale of software licenses.  While the license remains in force the customer has the right to place their advertising on the game website, at their expense.

Revenue is recognized in accordance with the requirements of Statement of Position (“SOP”) 97-2, “Software Revenue Recognition.”  Under SOP 97-2, when an arrangement does not require significant production, modification or customization of the software, revenue is recognized as installment payments are received and the customer is given access to the software programs.  If the customer fails to make installment payments the access to the software programs in terminated.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2006

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Online Exchange is an S-Corporation and MVP LLC is a limited liability company in which all tax attributes passed through to its  stockholder-members before the acquisition in September 2006.  Accordingly, there is no provision for income taxes in the accompanying financial statements for Online Exchange and MVP LLC. from their income or loss prior to the acquisition.  After the acquisition the net operating loss of Online Exchange and MVP LLC passes through to MVP Games.  On December 31, 2006 any net operating loss available for carryforward has not been determined.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risks, except that cash over the insured amounts of $100,000 are maintained in banks, however they are in banks of high quality.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles  generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Examples include estimation of loss contingencies,  product life cycles, assumptions of  the elements comprising software arrangements including the distinction between upgrades/enhancements and new products when technological feasibility is achieved for our products. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Property and equipment

Property and equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from 39 1/2 to three years. A summary at December 31, 2007 is included below.

Land and building	1,002,314
Equipment	344,806
Less accumulated depreciation	(185,401)
Net	$1,161,719

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2006

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Capitalized Computer Game Programs

Computer software is developed internally for lease or sale to others.  All costs of research and development are expensed as incurred.  Costs incurred after the completion of the design specifications (working model or technological feasibility), are capitalized.  Capitalized costs, after technological feasibility has been demonstrated, includes additional coding, testing, producing masters, user documentation, and training materials, and  allocated  indirect costs.   Capitalization of software costs are discontinued once the product is available for general release to customers.

The capitalized production costs are amortized beginning when the product is first available for general release to customers, on a straight line basis over a five year period. At the end of each year any remaining unamortized costs are  evaluated and adjusted to a net realizable value, if less than the book value, based  on the market conditions, including the estimated revenues to be generated by the product.

Impairment of Long-Lived Assets

The Company reviews its major assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If an asset is considered to be impaired, the impairment will be recognized in an amount determined by the excess of the carrying amount of the asset over its fair value.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  NOTE PAYABLE - LINE OF CREDIT

On March 31, 2003 the Company entered into a note agreement with a lending institution for a line of credit of $2,250,000 for use in the development of computer software. The note is secured by inventory, equipment, accounts receivables, and by the assignment of a life insurance policy on an officer of the Company.  The terms of the note includes monthly payments of accrued interest at the rate of 14% with a maturity date of March 31, 2009 for the remaining principal balance.  The total interest rate may be increased 5 percentage points if there is a default, if allowed by law. The principal may be paid in any amounts before the due date, at the option of the Company.

At December 31, 2006, the remaining principal balance due was $1,775,000 and is shown as a current liability in the financial statements.

4.  CAPITAL LEASES

On December 29, 2003 the Company entered into a lease agreement for computer equipment that is classified as a capital lease and included as part of the equipment costs of $246,500, which expires on December 29, 2008.  The terms of the lease includes 60 payments of $5,719 with an option to purchase at the end of the lease for $1.00.  The lease agreement includes additional security of a computer game program that is no longer in use.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2006

4.  CAPITAL LEASES - continued

The future lease payments under the terms of the lease together with the net present value of the lease payments as of December 31, 2006 are as follows:

Year Ending
December 31	Amount

2007	$68,630
2008	69,208
Total	137,838
Less: Amount representing interest	18,762
Net present value of future minimum lease payments	$119,076

The amount necessary to reduce the future minimum lease payments to their net present value is calculated at the average interest rate of 14.41% implicit in the leases.

The net present value of the lease payments are included in the financial statements as follows:

Capital lease obligations
Current maturities	$55,014
Long term maturities	64,062
Total	$119.076

5.  MORTGAGE PAYABLE

During August 2006 the Company purchased an office building and incurred a mortgage payable of $728,000.  The terms of the mortgage includes monthly payments through 2008 of $ 6,049 including interest of 8.75% with a payoff in 2008.  The principal payments due are as follows;

2007	9,558
2008	715,062

6.  CAPITAL STOCK

During 2005 the Company issued 8,887,326 private placement common shares for a net of $4,173,096 and during 2006 3,152,810 private placement common shares for a net of $ 1,351,769.

7.  SIGNIFICANT TRANSACTIONS WITHRELATED PARTIES

Officer-director’s and their controlled entities have acquired 86% of the outstanding common stock of the Company, and  received salaries of $421,333   for the year ended December 31, 2006 and $ 698,166 for the year ended 2005 and $556,526 for 2004.

During 2006 the Company received no interest, demand loans from an affiliate of $892,395 and made no interest demand loans to a related party of $485,599.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2006

8.  GOING CONCERN

The Company  has had operating losses and has a  negative current working capital which indicates an inability to service its debt and to operate for the coming year,  however, its major source of income is from cash sales and  during the first  quarter 2007 the Company  received  additional  funding from a line of credit and by the issuance of  private placement  common shares, all of which, will provide sufficient cash flows  to operate   for the coming year.

MADSEN & ASSOCIATES, CPA’s INC. Certified Public Accountants and Business Consultants	684 East Vine St #3 Salt Lake City, Utah 84106 Telephone 801 486-0096 Fax 801 486-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MVP Network Online Games, Inc. and Subsidiaries

We have reviewed the balance sheet of the above Companies as of June 30, 2007 and the related statements of operations and cash flows for the six months ended June 30, 2007 and 2006.  These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

Very Truly Yours,

Madsen & Associates, CPA’s Inc.

Salt Lake City, Utah
August 23, 2007

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - unaudited
June 30, 2007

ASSETS
CURRENT ASSETS
Cash	$424,074
Total Current Assets	424,074

PROPERTY and EQUIPMENT - net of accumulated depreciation	1,139,938
CAPITALIZED COMPUTER GAME PROGRAMS -
net of accumulated amortization	2,454,624

OTHER ASSETS
Deposits	2,384
Trademark	10,366
Accounts receivable	45,851
Accounts receivable - related party	654,884
713,485
$4,732,121

LIABILITIES and STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Note payable - line of credit	$1,775,105
Accounts payable	15,722
Intercompany advances - affiliate	1,394,525
Accrued payables	29,701
Mortgage payable and capital lease obligations - current maturities	59,098
Total Current Liabilities	3,274,151

LONG TERM LIABILITIES - net of current maturities
Mortgage payable - land and building - and capital lease obligations	742,665

STOCKHOLDERS' EQUITY
Common stock
100,000,000 shares authorized, at no par value;
93,095,136 shares issued and outstanding	6,295,653
Retained earnings (deficit)	(5,580,348)
Total Stockholders’ Equity	715,305
$4,732,121

The accompanying notes are an integral part of these financial statements.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS -unaudited
For the Six Months Ended June 30, 2007 and 2006

	Jun 30,	Jun 30,
	2007	2006

SALES	$490,612	$4,963,353

OPERATING EXPENSES

Sales and marketing	397,354	3,759,098
Depreciation and amortization	236,887	121,146
Research and development	41,243	98,367
Administrative	312,771	821,253
	988,255	4,799,864

NET INCOME (LOSS) FROM OPERATIONS	(497,643)	163,489

OTHER INCOME AND EXPENSES

Interest income	16,594	21,984
Interest expense	(143,224)	(133,415)
Other income	49,760	-

NET PROFIT (LOSS)	$(574,513)	$52,058

NET LOSS PER COMMON SHARE

Basic and diluted	$(.01)	$-

AVERAGE OUTSTANDING SHARES - (stated in 1,000's)

Basic	93,095	89,942

                                             The accompanying notes are an integral part of these financial statements.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS - unaudited
For the Six Months Ended June 30, 2007 and 2006

	Jun 30,	Jun 30,
	2007	2006
CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$(574,513)	$52,058

Adjustments to reconcile net loss to
net cash provided by operating
activities
Depreciation & amortization	236,887	121,146
Changes in
Accounts receivable	(45,467)	(597)
Accounts payable	(95,220)	667,360
Net Change From Operations	(478,313)	839,967

CASH FLOWS FROM INVESTING
ACTIVITIES
Advances - related party	(169,285)	-
Purchase of equipment	(12,099)	(157,143)
Purchase of trademark	(10,366)	-
Capitalized computer programs	(474,608)	(653,409)
	(666,358)	(810,552
CASH FLOWS FROM FINANCING
ACTIVITIES
Payments on mortgage & lease obligations	(41,934)	(22,984)
Advances - affiliate	502,130	(96,529)
Net proceeds from sale of capital stock	(128,000)	1,487,612
	332,196	1,368,099

Net Change in Cash	(812,475)	1,397,514
Cash at Beginning of Period	1,236,549	1,123,791
Cash at End of Period	$424,074	$2,521,305

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest expense	$143,224	$133,415

The accompanying notes are an integral part of these financial statements.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
June 30, 2007

1.  ORGANIZATION

MVP Network Online Games Inc. (MVP Games) is a Nevada corporation incorporated August 26, 2004, with authorized common capital stock of 100,000,000 shares with no par value, for the purpose of acquiring all stock and members’ interests in Online Exchange Inc. (Online Exchange) (an S-Corporation) a Missouri corporation, incorporated March 2, 1994, and MVP Network LLC (MVP LLC) (a limited liability company) formed during 2002 in Missouri.

During September 2006 MVP Games completed the acquisition of all outstanding stock of Online Exchange and all the members’ interests in MVP LLC from their respective owners. All of the above entities were owned by the same individuals and therefore the merger is considered to be a continuation of the same business from the inception of Online Exchange on March 2, 1994.  The operations of the combined companies include the prior historical operations of each entity.  The financial statements show a retroactive restatement  of  MVP Games stockholders’ equity as if the shares were issued, starting in 1994,  to reflect the equivalent number of shares of common stock and members’ interests that were issued  in the subsidiaries.

The above entities were organized for the business purpose of the development, selling, marketing, and promotion of online virtual golf tournaments, and other online services and products.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of MVP Games, (parent) and its wholly owned subsidiaries, Online Exchange and MVP LLC,  from their  inceptions.   All material intercompany accounts and transactions have been eliminated.

Revenue Recognition

Revenue is recognized upon the receipt of monthly installment payments from the sale of software licenses.  While the license remains in force the customer has the right to place their advertising on the game website, at their expense.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued)
June 30, 2007

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Revenue is recognized in accordance with the requirements of Statement of Position (“SOP”) 97-2, “Software Revenue Recognition.”  Under SOP 97-2, when an arrangement does not require significant production, modification or customization of the software, revenue is recognized as installment payments are received and the customer is given access to the software programs.  If the customer fails to make installment payments the access to the software programs in terminated.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Online Exchange is an S-Corporation and MVP LLC is a limited liability company in which all tax attributes passed through to its stockholder-members before the acquisition in September 2006.  Accordingly, there is no provision for income taxes in the accompanying financial statements for Online Exchange and MVP LLC. from their income or loss prior to the acquisition.  After the acquisition the net operating loss of Online Exchange and MVP LLC passes through to MVP Games.  On June 30, 2007 any net operating loss available for carryforward has not been determined.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risks, except that cash over the insured amounts of $100,000 are maintained in banks, however they are in banks of high quality.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Examples include estimation of loss contingencies, product life cycles, assumptions of the elements comprising software arrangements including the distinction between upgrades/enhancements and new products when technological feasibility is achieved for our products. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Property and equipment

Property and equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from 39 1/2 to three years. A summary at March 31, 2007 is included below.

Land and building	1,002,314
Equipment	371,819
Less accumulated depreciation	(234,196)
Net	$1,139,937

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued)
June 30, 2007

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Capitalized Computer Game Programs

Computer software is developed internally for lease or sale to others.  All costs of research and development are expensed as incurred.  Costs incurred after the completion of the design specifications (working model or technological feasibility), are capitalized.  Capitalized costs, after technological feasibility has been demonstrated, includes additional coding, testing, producing masters, user documentation, and training materials, and allocated indirect costs.  Capitalization of software costs are discontinued once the product is available for general release to customers.

The capitalized production costs are amortized beginning when the product is first available for general release to customers, on a straight line basis over a five year period. At the end of each year any remaining unamortized costs are  evaluated and adjusted to a net realizable value, if less than the book value, based  on the market conditions, including the estimated revenues to be generated by the product.

Impairment of Long-Lived Assets

The Company reviews its major assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If an asset is considered to be impaired, the impairment will be recognized in an amount determined by the excess of the carrying amount of the asset over its fair value.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  NOTE PAYABLE - LINE OF CREDIT

On March 31, 2003 the Company entered into a note agreement with a lending institution for a line of credit of $2,250,000 for use in the development of computer software. The note is secured by inventory, equipment, accounts receivables, and by the assignment of a life insurance policy on an officer of the Company.  The terms of the note includes monthly payments of accrued interest at the rate of 14% with a maturity date of March 31, 2009 for the remaining principal balance.  The total interest rate may be increased 5 percentage points if there is a default, if allowed by law. The principal may be paid in any amounts before the due date, at the option of the Company.

At June 30, 2007, the remaining principal balance due was $1,775,105 and is shown as a current liability in the financial statements.

4.  CAPITAL LEASES

On December 29, 2003 the Company entered into a lease agreement for computer equipment that is classified as a capital lease and included as part of the equipment costs of $246,500, which expires on December 29, 2008.  The terms of the lease includes 60 payments of $5,719 with an option to purchase at the end of the lease for $1.00.  The lease agreement includes additional security of a computer game program that is no longer in use.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued)
June 30, 2007

4.  CAPITAL LEASES - continued

The future lease payments under the terms of the lease together with the net present value of the  lease payments as of December 31, 2006 are as follows:

Year Ending
December 31	Amount

2007	$68,630
2008	69,208
Total	137,838
Less: Amount representing interest	18,762
Net present value of future minimum lease payments	$119,076

The amount necessary to reduce the future minimum lease payments to their net present value is calculated at the average interest rate of 14.41% implicit in the leases.

The net present value of the lease payments at December 31, 2006 are included in the financial statements as follows:

Capital lease obligations
Current maturities	$55,014
Long term maturities	64,062
Total	$119.076

5.  MORTGAGE PAYABLE

During August 2006 the Company purchased an office building and incurred a mortgage payable.
The terms of the mortgage includes monthly payments through 2008 of $ 6,049 including interest of 8.75% with a payoff in 2008.  The principal payments due are as follows;

2007	9,558
2008	715,062

6.  CAPITAL STOCK

During 2005 the Company issued  8,887,326 private placement common shares for a net of  $4,173,096 and during 2006  3,152,810  private placement common shares for a net of $ 1,351,769.  During the quarter ended June 30, 2007 the Company refunded $128,000 of the private placement shares issued in 2006.

7.  SIGNIFICANT TRANSACTIONS WITHRELATED PARTIES

Officer-director’s and their controlled entities have acquired 86% of the outstanding common stock of the Company, and  received salaries of $ 90,000 for the six months ended June 30, 2007, $421,333   for the year ended December 31, 2006 and $ 698,166 for the year ended 2005.

During 2006 and 2007 the Company received no interest, demand loans from an affiliate of $ 1,394,525 and made no interest demand loans to a related party of $ 654,884.

MVP NETWORK ONLINE GAMES, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued)
June 30, 2007

8.  GOING CONCERN

The Company  has had operating losses and has a  negative current working capital which indicates an inability to service its debt and to operate for the coming year,  however, its major source of income is from cash sales and  during the first  quarter 2007 the Company  received  additional  funding from a line of credit and by the issuance of  private placement  common shares, all of which, will provide sufficient cash flows  to operate   for the coming year.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Overview

The following tables show selected unaudited pro forma condensed combined financial data as if MVP Network and MVP Online Games had been a combined company for the year ended December 31, 2006 and the six months ended June 30, 2007 and as of June 30, 2006.

The Merger is accounted for as a reverse acquisition in which MVP Online Games is considered to be the acquirer of MVP Network for reporting purposes.  The number of outstanding shares of common stock of MVP Network before the Merger was approximately 107,145,314 shares and after will be approximately 439,133,690 shares.  The continuing operations of the business are those of MVP Online Games including its prior historical financial statements and the operations of MVP Network starting at the time of the Merger.  The financial statements have been prepared showing a retroactive restatement of MVP Network’s historical outstanding stock to reflect the equivalent number of shares of common stock issued in the Merger.

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements and the notes thereto of MVP Network. For purposes of preparing the unaudited pro forma condensed combined financial statements, the historical financial information for both MVP Network and MVP Online Games is based on the year ended December 31, 2006 and the six months ended June 30, 2007.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 assume that the pending Merger of MVP Online Games occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the Merger been consummated as of January 1, 2006 or June 30, 2007. The pro forma adjustments are based upon available information and certain estimates and assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that management of MVP Network believes are reasonable in the circumstances.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of MVP Network included in its Annual Report on Form 10-KSB for the year ended December 31, 2006, its Quarterly Report on Form 10-QSB for the six months ended June 30, 2007 and in previously filed Forms 8-K, as well as the historical financial statements and notes thereto of MVP Online Games included in this information statement/prospectus.  See "Where You Can Find More Information" beginning on page 113 of this information statement/prospectus.

MVP NETWORK, INC. (survivor) and MVP NETWORK ONLINE GAMES, INC.
PRO-FORMA COMBINED BALANCE SHEETS
June  30, 2007
(stated in 1,000's)

	Network	Online		Adjustm	Combined
ASSETS
CURRENT ASSETS
Cash	$-	$424			$424
Total Current Assets	-	424		-	424

PROPERTY and EQUIPMENT -	-	1,140		-	1,140
net of accumulated depreciation

CAPITALIZED COMPUTER GAME
PROGRAMS - net of amortization	-	2,455		-	2,455

OTHER ASSETS	1,398	713	(1)	(1,395)	716
	$1,398	$4,732			$4,735
LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	-	3,215	(1)	(1,395)	1,820
Mortgage payable and capital lease obligations -
current maturities	-	59		-	59
Total Current Liabilities	-	3,274			1,879

LONG TERM LIABILITIES - less current maturities -
Mortgage payable and capital lease obligations	-	743			743

STOCKHOLDERS' EQUITY
Common stock	2,882	6,295	(2)	(1,484)	7,693
Deficit	(1,484)	(5,580	)(2)	1,484	(5,580)
Total Stockholders’ Equity	1,398	715			2,113

	$1,398	$4,732			$4,735

  (1)  Clear intercompany advances
  (2) Combine

MVP NETWORK INC. (survivor) and MVP NETWORK ONLINE GAMES, INC.
PRO-FORMA COMBINED OPERATING STATEMENTS
Six Months Ended June 30, 2007 and
Year Ended December 31, 2006
(stated in 1,000’s)

	Network	Online	Adjustm	Combined
Six Months June 30, 2007

Sales	$-	$491	-	$491

Operating expenses	53	988		1,041
Net loss from operations	(53)	(497)		(550)

Other income and expense	-	(77)		(77)
Net loss	$(53)	$(574)		$(627)

Loss per share				$-

Ave outstanding shares				439,134

Year December 31, 2006

Sales	$-	$6,196	-	$6,196

Operating Expenses	96	7,700	-	7,796
Net loss from operations	(96)	(1,504)		(1,600)

Other income and expense	___-	(245)	-	(245)
Net loss	$(96)	$(1,749)		$(1,845)

Loss per share				$-

Ave outstanding shares				439,134

COMPARISON OF STOCKHOLDER RIGHTS

General

MVP Network is incorporated under the laws of the State of Nevada and, accordingly, the rights of its stockholders are governed by the Nevada Revised Statutes. MVP Online Games is incorporated under the laws of the State of Nevada and, accordingly, the rights of its stockholders are also governed by the Nevada Revised Statutes. Before the completion of the Merger, the rights of MVP Online Games stockholders are also governed by the MVP Online Games articles of incorporation, as amended, and the MVP Online Games bylaws. Upon completion of the Merger, MVP Online Games stockholders will receive shares of MVP Network common stock in exchange for their shares of MVP Network common stock. As a result, upon completion of the Merger, the rights of MVP Online Games stockholders who become MVP Network stockholders in the Merger will be governed by the Nevada Revised Statutes, the MVP Network articles of incorporation, as amended, and the MVP Network bylaws.

Certain Differences Between the Rights of Stockholders of MVP Network and and Stockholders of MVP Online Games

The following is a summary of material differences between the current rights of MVP Network stockholders and the current rights of MVP Online Games stockholders. Although we believe that this summary covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of MVP Network stockholders and MVP Online Games stockholders, and it is qualified in its entirety by reference to the Nevada Revised Statutes and the various documents of MVP Network and MVP Online Games to which we refer in this summary. In addition, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important do not exist. We urge you to carefully read this entire information statement/prospectus, the relevant provisions of the Nevada Revised Statutes and the other documents to which we refer in this information statement/prospectus for a more complete understanding of the differences between the rights of an MVP Network stockholder and the rights of an MVP Online Games stockholder. MVP Network has filed with the SEC the respective documents of MVP Network and MVP Online Games referenced in this summary of stockholder rights and will send copies of these documents to you, without charge, upon your request.

	MVP Online Games	MVP Network
Authorized Capital Stock

100,000,000 shares authorized, consisting of 100,000,000 shares of common stock, $0.001 par value, and no shares of preferred stock.

As of June 30, 2007, 92,891,136 shares of common stock and no shares of preferred stock were issued and outstanding.

5,020,000,000 shares authorized, consisting of 5,000,000,000 shares of common stock, par value $0.001 per share, 20,000,000 shares of preferred stock, par value $0.001 per share.

As of June 30, 2007, 107,145,314 shares of common stock and no shares of preferred stock were issued and outstanding

Number of Directors
The MVP Online Games articles of incorporation provide that the MVP Online Games board of directors will consist of not less than 1 nor more than 8 directors.  The MVP Online Games bylaws provide that the MVP Online Games board of directors will consist of not less than 1 nor more than 7 directors.

The MVP Network bylaws provide that the MVP Network board of directors will consist of not less than 3 nor more than 9 directors, with the exact number to be fixed by a resolution of the board of directors or by a resolution of the stockholders.

Classification of Board Members

The MVP Online Games articles of incorporation and bylaws do not classify the MVP Online Games board of directors into separate classes with staggered terms. MVP Online Games' directors are elected for a term of one year.

The MVP Network articles of incorporation and bylaws do not classify the MVP Network board of directors into separate classes with staggered terms. MVP Network’s directors are elected for a term of one year.

Vacancies on the Board of Directors
The MVP Online Games bylaws provide that vacancies in the board of directors may be filled by a majority vote of the remaining directors, even if less than a quorum or by a sole remaining director. Each director so elected will hold office until his successor is elected at an annual or special meeting of the stockholders.

The MVP Network bylaws provide that vacancies in the board of directors shall be filled for the unexpired portion of the term by a majority vote of the remaining directors through less than a quorum at any meeting thereof. Any director appointed to fill a vacancy serves for the remainder of the unexpired portion of the term.

The MVP Online Games bylaws also provide that stockholders may elect a director at any time to fill any vacancy not filled by the directors.  If the board of directors accepts the resignation of a director tendered to be effective at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

Removal of Directors

Section 78.335 of the Nevada Revised Statutes provides that directors may be removed by the stockholders holding not less than 2/3 of the voting power, and that the articles of incorporation may require the concurrence of more than 2/3 of the voting power.

The MVP Online Games bylaws do not have a provision concerning removal of a director.

Section 78.335 of the Nevada Revised Statutes provides that directors may be removed by the stockholders holding not less than 2/3 of the voting power, and that the articles of incorporation may require the concurrence of more than 2/3 of the voting power.

MVP Network’s bylaws provide that a director may be removed with or without cause by the affirmative vote or written consent of shareholders who hold in the aggregate at least 2/3 of the voting power.

Board Quorum and Vote Requirements	A majority of the authorized number of directors constitutes a quorum.	A majority of the entire board of directors constitutes a quorum. The

Every act or decision (including vote) of a majority of the directors present at any meeting for which a quorum is present shall be regarded as the act of the board, unless a greater number is required by law or the articles of incorporation.

total number of directors includes any unfilled vacancies on the board. The vote of a majority of the directors present at any meeting for which a quorum is present constitutes the act of the board.
Special Meetings of Stockholders
The MVP Online Games bylaws provide that special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the board of directors, or by one or more shareholders holding not less than 10% of the voting power.

The MVP Network bylaws provide that special meetings of the shareholders may be called at any time and for any purpose by the board of directors.  They also provide that upon the written demand of shareholders holding in the aggregate at least 10% of the outstanding voting power, the board of directors or the secretary shall call a special meeting of the shareholders to take place within 150 days of receipt by the corporation of the demand.

Inspection of Stockholders' List
Nevada law authorizes any stockholder of record who owns not less than 15% of all of the issued and outstanding shares and any person who has been authorized in writing by holders of at least 15% of the issued and outstanding shares to inspect the stockholders' list.

The MVP Online Games bylaws provide that the stockholders’ list is open to inspection upon the written demand of a shareholder (who has the percentage ownership required for inspection by the Nevada Revised Statutes), at any reasonable time, and for a purpose reasonably related to his interests as a shareholder.

Nevada law authorizes any stockholder of record who owns not less than 15% of all of the issued and outstanding shares and any person who has been authorized in writing by holders of at least 15% of the issued and outstanding shares to inspect the stockholders' list.

The MVP Network bylaws have no provision concerning inspection of the stockholders’ list.

Voting Rights	The Nevada Revised Statutes provide that a Nevada corporation’s articles of incorporation may provide for cumulative voting of shares for directors.	The Nevada Revised Statutes provide that a Nevada corporation’s articles of incorporation may provide for cumulative voting of shares for directors.
	The MVP Online Games articles of incorporation and bylaws do not provide for cumulative voting for directors.	The MVP Network articles of incorporation and bylaws do not provide for cumulative voting for directors.

The MVP Online Games bylaws provide that on all matters submitted to a vote of stockholders of MVP Online Games, each holder of MVP Online Games common stock has the right to cast one vote for each share of MVP Online Games common stock held.

The MVP Network bylaws provide that on all matters submitted to a vote of stockholders of MVP Network, each holder of MVP Network common stock has the right to cast one vote for each share of MVP Network common stock held.

Notice of Meetings

The MVP Online Games bylaws provide that written notice of a stockholder meeting specifying the place, the day, the hour of such meeting, and the purpose or purposes for which the meeting is called, is to be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting.

The MVP Network bylaws provide that notice of each meeting of shareholders whether annual or special is to be given to stockholders as required by Section 78.370 of the Nevada Revised Statutes. This section of the Nevada Revised Statutes provides that written notice of a stockholders’ meeting, stating the purpose or purposes for which the meeting is called, the time when, and the place where, it is to be held, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote, must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting.

Action by Written Consent
The MVP Online Games articles of incorporation provide that any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

The MVP Network bylaws state any action which may be taken by a vote of shareholders at a meeting thereof may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power of the corporation: except that, if a different proportion of voting power is required for such action at a meeting of shareholders, then that proportion of written consents is required.

Shareholder Quorum	A majority of shares entitled to vote, present in person or represented by proxy, constitutes a quorum at any meeting of the stockholders.	A majority of shares entitled to vote, present in person or represented by proxy, constitutes a quorum at any meeting of the stockholders.
Notice Requirements for Stockholder Proposals, including Director Nominations	Neither the articles of incorporation nor the bylaws of MVP Online Games provide for proposals by stockholders.	Neither the articles of incorporation nor the bylaws of MVP Network provide for proposals by stockholders.

However, an MVP Network stockholder who desires to nominate a person for election to the board of directors or to make other proposals must meet the deadlines and other requirements set forth in the rules and regulations of the SEC related to stockholder proposals.

Limitation of Personal Liability of Directors
The MVP Online Games articles of incorporation eliminate an MVP Online Games director's personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.
The MVP Network articles of incorporation and bylaws do not limit or eliminate the personal liability of directors.
Indemnification

The MVP Online Games bylaws provide that MVP Online Games may indemnify its directors, officers, employees and agents, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding arising by reason of the fact that such person is or was a director, officer, employee or agent of MVP Online Games or is or was serving at the request of MVP Online Games as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person acted in good faith and in a manner which he reasonably believed to be in or not apposed to the best interests of MVP Online Games, and with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.

The MVP Network bylaws provide that MVP Network shall, to the full extent permitted by applicable provisions of Nevada law as the same presently exists or may hereafter be amended, indemnify each of its agents (as defined below) against expenses judgments, fines settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that any such person is or was an agent of MVP Network.  The expenses of officers and directors incurred in defending a criminal or civil action, suit or proceeding shall be paid by MVP Network as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not

The MVP Online Games bylaws also provide that MVP Online Games may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in MVP Online Games’ favor by reason of the fact that such person is or was a director, officer, employee or agent of MVP Online Games, or is or was serving at the request of MVP Online Games as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amount paid in settlement and attorneys fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of MVP Online Games.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction determining, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation had entitled to be indemnified by MVP Network.  The provisions of the immediately preceding sentence shall not affect any rights to advancements of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.  For purpose of this section, an “agent” of MVP Network includes any person who is or was a director, officer, employee or other agent of MVP Network, or who is or was serving at the request of MVP Network as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  In the event that applicable law shall hereafter permit or authorize indemnification by the corporation of agents for any reason or purpose or in any manner not otherwise provided for in this bylaw, then such agents shall be entitled to such indemnification by making written demand therefore upon MVP Network, it being the intention of this bylaw at all times to provide the most comprehensive indemnification coverage to MVP Network’s agents as may or hereafter be permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the immediately preceding paragraphs, or in defense of any claim, issue or matter therein, MVP Online Games shall indemnify him against expenses, including attorneys fees, actually and reasonably incurred by such person in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Loans to Directors, Officers and Employees
Nevada law provides the board of directors, without shareholder approval, to authorize loans to corporate directors, officers, and/or employees where such loans may reasonably be expected to benefit the corporation.

The MVP Online Games articles and bylaws do not explicitly provide for loans to officers, directors or employees of MVP Online Games.

Nevada law provides the board of directors, without shareholder approval, to authorize loans to corporate directors, officers, and/or employees where such loans may reasonably be expected to benefit the corporation.

The MVP Network bylaws state that MVP Network shall not make any loans of money or property to or guarantee the obligation of (a) any director or officer of the corporation, any director or officer of its subsidiary corporations, directly or indirectly, or (b) any person, upon the security of the shares of MVP Network or its parent, unless the loan or guarantee is otherwise adequately secured, except by the vote or written consent of the holders of a majority of the outstanding shares of all classes, regardless of limitations on voting rights, other than shares held by the benefited director, officer or shareholder.

Interested Director Transactions

Under Section 78.140 of the Nevada Revised Statutes, certain contracts or transactions in which one or more of a corporation's directors or officers has a financial interest are not void or voidable solely because of such interest, or solely because the director or officer participates in the meeting which authorizes the contract or transaction or votes in favor of such contract or transaction, if:

•  such interest is disclosed to the board or a committee and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by a vote sufficient without counting the vote of the interested directors, or

•  such interest is disclosed to the stockholders and the stockholders in good faith approve or ratify the contract or transaction, by majority vote, with the shares owned by any interested director being entitled to vote thereon; or

•  the common directorship, office or financial interests is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or

•   the contract or transaction is fair as to the corporation at the time it is authorized or approved.

The articles of incorporation of MVP Online Games provide that contracts or transactions between the corporation and such interested parties are not affected or invalidated because of the relationship.  The articles of incorporation require the disclosure of the relationship to, or the knowledge of the relationship by, the board of directors or a majority thereof.  The

Under Section 78.140 of the Nevada Revised Statutes, certain contracts or transactions in which one or more of a corporation's directors or officers has a financial interest are not void or voidable solely because of such interest, or solely because the director or officer participates in the meeting which authorizes the contract or transaction or votes in favor of such contract or transaction, if:

•  such interest is disclosed to the board or a committee and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by a vote sufficient without counting the vote of the interested directors, or

•  such interest is disclosed to the stockholders and the stockholders in good faith approve or ratify the contract or transaction, by majority vote, with the shares owned by any interested director being entitled to vote thereon; or

•  the common directorship, office or financial interests is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or

•   the contract or transaction is fair as to the corporation at the time it is authorized or approved.

The MVP Network bylaws provide that no contract or other transaction between MVP Network and any other corporation shall be impaired, affected, or invalidated, nor shall any director be liable in any way, by reason of the fact that any one or more of the directors of MVP Network is or are interested in, or is a director or officer or shareholder of such other corporation, provided that

interested director may vote on the contract or action as if he was not interested.	such facts are disclosed or made known to the board of directors prior to their authorizing such transactions.

Any director, personally and individually, may be a party to or may be interested in any contract or transaction of MVP Network, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the board or directors prior to their authorization of such contract or transaction, and provided that the board of directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum.  This shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

Amendment of Bylaws
The MVP Online Games bylaws provide that new bylaws may be adopted or the existing bylaws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders.

The bylaws of MVP Network provide that the bylaws shall be subject to amendment, modification, alteration, or repeal, and new by-laws may be adopted, by the affirmative vote or written consent of shareholders holding in the aggregate at least a majority of the outstanding voting power of the corporation, provided, however, the shareholders shall have no power to adopt any bylaw which is contrary to applicable law.

The MVP Online Games bylaws also provide that, subject to the right of shareholders as provided in the paragraph above to adopt, amend or repeal bylaws, other than a bylaw or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the board of directors.

The board of directors may from time to time make, adopt, alter, amend, or repeal bylaws of the corporation:  provided, however, the board of directors shall have no power to change a bylaw which has been adopted by the shareholders or to adopt any bylaw which is contrary to applicable law.

LEGAL MATTERS

The validity of the securities MVP Network is offering under this information statement/prospectus will be passed upon by Robert N. Wilkinson, Esq., as counsel to MVP Network.  Certain United States federal income tax consequences of the Merger are being passed upon by Robert N. Wilkinson, Esq.

EXPERTS

The financial statements of MVP Network, Inc. as of December 31, 2006, and for each of the two years in the period ended December 31, 2006, and MVP Network management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 are included in this in this information statement/prospectus in reliance upon the report of Madsen and Associates, CPA’s, Inc., MVP Network’s independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

The financial statements of MVP Network Online Games, Inc. as of December 31, 2006, and for each of the two years in the period ended December 31, 2006 are included in this information statement/prospectus in reliance upon the report of Madsen and Associates, CPA’s, Inc., MVP Online Games’ independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

MVP Network files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by MVP Network at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of MVP Network are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

MVP Network has filed a registration statement on Form S-4 to register with the SEC the MVP Network common stock to be issued to MVP Online Games stockholders in the Merger. This information statement/prospectus is a part of that registration statement and constitutes both a prospectus of MVP Network and an information statement of both MVP Network and MVP Online Games for purposes of implementing the stockholder approval of each company. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about MVP Network, MVP Network common stock and MVP Online Games. As allowed by SEC rules, this information statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

We have not authorized anyone to give any information or make any representation about the Merger or our companies that is different from, or in addition to, that contained in this information statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this information statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this information statement/prospectus does not extend to you. The information contained in this information statement/prospectus is accurate only as of the date of this document unless the information specifically indicates that another date applies, and neither the mailing of this information statement/prospectus to stockholders nor the issuance of MVP Network common stock in the Merger should create any implication to the contrary.

 ANNEX A

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made this 22nd day of November, 2006, by and among MVP Network, Inc., a Nevada corporation (“MVP”), MVP Merger Corp., a Nevada corporation (“Merger Co.”); and MVP Network Online Games, Inc., a Nevada corporation (“Online Games”); based on the following:

RECITALS

The parties desire to enter into this agreement to set forth the terms and conditions of the corporate reorganization (the “Merger”) pursuant to which Merger Co. will be merged with and into Online Games, with Online Games being the surviving entity, and the issued and outstanding shares of capital stock of Online Games will be converted into shares of MVP common stock.  The Merger of Merger Co. with and into Online Games and the issuance of MVP common stock are for the purpose of effecting a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the “Code”).  This supersedes and replaces any prior Agreement and Plan of Reorganization entered into by the parties.

AGREEMENT

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
MERGER

1.01           The Merger.    Merger Co. will be merged with and into Online Games, and Online Games shall survive the Merger as the surviving corporation (the “Surviving Corporation”).  The issued and outstanding shares of Online Games (the “Online Games Shares”) shall be converted into post-split shares of MVP common stock, par value $0.05 per share, after giving effect to the forward stock split described in Section 4.01 (the “MVP Shares”), as follows:

(a)     Each Online Games Share outstanding on the Effective Date of the merger shall be converted into four (4) MVP Shares (the “Exchange Ratio”) for an aggregate of  three hundred eighty million five hundred seventy four thousand five hundred forty four (380,574,544) MVP Shares being issued collectively to the Online Games shareholders on the effective date of the Merger; except that, holders of any “Dissenting Shares” of Online Games shall receive payment from Online Games, upon the completion of the Merger, in accordance with the provisions of the Nevada Revised Statutes (the “Nevada Statutes”).  Dissenting Shares means any shares of Online Games common stock for which the holder thereof has exercised his or her appraisal rights under the Nevada Statutes, and a holder of Dissenting Shares shall be referred to herein as a “Dissenting Shareholder”.

(b)     MVP shall not issue any fractional shares or interests in connection with the Merger.  If any holder of Online Games Shares would otherwise be entitled to a fractional share upon exchange thereof, MVP shall round up the number of MVP Shares to be issued to such holder to the nearest whole share.

(c)     After the Effective Date of the Merger (as such term is defined in Section 1.08), each holder of Online Games Shares shall, upon the surrender of the certificates representing Online Games Shares to the registrar and transfer agent of MVP, be entitled to receive a certificate or certificates evidencing shares of the MVP Common Stock as provided herein.  On the Effective Date of the Merger, all Online Games Shares shall be canceled and all rights in respect thereof shall cease.

(d)      Each share of common stock of Merger Co. issued and outstanding on the Effective Date, and all rights in respect thereof, shall, without any action on the part of MVP or Merger Co., forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

1.02           Adjustments to Exchange Ratio.  For all relevant purposes of the Merger of Online Games into Merger Co., the number of shares of MVP Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split (other than the proposed forward stock split described in Section 4.01), stock dividend, reverse stock split,  recapitalization, or similar change in the MVP Common Stock which may occur (with the prior written consent of Online Games) between the date of the execution of this Agreement and the date of delivery of such shares to provide the holders of Online Games Shares the same economic effect as contemplated by this Agreement prior to such event.

1.03           Manner and Basis of Converting Stock.  The manner and basis of converting the shares of common stock of Online Games and Merger Co., by virtue of the Merger and without any action on the part of any holder thereof, shall be as set forth in this Section 1.03.

(a)           Subject to the terms and conditions of this Agreement, each Online Games Share issued and outstanding immediately prior to the Effective DateExcluded Shares, and all rights in respect thereof, shall at the Effective Date, without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive four (4) post-split MVP Shares.  In other words, for each one (1) share of Online Games common stock, MVP shall issue four (4) post-split MVP Shares for an exchange ratio of 1-to-4 (the “Exchange Ratio”).

(b)           Except as otherwise provided herein, commencing immediately after the Effective Date, each certificate which, immediately prior to the Effective Date, represented issued and outstanding Online Games Shares shall evidence the right to receive MVP Shares on the basis set forth in paragraph (a) above.  Upon the surrender by the holders of Online Games Shares to the transfer agent and registrar of MVP of the stock certificate or certificates of Online Games endorsed in blank or accompanied by stock powers executed in blank, and with all necessary transfer taxes and other revenue stamps affixed and acquired, together with the investment representation letter and all other documents and materials reasonably required by such transfer agent to be delivered in connection therewith, the holders of the Online Games Shares shall be entitled to receive a certificate or certificates representing the number of whole MVP Shares to which they are entitled.

1.04           Articles of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation.  Unless otherwise agreed by MVP and Online Games prior to the Closing, at the Effective Date:

(a)           The Articles of Incorporation of Online Games (the “Articles of Incorporation”) Certificate of Incorporation! as in effect immediately prior to the Effective Date shall be at and after the Effective Date (until amended as provided by law and by such Articles of Incorporation) the articles of incorporation of the Surviving Corporation.

(b)           The Bylaws of Online Games as in effect immediately prior to the Effective Date shall be at and after the Effective Date (until amended as provided by law, its Articles of Incorporation and its Bylaws, as applicable) the Bylaws of the Surviving Corporation;

(c)           The officers of Online Games immediately prior to the Effective Date shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Date, until their successors are elected or appointed and qualified or until their resignation or removal; and

(d)           The directors of Online Games immediately prior to the Effective Date shall be the directors of the Surviving Corporation from and after the Effective Date, until their successors are elected or appointed and qualified or until their resignation or removal.

1.05           Subsequent Actions.  If, at any time after the Effective Date, the Surviving CorporationSurviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise the Surviving Corporation’s right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

1.06           Closing and Parties.  The Closing contemplated hereby shall be held at a mutually agreed upon time and place on February 28, 2006, or as soon thereafter as reasonably practicable, or on such other date as may be mutually agreed to in writing by the parties (the “Closing Date”).  The Agreement may be closed at any time following approval by a majority of the shareholders of MVP Common Stock as set forth in Section 4.02 hereof and the Online Games Shareholders as set forth in Section 5.01 hereof, and the successful registration of MVP Shares to be issued to the Online Games Shareholders in the Merger.  The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.07           Closing Events.

(a)           MVP Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article IV, MVP shall deliver to Online Games at Closing all the following:

(i)         A certificate of good standing from the secretary of State of Nevada, issued as of a date within thirty days prior to the Closing Date, certifying that MVP is in good standing as a corporation in the State of Nevada;

(ii)         Incumbency and specimen signature certificates dated as of the Closing Date with respect to the officers of MVP executing this Agreement and any other document delivered pursuant hereto on behalf of MVP;

(iii)         Copies of the resolutions of MVP’s board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of MVP as of the Closing Date;

(iv)         The certificates contemplated by Section 4.04, duly executed by the chief executive officer or president of MVP;

(v)         The certificates contemplated by Section 4.05, dated the Closing Date, signed by the chief executive officer or president of MVP; and

(vi)         Stock certificates representing three hundred eighty million five hundred seventy four thousand five hundred forty four (380,574,544) post-split MVP Shares (less any MVP Shares not issued to Dissenting Shareholders) in the names of the persons holding shares of Online Games common stock (the “Online Games Shareholders”) at the Effective Date of the Merger (as defined in Section 1.08).

In addition to the above deliveries, MVP shall take all steps and actions as Online Games and the Online Games Shareholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)           Online Games Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article V, Online Games shall deliver to MVP at Closing all the following:

(i)         A certificate of good standing from the secretary of State of Nevada, issued as of a date within thirty days prior to the Closing Date certifying that Online Games is in good standing as a corporation in the State of Nevada;

(ii)         Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Online Games executing this Agreement and any other document delivered pursuant hereto on behalf of Online Games;

(iii)         Copies of the resolutions of Online Games’ board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Online Games as of the Closing Date;

(iv)         The certificates contemplated by Section 5.02, executed by the chief executive officer or president of Online Games; and

(v)         The certificates contemplated by Section 5.03, dated the Closing Date, signed by the chief executive officer or president of Online Games.

In addition to the above deliveries, Online Games shall take all steps and actions as MVP may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

1.08           Effective Date.  As soon as practicable following consummation of the transactions contemplated hereby on the Closing Date, Articles of Merger setting forth such matters as required by the provisions of the corporate statutes of the State of Nevada to complete the merger of Online Games and Merger Co. shall be filed with the Secretary of State of Nevada.  The “Effective Date” of the Merger shall be the date the filing of such Articles of Merger shall become effective.

1.09           Effect of Merger.  On the Effective Date of the Merger, Online Games and Merger Co. shall cease to exist separately, and Merger Co. shall be merged with and into Online Games, the Surviving Corporation, in accordance with the provisions of this Agreement and the Articles of Merger, and in accordance with the provisions of and with the effect provided in the corporation laws of the State of Nevada.  Online Games, as the Surviving Corporation, shall possess all the rights, privileges, franchises, and trust and fiduciary duties, powers, and obligations, of a private as well as of a public nature, and be subject to all the restrictions, obligations, and duties of each of Online Games and Merger Co.; all property, real, personal, and mixed, and all debts due to either Online Games or Merger Co. on whatever account, and all other things belonging to each of Online Games and Merger Co. shall be vested in Online Games, all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter the property of Online Games as they were of Online Games and Merger Co.; the title to any real estate, whether vested by deed or otherwise, in either Online Games or Merger Co. shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens on any property of either Online Games or Merger Co. shall be preserved unimpaired, and all debts, liabilities, and duties of Online Games and Merger Co. shall thenceforth attach to Online Games and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by Online Games.

1.10           Termination

(a)           This Agreement may be terminated by the board of directors of either MVP or Online Games at any time prior to the Closing Date if:

(i)         There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(ii)      Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

(iii)     Online Games Shareholders who collectively hold more than three percent (3.0%) of all issued and outstanding shares of Online Games common stock perfect their dissenter rights under the Nevada Statutes and demand to be paid for their Dissenting Shares.

In the event of termination pursuant to this paragraph (a) of Section 1.10, and except as provided for in Section 1.10(a)(iii), no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

(b)           This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of MVP if (i) less than 50% of the shareholders of Online Games vote in favor of this Agreement and the transactions contemplated hereby, (ii) Online Games shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Online Games contained herein shall be inaccurate in any material respect, (iii) there has been any material adverse change in the business or financial condition of Online Games, or (iv) shareholders of Online Games owning more than three percent (3.0%). of the issued and outstanding shares of Online Games capital stock perfect their dissenter’s rights with respect to the approval of this Agreement and the transactions contemplated hereby.  In the event of termination pursuant to this paragraph (b) of this Section 1.10, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

(c)           This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Online Games if (i) less than 50% of the Shareholders of MVP vote in favor of this Agreement and the transactions contemplated hereby, (ii) MVP shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of MVP contained herein shall be inaccurate in any material respect, or (iii) there has been any adverse change in the business or financial condition of MVP.  In the event of termination pursuant to this paragraph (c) of this Section 1.10, no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF MVP

As an inducement to, and to obtain the reliance of Online Games, MVP and Merger Co. represent and warrant as follows:

2.01	Organization.

(a)    MVP is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of MVP’s articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

(b)    Merger Co. is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Merger Co.’s articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

2.02           Approval of Agreement.  MVP and Merger Co. have full power, authority, and legal right and have taken, or will take, all action required by law, their articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated.  The board of directors of MVP and Merger Co. have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the MVP shareholders and compliance with state and federal corporate and securities laws.

2.03           Capitalization.  The authorized capitalization of MVP consists of 50,000,000 shares of common stock, $0.05 par value, of which approximately 25,539,267 shares are issued and outstanding as of November 22, 2006, and 150,000 shares of preferred stock, $1.00 par value, of which 0 shares are issued and outstanding as of November 22, 2006.  The authorized capitalization of Merger Co. consists of 50,000 shares, $0.001 par value, of which 100 shares are issued and outstanding as of November 22, 2006.  All issued and outstanding shares of MVP and Merger Co. are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person and have been issued in compliance with all applicable federal and state securities laws.  There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of MVP or Merger Co.

2.04.           SEC Reports; Financial Statements.

(a)           MVP has filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC during the past three (3) years, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the “MVP SEC ReportsAbacus SEC Reports”), and, with respect to the MVP SEC Reports filed by MVP after the date hereof and prior to the Closing Date, will deliver or make available, to Online Games all of its MVP SEC Reports in the form filed with the SEC.  The MVP SEC Reports (i) were (and any MVP SEC Reports filed after the date hereof will be) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any MVP SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  On the Closing Date, MVP shall be current in the filing of the MVP SEC Reports.

(b)           Included in Schedule 2.04 are (i) the audited balance sheets of MVP as of December 31, 2005, 2004 and 2003 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the fiscal years ended December 31, 2005, 2004 and 2003 including the notes thereto, and the accompanying report of Madsen & Associates, CPA’s, Inc., independent certified public accountants; and (ii) the unaudited balance sheet of MVP as of September 30, 2006, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the nine months ended September 30, 2006, together with the notes thereto and representations by the principal accounting and financial officer of MVP to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated and such financial statements shall not reflect any material changes since December 31, 2005.

(c)           The financial statements of MVP delivered pursuant to Section 2.04(b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.  The MVP financial statements present fairly, in all material respects, as of their respective dates, the financial position of MVP.  MVP did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of MVP, in accordance with generally accepted accounting principles.  The statements of revenues and expenses and cash flows present fairly the financial position and result of operations of MVP as of their respective dates and for the respective periods covered thereby.

(d)        MVP has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date.  All such returns and reports are accurate and correct in all material respects.  MVP has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of MVP, except to the extent reflected on such balance sheet and adequately provided for which are not yet due and payable, and all such dates and years and periods prior thereto and for which MVP may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and  no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.   None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  MVP has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an adverse affect on MVP, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or  assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of MVP.

(e)        The books and records, financial and otherwise, of MVP and Merger Co. are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of MVP and Merger Co., and MVP and Merger Co. have maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

2.05           Outstanding Warrants and Options.  Except as set forth in schedule 2.05, MVP and Merger Co. have no existing warrants, options, calls, or commitments of any nature relating to the authorized and unissued shares of MVP or Merger Co. capital stock.

2.06           Information.  The information concerning MVP and Merger Co. set forth in this Agreement and the schedules delivered by MVP pursuant hereto complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  MVP and Merger Co. shall cause the schedules delivered by them pursuant hereto and the instruments delivered to Online Games hereunder to be updated after the date hereof up to and including the Closing Date.

2.07           Absence of Certain Changes or Events.  Except as set forth in this Agreement or the schedules hereto, since the date of the most recent MVP balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

(a)           There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of MVP or (ii) any damage, destruction, or loss to MVP (whether or not covered by insurance) materially and  adversely affecting the business, operations, properties, assets, or condition of MVP;

(b)           MVP has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of MVP; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)           MVP has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof except as set forth in Schedule 2.05; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent MVP balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its  material assets, properties, or rights, canceled, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of MVP; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)           MVP has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of MVP.

2.08           Title and Related Matters.  Except as provided herein or disclosed in the MVP balance sheet and the notes thereto, MVP has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, and assets, which are reflected in the most recent MVP balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of MVP, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of MVP as now being conducted or as contemplated.  Schedule 2.08 contains a description of all intellectual property owned or licensed by MVP.

2.09           Litigation and Proceedings.  Except as set forth in Schedule 2.09, there are no actions, suits, or administrative or other proceedings pending or, threatened by or against MVP or adversely affecting MVP or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  There is no default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.10           Compliance With Laws and Regulations.  MVP has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not adversely affect the business, operations, properties, assets, or condition of MVP or (ii) could not result in the occurrence of any liability for MVP. The consummation of this transaction will comply, in all material respects, with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

2.11           Contracts.  Except as included or described in Schedule 2.11:

(a)        There are no material contracts, agreements, franchises, license agreements, or other commitments to which MVP is a party by which it or any of the properties of MVP are bound;

(b)       All contracts, agreements, franchises, license agreements, and other commitments to which MVP is a party or by which its properties are bound and which are material to the operations or financial condition of MVP are valid and enforceable by MVP in all material respects;

(c)        MVP is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as MVP can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of MVP; and

(d)       MVP is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice;  (ii)  profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which MVP is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate;  (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of MVP or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

2.12           Material Contract Defaults.  MVP is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of MVP, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which MVP has not taken adequate steps to prevent such a default from occurring.

2.13           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust, or other contract, agreement, or instrument to which MVP is a party or to which any of its properties or operations are subject.

2.14           Subsidiaries.  MVP does not own, beneficially or of record, any equity securities in any other entity except for Merger Co., which is a wholly owned subsidiary formed for the sole purpose of completing the transactions set forth herein.

2.15           Employee Relations.  MVP has complied in respect of its business in all material respects with all applicable laws, rules, and regulations, specifically title VII of the Civil Rights Act of 1963 and the Fair Labor Standard Act of 1938, that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  MVP believes that its relationship with its employees is satisfactory.  Schedule 2.15 includes the names and positions of all MVP employees and their salaries as well as whether they have employment contracts.

2.16           Environmental, Health and Safety Matters.  MVP has not received any written notice, report or other information regarding any actual or alleged violation of environmental, health, and/or safety laws, rules or regulations, or any liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to MVP or its past or present operations.  To the best of MVP’s knowledge, MVP has no such liabilities.

2.17           MVP Debts.  The unaudited balance sheet of MVP prepared as of September 30, 2006, and delivered to Online Games as part of Schedule 2.04 correctly states the total amount of liabilities of MVP as of that date.  It is anticipated that MVP will incur additional liabilities after September 30, 2006 in the ordinary course of business and in connection with the Merger.  It is anticipated that at the Effective Date of the Merger, the total amount of all MVP liabilities shall not exceed $20,000.

2.18           MVP Schedules.  MVP has delivered to Online Games the following schedules, which are collectively referred to as the “MVP Schedules” and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of MVP as complete, true, and accurate:

(a)           A schedule including copies of the articles of incorporation and bylaws of MVP in effect as of the date of this Agreement;

(b)           A schedule containing copies of resolutions adopted by the board of directors of MVP approving this Agreement and the transactions herein contemplated;

(c)           A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of MVP since the most recent MVP balance sheet, required to be provided pursuant to Section 2.04 hereof;

(d)           A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof; and

(e)           A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the MVP Schedules by Sections 2.01 through 2.18.

MVP shall cause the MVP Schedules and the instruments delivered to Online Games hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date.  Such updated MVP Schedules, certified in the same manner as the original MVP Schedules, shall be delivered prior to and as a condition precedent to the obligation of Online Games to close.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ONLINE GAMES

As an inducement to, and to obtain the reliance of, MVP and Merger Co., Online Games represents and warrants as follows:

3.01           Organization.  Online Games is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Online Games’ articles of organization or operating agreement, or other material agreement to which it is a party or by which it is bound.

3.02           Approval of Agreement.  Online Games has full power, authority, and legal right and has taken, or will take, all action required by law and its articles of organization, by-laws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated.  The board of directors of Online Games have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Online Games Shareholders and compliance with state and federal corporate and securities laws.

3.03           Capitalization.  The authorized capitalization of Online Games consists of 100,000,000 shares of common stock, $0.001 par value, of which 95,143,636 shares are issued and outstanding as of the date hereof.  All issued and outstanding shares of Online Games are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person and have been issued in compliance with all applicable federal and state securities laws.  There are no dividends or other amounts due or payable with respect to any of the shares of Online Games.

3.04           Financial Statements.

(a)           Included in Schedule 3.04 are (i) the audited balance sheets of Online Games as of December 31, 2005, 2004, and 2003 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the fiscal years ended December 31, 2005, 2004 and 2003, including the notes thereto, and the accompanying report of Madsen & Associates, CPA’s, Inc., independent certified public accountants, and (ii) the unaudited balance sheet of Online Games as of September 30, 2006, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the nine months ended September 30, 2006, together with the notes thereto and representations by the principal accounting and financial officer of Online Games to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated and such financial statements shall not reflect any material changes since December 31, 2005.

(b)           The financial statements of Online Games delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.  The Online Games financial statements present fairly in all material aspects, as of their respective dates, the financial position of Online Games.  Online Games did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Online Games, in accordance with generally accepted accounting principles.  The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Online Games as of their respective dates and for the respective periods covered thereby.

(c)        Online Games has filed or will have filed as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date.  All such returns and reports are accurate and correct in all material respects.  Online Games has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Online Games, except to the extent reflected on such balance sheet and adequately provided for which are not yet due and payable, and all such dates and years and periods prior thereto and for which Online Games may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.  Proper and accurate amounts of taxes have been withheld by or on behalf of Online Games with respect to all material compensation paid to employees of Online Games for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws.  To Online Games’ best knowledge, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service, and no deficiency assessment or proposed adjustment of any such return is pending, proposed, or contemplated. Online Games has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Online Games, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets.  There are no tax liens upon any of the assets of Online Games.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Online Games.

(d)        The books and records, financial and otherwise, of Online Games are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Online Games. Online Games has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

3.05           Outstanding Warrants and Options.  Except as set forth on schedule 3.05, Online Games has no outstanding options, warrants or calls of any nature relating to the authorized and unissued shares of Online Games capital stock.

3.06           Information.  The information concerning Online Games set forth in this Agreement and in the schedules delivered by Online Games pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Online Games shall cause the schedules delivered by Online Games pursuant hereto to MVP hereunder to be updated after the date hereof up to and including the Closing Date.

3.07           Absence of Certain Changes or Events.  Except as set forth in schedule 3.07 hereto, since the date of the most recent Online Games balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

(a)           There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Online Games or (ii) any damage, destruction, or loss to Online Games (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Online Games.

(b)           Online Games has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Online Games; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c)           Online Games has not (i) granted or agreed to grant any options, warrants, or other rights for its Shares, bonds, or other securities calling for the issuance thereof, except as set forth in Schedule 3.05; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Online Games balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or cancelled or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Online Games; or (vi) issued, delivered, or agreed to issue or deliver any Shares, bonds, or other company securities including debentures (whether authorized and unissued or held as treasury shares); and

(d)           Online Games has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Online Games.

3.08           Title and Related Matters.  Except as provided herein or disclosed in the Online Games balance sheet and the notes thereto, Online Games has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, and assets, which are reflected in the most recent Online Games balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Online Games, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Online Games as now being conducted or as contemplated.  Schedule 3.08 contains a description of all intellectual property owned or licensed by Online Games.

3.09           Litigation and Proceedings. Except as set forth in Schedule 3.09, there are no  actions, suits, or administrative or other proceedings pending or,  threatened by or against Online Games or adversely affecting Online Games or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  There is no default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10           Compliance With Laws and Regulations.  Online Games has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not adversely affect the business, operations, properties, assets, or condition of Online Games or (ii) could not result in the occurrence of any liability for Online Games. The consummation of this transaction will comply, in all material respects, with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

3.11           Contracts.  Except as set forth in Schedule 3.11:

(a)      All contracts, agreements, franchises, license agreements, and other commitments to which Online Games is a party or by which its properties are bound and which are material to the operations or financial condition of Online Games are valid and enforceable by Online Games in all material respects;

(b)      Online Games is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Online Games can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Online Games; and

(c)      Except as reflected in the most recent balance sheets included in Schedule 3.04, Online Games is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice;  (ii)  profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which Online Games is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payment sin excess of $1,000 in the aggregate;  (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Online Games or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

3.12           Material Contract Defaults.  Online Games is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Online Games, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Online Games has not taken adequate steps to prevent such a default from occurring.

3.13           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Online Games is a party or to which any of its properties or operations are subject.

3.14           Governmental Authorizations.  Online Games has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Online Games of this Agreement and the consummation by Online Games of the transactions contemplated hereby.

3.15           Subsidiaries.  Online Games does not own, beneficially or of record, any equity securities in any other entities other than Online Exchange, Inc. and its subsidiary The MVP Network, L.L.C.

3.16           Insurance.  Online Games has insurance on the insurable properties as set forth on Schedule 3.16 in an amount which is sufficient to replace such properties.  Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date, as hereinafter defined.

3.17           Employee Relations.  Online Games has complied in respect of its business in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  Online Games believes that its relationship with its employees is satisfactory.  Schedule 3.17 includes the names and positions of all Online Games employees and their salaries, as well as whether they have employment contracts.

3.18           Environmental, Health and Safety Matters.  Online Games has not received any written notice, report or other information regarding any actual or alleged violation of environmental, health, and/or safety laws, rules or regulations, or any liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to Online Games or its past or present operations.  To the best of Online Games’ knowledge, Online Games has no such liabilities.

3.19           Online Games Schedules.  Online Games has delivered to MVP the following schedules, which are collectively referred to as the “Online Games Schedules” and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and MVP as of such date, all certified by the chief executive officer of Online Games as complete, true, and accurate:

(a)           A schedule including copies of its articles of incorporation and bylaws and all amendments thereto in effect as of the date of this Agreement;

(b)           A schedule containing copies of resolutions adopted by the directors of Online Games approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

(c)           A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Online Games since the most recent Online Games balance sheet, required to be provided pursuant to Section 3.04 hereof;

(d)           A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof; and

(e)  A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Online Games Schedules by Sections 3.01 through 3.19.

Online Games shall cause the Online Games Schedules and the instruments delivered to MVP hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date.  Such updated Online Games Schedules, certified in the same manner as the original Online Games Schedules, shall be delivered prior to and as a condition precedent to the obligation of MVP to close.

ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF ONLINE GAMES

Online Games shall be bound by the terms and conditions of this Agreement provided the following conditions are complied with and satisfied by MVP at or before the Closing Date:

4.01.           Forward Stock Split.  After MVP obtains clearance from the U.S. Securities and Exchange Commission of a related Information Statement, MVP shall implement a 4.177 to 1 forward stock split of its issued and outstanding Common Stock, which shall be implemented at or prior to the Closing of the transactions contemplated in this Agreement.  As a result of the forward split, the approximately 25,539,267 shares of MVP common stock issued and outstanding as of November 22, 2006 shall be forward split to approximately 106,677,520 shares.

4.02           Shareholder Approval; SEC Approval.  After MVP obtains clearance from the U.S. Securities and Exchange Commission of a related Joint Information Statement, MVP shall implement written shareholder consent approvals, to (i) approve the transactions contemplated by this Agreement, (ii) amend MVP’s articles of incorporation to increase MVP’s authorized capitalization to 5,000,000,000 authorized shares of common stock with a par value of $0.001, and 20,000,000 shares of preferred stock with a par value of $0.001 and to provide for those other changes that are believed to be in the best interest of the MVP shareholders and that are mutually agreed to by the board of directors of MVP and Online Games; (iii) approve and implement the forward stock split contemplated in Section 4.01 hereof.  In addition, this Agreement and the transactions contemplated hereby shall have been approved by the shareholders of Online Games in the manner required by the applicable laws of the State of Nevada.

4.03           Registration Statement.  MVP shall prepare and file a registration statement with the U.S. Securities and Exchange Commission for the purpose of registering a maximum of 380,574,544 shares of MVP common stock for issuance to the Online Games shareholders pursuant to the Merger as described in Sections 1.01 and 1.03, and the registration statement shall have been declared effective by the U.S. Securities and Exchange Commission.

4.04           Accuracy of Representations.  The representations and warranties made by MVP in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and MVP shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by MVP prior to or at the Closing.  Online Games shall be furnished with certificates, signed by a duly authorized officer of MVP and dated the Closing Date, to the foregoing effect.

4.05           Officer’s Certificates.  Online Games shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of MVP to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of MVP threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and MVP’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a)           This Agreement has been duly approved by MVP’s board of directors and shareholders and has been duly executed and delivered in the name and on behalf of MVP by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of MVP;

(b)           There have been no material adverse changes in MVP from the date of the most recent balance sheet described in section 2.04(a) up to and including the date of the certificate;

(c)           All conditions required to be performed by MVP pursuant to this Agreement have been met, satisfied, or performed by MVP;

(d)           All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by MVP have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e)           There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against MVP, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of MVP, the operation of MVP, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which MVP is bound or in any way contests the existence of MVP.

4.06           No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of MVP, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of MVP.

4.07           Good Standings.  Online Games shall have received a certificate of good standing from the secretary of State of Nevada, dated as of the date within five days prior to the Closing Date, certifying that MVP is in good standing as a corporation in the State of Nevada.

4.08           Other Items.  Online Games shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Online Games may reasonably request.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF MVP

The obligations of MVP under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.01    Cancellation of Shares.  Paul A. Schneider must agree to cancel 39,576,168 of the post-split MVP shares that he is to receive in exchange for some of his Online Games Shares immediately upon the consummation of the Merger.

5.02           Shareholder Approval; SEC Approval.  After MVP obtains clearance from the U.S. Securities and Exchange Commission of a related Joint Information Statement, Online Games shall implement written shareholder consent approvals to approve the transactions contemplated by this Agreement.  In addition, this Agreement and the transactions contemplated hereby shall have been approved by the shareholders of MVP in the manner required by the applicable laws of the State of Nevada.

5.03           Accuracy of Representations.  The representations and warranties made by Online Games in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Online Games shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Online Games prior to or at the Closing.  MVP shall be furnished with a certificate, signed by a duly authorized officer of Online Games and dated the Closing Date, to the foregoing effect.

5.04           Officer’s Certificates.  MVP shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Online Games to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Online Games, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and Online Games’ own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a)           This agreement has been duly approved by Online Games’ board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Online Games by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Online Games;

(b)           There have been no material adverse changes in Online Games from the date of the most recent balance sheet described in section 3.04(a) up to and including the date of the certificate;

(c)         All conditions required to be performed by Online Games pursuant to this Agreement have been met, satisfied or performed by Online Games;

(d)           All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Online Games have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(e)           There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Online Games, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Online Games, the operation of Online Games, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Online Games is bound or would in any way contest the existence of Online Games.

5.05           No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Online Games, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Online Games.

5.06           Good Standing.  MVP shall have received a certificate of good standing from the Secretary of State of Nevada, dated as of a date with five days prior to the Closing Date, certifying that Online Games is in good standing as a corporation in the State of Nevada.

5.07           Other Items.  MVP shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as MVP may reasonably request.

ARTICLE VI
SPECIAL COVENANTS

6.01           Activities of MVP and Online Games

(a)
From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by MVP and Online Games pursuant hereto or as permitted or contemplated by this Agreement, MVP and Online Games will each:

(i)	Carry on its business in substantially the same manner as it has heretofore;

(ii)	Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii)	Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv)	Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

(v)
Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

(vi)
Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)	From and after the date of this Agreement and except as provided herein until the Closing Date, MVP and Online Games will not:

(i)	Make any change in its articles of incorporation or bylaws or effect any recapitalization;

(ii)
Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

(iii)	Enter into any agreement for the sale of Online Games or MVP securities without the prior approval of the other party.

6.02           Access to Properties and Records.  Until the Closing Date, Online Games and MVP will afford to the other party’s officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Online Games or MVP and will furnish the other party with such additional financial and other information as to the business and properties of Online Games or MVP as each party shall from time to time reasonably request.

6.03           Indemnification by Online Games.  Online Games will indemnify and hold harmless MVP and its directors and officers, and each person, if any, who controls MVP within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject (i) under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Online Games expressly for use therein; (ii) as a result of any breach of or inaccuracy in any representation or warranty made by Online Games in this Agreement; or (iii) any breach of any of Online Games’ agreements or covenants in this Agreement to be performed by Online Games prior to the Closing Date; provided, however, there shall be no recovery under this Section 6.03 unless and until the aggregate amount of all claims exceeds $25,000, after which the indemnified party shall be entitled to recover only claims in excess of $25,000.  The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of MVP and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

6.04.           Indemnification by MVP.  MVP will indemnify and hold harmless Online Games, Online Games’ directors and officers, and each person, if any, who controls Online Games within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject (i) under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by MVP expressly for use therein; (ii) as a result of any breach of or inaccuracy in any representation or warranty made by MVP in this Agreement; or (iii) any breach of any of MVP’s agreements or covenants in this Agreement to be performed by MVP prior to the Closing Date; provided, however, there shall be no recover under this Section 6.04 unless and until the aggregate amount of all claims exceeds $25,000, after which the indemnified party shall be entitled to recover only claims in excess of $25,000.  The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Online Games and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

6.05           The Acquisition of MVP Common Stock.  MVP and Online Games understand and agree that the consummation of this Agreement including the issuance of the MVP Common Stock to Online Games Shareholders in exchange for the Online Games Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  MVP and Online Games agree that such transactions shall be consummated in reliance on registration under the U.S. federal securities laws and on registration or exemptions from the registration and prospectus delivery requirements of applicable state laws.

(a)           In connection with the transaction contemplated by this Agreement, Online Games and MVP shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Online Games Shareholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b)           In order to more fully document reliance on the exemptions as provided herein, Online Games, the Online Games Shareholders, and MVP shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as MVP or Online Games and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

6.06           Securities Filings.  MVP shall be responsible for the preparation of any filings required by the Securities and Exchange Commission and for any and all filings in any jurisdiction where Online Games Shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

6.07           Sales of Securities Under Rule 144, If Applicable.  Following the Closing Date:

(a)           MVP will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b)           Upon being informed in writing by any person holding restricted stock of MVP as of the date of this Agreement that such person intends to sell any shares under Rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), MVP will certify in writing to such person that it is in compliance with the Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c)           If any certificate representing any such restricted stock is presented to MVP’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to MVP and its counsel that such transfer has complied with the requirements of Rule 144, as the case may be, MVP will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.  The provisions of this Section 6.07 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

ARTICLE VII
MISCELLANEOUS

7.01           Brokers.  MVP and Online Games agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement.  Further, MVP and Online Games each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

7.02           No Representation Regarding Tax Treatment.  No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party’s legal, accounting, or other adviser.

7.03           Governing Law.  This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

7.04           Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to MVP, to:	If to Online Games, to:

Timothy R. Smith, Vice President	Paul A. Schneider, President
MVP Network, Inc.	MVP Network Online Games, Inc.
110 No. Jefferson Ave.	110 No. Jefferson Ave.
St. Louis, MO 63103	St. Louis, MO 63103
Fax: (314) 241-0070	Fax: (314) 241-0070

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

7.05           Attorney’s Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06           Schedules; Knowledge.  Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by MVP or Online Games such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates.  Whenever any representation is made to the “knowledge” of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07           Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08           Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

7.09           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

7.10           Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

MVP NETWORK, INC.,                                                                                           MVP NETWORK ONLINE GAMES, INC.,
a Nevada corporation                                                                                             a Nevada corporation

By: _/s/ Paul A. Schneider___________                                                           By: _/s/ Paul A. Schneider___________
     Paul A. Schneider, Chairman                                                                           Paul A. Schneider, Chairman

MVP MERGER CORP.,
a Nevada corporation

By: _/s/ Paul A. Schneider___________
     Paul A. Schneider, Chairman

STATE OF MISSOURI                )
ss.
COUNTY OF _St. Louis              )

On this 22nd day of November, 2006, personally appeared before me Paul A. Schneider, whose identity is personally known to me and who by me duly sworn, did say that he is the Chairman of each of MVP Network, Inc., MVP Network Online Games, Inc. and MVP Merger Corp., and that the foregoing agreement was signed by him on behalf of said corporations by authority of their bylaws, and said Paul A. Schneider acknowledged to me that said corporations executed the same.

_/s/ Jacqueline S. Tebbe___________________
NOTARY PUBLIC

[NOTARY SEAL]

ANNEX B

SECTIONS 92A.300 TO 92A.500 OF THE NEVADA REVISED STATUTES

Dissent and Appraisal Rights of the Nevada Revised Statutes

To S-4 Information Statement/Prospectus for MVP Network, Inc. dated September *, 2007

This act shall be known and may be cited as the "Nevada Revised Statutes".

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
(Added to NRS by 1995, 2086)

NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
(Added to NRS by 1995, 2087)

NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.
(Added to NRS by 1995, 2087)

NRS 92A.315  “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
(Added to NRS by 1995, 2087)

NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.
(Added to NRS by 1995, 2087)

NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.
      (Added to NRS by 1995, 2087)

NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
(Added to NRS by 1995, 2087)

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
(Added to NRS by 1995, 2087)

NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
(Added to NRS by 1995, 2088)

NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
(Added to NRS by 1995, 2088)

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.
1.           Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.           Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
(Added to NRS by 1995, 2088)

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
1.           Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a)	Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:
(1)
If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2)	If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b)
Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c)
Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(d)	Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares.

2.           A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204)

NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
1.           There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a)           The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b)	The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1)	Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:
(I)           The surviving or acquiring entity; or
(II)
Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2)	A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2.           There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
(Added to NRS by 1995, 2088)

NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
1.           A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2.           A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a)	He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)	He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
(Added to NRS by 1995, 2089)

NRS 92A.410  Notification of stockholders regarding right of dissent.
1.           If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2.           If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.
(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420  Prerequisites to demand for payment for shares.
1.           If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a)	Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)           Must not vote his shares in favor of the proposed action.

2.           If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.

3.           A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204)

NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
1.           The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2.           The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a)	State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)	Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)
Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)	Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e)           Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 1995, 2089; A 2005, 2205)

NRS 92A.440  Demand for payment and deposit of certificates; retention of rights of stockholder.
1.           A stockholder to whom a dissenter’s notice is sent must:

(a)           Demand payment;

(b)
Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)           Deposit his certificates, if any, in accordance with the terms of the notice.

2.           The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3.           The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.
(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
1.           The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2.           The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
(Added to NRS by 1995, 2090)

NRS 92A.460  Payment for shares: General requirements.
1.           Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)           Of the county where the corporation’s registered office is located; or

(b)
At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.           The payment must be accompanied by:

(a)
The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b)           A statement of the subject corporation’s estimate of the fair value of the shares;

(c)           An explanation of how the interest was calculated;

(d)           A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e)           A copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 1995, 2090)

NRS 92A.470  Payment for shares: Shares acquired on or after date of dissenter’s notice.
1.           A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2.           To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.
(Added to NRS by 1995, 2091)

NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
1.           A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2.           A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
(Added to NRS by 1995, 2091)

NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
1.           If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2.           A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3.           The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.           The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.           Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)	For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)	For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
(Added to NRS by 1995, 2091)

NRS 92A.500  Legal proceeding to determine fair value: Assessment of costs and fees.
1.           The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.           The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)	Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)
Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.           If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.           In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.           This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
(Added to NRS by 1995, 2092)

ANNEX C

FORM OF DISSENTER’S APPRAISAL NOTICE

To S-4 Information Statement/ Prospectus for MVP Network, Inc. dated November *, 2007

Dissenter’s Appraisal Notice of MVP Network, Inc.
Delivered Pursuant to NRS 92A.410 of the Nevada Revised Statutes

Our company’s estimate of the fair value of the shares which are the subject of this notice is [$____] per share of MVP Online Games common stock, and we hereby offer to pay such estimated fair value.

Demand for payment must be sent to MVP Online Games by mail, courier, facsimile or electronic mail by _______________, 2007 as follows:

MVP Network Online Games, Inc.
110 North Jefferson Avenue
St. Louis, Missouri 63103
Attention: Timothy R. Smith, Vice President

Certificates of MVP Online Games’ shares must be deposited by _______________, 2007 as follows:

MVP Network Online Games, Inc.
110 North Jefferson Avenue
St. Louis, Missouri 63103
Attention: Timothy R. Smith, Vice President

A form for demanding payment is attached to this Dissenter’s Appraisal Notice as Exhibit A.

A copy of the dissent and appraisal provisions of the Nevada Revised Statutes Act is attached as Annex B to the S-4 Information Statement/Prospectus to which this Dissenter’s Appraisal Notice is attached.

A notice to withdraw any demand for payment must be received by _______________, 2007.

If requested in writing, we will provide to the stockholder so requesting by _______________, 2007, the number of stockholders and the total number of shares held by them who have returned a demand for payment by the date specified above.

EXHIBIT A TO DISSENTER’S APPRAISAL NOTICE

Name and Address of MVP Online Games stockholder exercising dissent and appraisal rights:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

Number of shares of MVP Online Games common stock of stockholder over which stockholder is exercising dissent and appraisal rights:

_________________________________________________________________

The undersigned hereby certifies that he/she/it acquired the shares of MVP Online Games before November 22, 2006, being the record date for approval of the proposed Merger, and did not vote for or consent to the proposed Merger.  November 22, 2006 was also the date of first announcements to the news media or to the stockholders of the terms of the proposed Merger.

The undersigned hereby accepts the offer of MVP Online Games as set forth in this Dissenter’s Appraisal Notice:

Yes  [   ]                                                      No  [   ]

If our offer is not accepted, the MVP Online Games stockholder’s estimated fair value of the shares is $_________ per share of MVP Online Games common stock and the undersigned hereby demands payment of this estimated value plus interest.

Dated: _______________, 2007.

______________________________________      ______________________________________
Signature of Owner                                                            Signature of Co-owners,
                                                                                               if applicable

Print Name:  ________________________                __________________________

Print Title:  _________________________                __________________________

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Under Nevada Law, indemnification of officers and directors is permissible when a director performs his or her duties in good faith, in a manner the director believes to be in the best interests of the corporation and its shareholders and has met the requisite standard of care.

Article 7 of MVP Network’s bylaws provide that MVP Network shall, to the full extent permitted by applicable provisions of Nevada law as the same presently exists or may hereafter be amended, indemnify each of its agents (as defined below) against expenses judgments, fines settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that any such person is or was an agent of MVP Network.  The expenses of officers and directors incurred in defending a criminal or civil action, suit or proceeding shall be paid by MVP Network as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by MVP Network. The provisions of the immediately preceding sentence shall not affect any rights to advancements of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.  For purpose of this section, an “agent” of MVP Network includes any person who is or was a director, officer, employee or other agent of MVP Network, or who is or was serving at the request of MVP Network as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  In the event that applicable law shall hereafter permit or authorize indemnification by the corporation of agents for any reason or purpose or in any manner not otherwise provided for in this bylaw, then such agents shall be entitled to such indemnification by making written demand therefore upon MVP Network, it being the intention of this bylaw at all times to provide the most comprehensive indemnification coverage to MVP Network’s agents as may or hereafter be permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization dated November 22, 2006 - located in Annex A
3.1	Articles of Incorporation incorporated by reference
3.2	Certificate of Amendment to Articles of Incorporation dated November 1, 1996 (changing name to Oasis Oil Corporation) incorporated by reference from the Issuer’s Form 10-KSB filed April 11, 1997
3.3	Certificate of Amendment to Articles of Incorporation dated November 1, 1996 (changing Authorized Shares) incorporated by reference from the Issuer’s Form 10-KSB filed April 11, 1997
3.4 *	Restated Articles of Incorporation dated January 28, 2000
3.5
Certificate of Amendment to Articles of Incorporation filed August 3, 2006 (changing name to MVP Network, Inc.) incorporated by reference from the Issuer’s Form 10-KSB/A for the year ended 12/31/05 filed on 5/2/06

3.6
Certificate of  Amendment to  Articles of Incorporation dated effective March 30, 2007 (changing number of authorized shares and par value of common stock, changing number of authorized shares and par value of preferred stock, and effecting a forward stock split) incorporated by reference from the Issuer’s Form 10-KSB filed on April 4, 2007

3.7 *	By-Laws
5.1	Legal Opinion of Robert N. Wilkinson, Esq.
8.1	Tax Opinion of Robert N. Wilkinson, Esq.
10.1	License of Rights in Software Program (Golden Fairway Golf) dated June 25, 2007, incorporated by reference from the Issuer’s Form 8-K filed 6/26/07
10.2	License of Rights in Software Program (Redline Thunder) dated June 25, 2007, incorporated by reference from the Issuer’s Form 8-K filed 6/26/07
23.1	Consent of Madsen & Associates, CPA’s, Inc.
23.2	Consent of Robert N. Wilkinson, Esq. (included in Exhibit 5.1 and 8.1)
*  Previously Filed

Item 22.  Undertakings

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement. provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

(1)           If the small business issuer is relying on Rule 430B:

(i)
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2)
If the small business issuer is subject to Rule 430C, the undersigned hereby undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on October 29, 2007.

MVP Network, Inc.

/s/ Paul A. Schneider	/s/ Timothy R. Smith
Paul A. Schneider	Timothy R. Smith
President, C.E.O. and Director	Vice President, C.F.O. and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul A. Schneider	President, C.E.O.	October 29, 2007
Paul A. Schneider	and Director

/s/ Timothy R. Smith	Vice President, C.F.O.	October 29, 2007
Timothy R. Smith	and Director

/s/ Debbra Schneider	Director	October 29, 2007
Debbra Schneider